     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           --------------------------

             NEVADA                          4724                     86-0885559
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                      100 SECOND AVENUE SOUTH, SUITE 1100S
                ST. PETERSBURG, FLORIDA 33701-4301 (727) 896-1513
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------
                             DANIEL G. BRANDANO, JR.
                             CHIEF EXECUTIVE OFFICER
                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                      100 SECOND AVENUE SOUTH, SUITE 1100S
                       ST. PETERSBURG, FLORIDA 33701-4301
                                 (727) 896-1513
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------
                                   COPIES TO:
                           JOHN G. NOSSIFF, JR., ESQ.
                         BROWN, RUDNICK, FREED & GESMER
                              ONE FINANCIAL CENTER
                           BOSTON, MASSACHUSETTS 02111
                               TEL: (617) 856-8200
                               FAX: (617) 856-8201

                             ----------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                            PROPOSED           PROPOSED
                                        AMOUNT               MAXIMUM           MAXIMUM         AMOUNT OF
        TITLE OF EACH CLASS OF          TO BE            OFFERING PRICE       AGGREGATE      REGISTRATION
     SECURITIES TO BE REGISTERED      REGISTERED          PER SHARE(1)    OFFERING PRICE(1)       FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value     29,103,094 Shares (2)       $4.812          $140,044,089       $36,972
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based upon the average of the high and low prices of the common stock as quoted on the National Association of Securities Dealers OTC Bulletin Board on March 7, 2000.

(2) Includes 19,158,094 shares being registered for resale by selling stockholders and 9,945,000 shares issuable upon the exercise of outstanding warrants.

                           --------------------------
       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

             PROSPECTUS SUBJECT TO COMPLETION, DATED MARCH ___, 2000

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

                        29,103,094 SHARES OF COMMON STOCK

                             -----------------------

      Of the 29,103,094 shares offered under this prospectus, we are selling 9,945,000 shares of our common stock issuable upon the exercise of outstanding warrants to purchase common stock, and the selling stockholders of Affinity International Travel Systems, Inc. identified on page 56of this prospectus may offer, sell or otherwise transfer up to 19,158,094 shares of our common stock, including 8,750,000 shares registered hereunder for issuance upon the exercise of outstanding warrants. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

      Our common stock is quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board under the symbol "AFFT." On March 7, 2000, the last quoted sale price of the common stock was $4.687 per share.

                             -----------------------

AN INVESTMENT IN THE COMMON STOCK OFFERED UNDER THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             -----------------------

-----------------------------------------------------------------------------------------
                                                                Per Share   Total
-----------------------------------------------------------------------------------------
Price to Public and Proceeds to Affinity (warrant shares) (1)   $0.31       $3,085,000
-----------------------------------------------------------------------------------------
Price to Public and Proceeds to Selling Stockholders (2)        $4.687      $89,793,987
-----------------------------------------------------------------------------------------

(1) The amount of proceeds to Affinity assumes the exercise of the warrants to purchase 9,945,000 shares of our common stock, at a weighted average exercise price of $0.31 per share. In the event that the registration statement, of which this prospectus is a part, is not declared effective by the SEC by June 20, 2000, then it is unlikely that we will receive $2,187,500 of proceeds from the exercise of warrants to purchase an aggregate of 8,750,000 shares of common stock, because the shares of common stock underlying those warrants may, in such event, be acquired through a cashless exercise of the warrants.

(2) Based on the last quoted sale price of Affinity's common stock as quoted on the OTC Bulletin Board on March 7, 2000.

                             -----------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


                 THE DATE OF THIS PROSPECTUS IS MARCH ___, 2000.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...............................................................1
RISK FACTORS.....................................................................5
WARNINGS REGARDING FORWARD-LOOKING STATEMENTS...................................18
USE OF PROCEEDS.................................................................20
DIVIDEND POLICY.................................................................20
PRICE RANGE OF COMMON STOCK.....................................................21
DILUTION........................................................................22
SELECTED CONSOLIDATED FINANCIAL DATA............................................24
PRO FORMA FINANCIAL DATA........................................................26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS......................................................................31
BUSINESS........................................................................40
MANAGEMENT......................................................................50
PRINCIPAL AND SELLING STOCKHOLDERS..............................................56
DESCRIPTION OF CAPITAL STOCK AND OTHER MATTERS..................................62
SHARES ELIGIBLE FOR FUTURE SALE.................................................64
PLAN OF DISTRIBUTION............................................................65
LEGAL MATTERS...................................................................65
EXPERTS.........................................................................65
WHERE YOU CAN FIND MORE INFORMATION.............................................65

     We maintain world wide web sites at WWW.AFFINITYINTERNATIONAL.COM, WWW.SUNSTYLE.COM, WWW.FARAWAY.COM, WWW.AFFINITYRENTACAR.COM and
WWW.CRUISEAFFINITY.COM. Information contained on our web sites does not constitute part of this prospectus.

      As used in this prospectus, the terms "we," "us," "our," and "Affinity" mean Affinity International Travel Systems, Inc. and its subsidiaries (unless the context indicates a different meaning), and the terms "common stock" means our common stock, $.001 par value per share.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS, BEFORE MAKING AN INVESTMENT DECISION.

                                 ABOUT AFFINITY

     Affinity International Travel Systems, Inc., operating primarily through its wholly-owned subsidiary, SunStyle International Holidays, Inc., is engaged in the business of marketing, selling and distributing a variety of travel related products and services. Specifically, we market, sell and distribute vacation packages, tours, cruises, domestic and international airline tickets, car rentals and accommodation products and services to travel agencies and consumers. We are currently implementing a business strategy to utilize the Internet as a delivery platform for our inventory of travel related products and services.

     A key component of our Internet business strategy is to focus our resources in two segments: the business to consumer and business to business travel arena. We intend to concentrate our resources on the business to business online travel arena, where our objective is to sell to other travel providers leisure travel products that traditionally have had higher margins than airline ticket sales, including, among others, vacation packages, tours and cruises. We also intend to continue to sell our leisure travel products directly to consumers.

     We intend to fulfill demand for our travel products, in both the business to business and business to consumer online travel arenas, by aggregating our inventory of packaged leisure travel products and using the Internet as the delivery platform. We believe our Internet business strategy is different from current online travel distribution organizations which derive the majority of their revenue from airline tickets sales, the least profitable but highest volume product in the travel services industry. In order to implement our business strategies, we have undertaken the following strategic initiatives:

     - DEVELOPMENT AND ACQUISITION OF TECHNOLOGIES. We have developed and acquired technologies and software relating to processing on-line queries, vacation packaging, booking transactions, and making travel reservations, all of which are currently available to travel agents and consumers. Our software systems include TOURSCAPE, TOURWISE, BOOKIT! and AND BOOKIT! PRO. Each of these software systems is designed to assist us in developing and packaging customized travel plans and reservations.

     - SPECIALIZED KNOWLEDGE AND EXPERTISE IN DESTINATION MARKETS. We have primarily focused our marketing and selling efforts on the following destinations: Caribbean, Hawaii, Florida and Mexico. We believe our knowledge of these markets provides us with the expertise necessary to provide high-quality service to our clients.

     - STRATEGIC RELATIONSHIPS WITH SUPPLIERS. We have negotiated arrangements with major hotels and resorts, airlines, cruise and auto rental companies, which allow us to offer competitive pricing and give us access to a broader inventory base than suppliers who lack these relationships. We believe that these arrangements give us a competitive advantage over suppliers and other travel agencies who lack these relationships because our experience has shown that travel providers are increasingly utilizing specialized distributors, such as Affinity, as a preferred source of distribution.

     We believe that our current infrastructure should enable us to take advantage of the projected growth in online travel. Forrester Research reports that online travel sales are projected to increase from $2.8 billion in 1999 to $30 billion by 2003.

     We plan to implement our Internet business strategy through the development and implementation of our FarAway.com web site, which will utilize our existing hardware and software infrastructure, strategic partnerships and existing vendor contracts. This web site will be designed to attract a base of potential customers in the United States, Europe, Asia and Latin America, and to convert these potential customers into leisure travel buyers. We plan to implement our strategy as follows:

     - SALE OF SPECIALIZED LEISURE TRAVEL PACKAGES. We plan to have specialized vacation package inventory available to consumers, which can be accessed by our web site through the use of our online software and tools that will help facilitate complex and specialized leisure travel purchases. We expect that our established vendor relationships will enable us to provide specialized packages at rates that customers will find attractive.

     - CUSTOMER SERVICE. Our customer service will be available to customers to provide both on and offline assistance to ensure that the customer is receiving the service that a customer would generally receive through the use of an 800 number or a conventional travel agent. We believe that because users of our site will have access to our travel specialists through real time chat, Internet telephony, 800 telephone service, and, in the future, Internet based video communication, customers will begin to feel more comfortable making online travel purchases.

     - STRATEGIC PARTNERSHIPS AND ALLIANCES. In addition to traditional types of online partnerships, such as those for content and advertising, we intend to pursue online strategic partnerships and alliances with other e-commerce companies. These relationships would allow us to create a link from the online vendor's site to our site. The online vendor would receive a commission for any sales generated on our site as a result of the link. We believe that relationships with other e-commerce companies should generate traffic to our web site, increase the number of our customers and generate revenue.

     - STRATEGIC ACQUISITIONS. We plan to seek strategic acquisitions within the leisure travel industry. We believe the leisure travel industry is highly fragmented, and includes numerous small, specialized distributors. We believe growth opportunities are available through acquisitions. We also believe that we will be able to broaden our offering of specialized travel services, increase our level of customer service, and improve our Internet and technology infrastructure through strategic acquisitions.

     - CREATE FARAWAY.COM REFERRAL PROGRAM. We plan to seek referral relationships with other online vendors to increase our online traffic and sales.

     - TARGET EUROPEAN AND LATIN AMERICAN GEOGRAPHIC MARKETS. With the rapid growth in the number of Internet users, especially in Europe and Latin America, we plan to expand our target market beyond the United States, to include more countries in Europe and Latin America. In anticipation of expanding our international operations, we have opened an office in the United Kingdom which is currently being connected to our TOURSCAPE software system located in Florida.

     Affinity International Travel Systems, Inc. was incorporated in Nevada in 1977 under the name Medanco, Inc. From 1977 through 1997, Medanco had no revenues and limited operations. In 1997, Medanco changed its name to Pay Dirt, Inc., which had no operations until it completed the acquisition of SunStyle International Holidays, Inc. in July 1998, at which point it changed its name to Affinity

International Travel Systems, Inc. Since 1998, we have been primarily engaged in marketing and selling travel products to travel agents and consumers.

     Our principal executive offices are located at 100 Second Avenue South, Suite 1100S, St. Petersburg, Florida 33701-4301, and our telephone number is
(727) 896-1513. Our web sites are located at WWW.AFFINITYINTERNATIONAL.COM, WWW.SUNSTYLE.COM, WWW.FARAWAY.COM, WWW.AFFINITYRENTACAR.COM and
WWW.CRUISEAFFINITY.COM.

                                  THE OFFERING

Common stock offered by Affinity (1) ....................................        9,945,000 shares
Common stock offered by the selling stockholders.........................        19,158,094 shares

Common stock to be outstanding after the offering........................        25,127,374 shares

Use of proceeds (2)......................................................        We will not receive any proceeds
                                                                                 from the sale of common stock by
                                                                                 the selling stockholders.  We will
                                                                                 receive an aggregate of $3,085,000
                                                                                 upon the exercise of the warrants
                                                                                 to purchase 9,945,000 shares.   We
                                                                                 intend to use the proceeds received
                                                                                 from the exercise of the warrants
                                                                                 for working capital and general
                                                                                 corporate purposes.

OTC Bulletin Board Symbol................................................        AFFT

  ------------------
     (1) Assumes the exercise of warrants to purchase 9,945,000 shares of our common stock. We cannot guarantee that the holders of the warrants will exercise their warrants into shares of our common stock. In the event that the registration statement, of which this prospectus is a part, is not declared effective under the Securities Act of 1933 by June 20, 2000, then it is unlikely that we will receive $2,187,500 of proceeds from the exercise of warrants to purchase an aggregate of 8,750,000 shares of common stock, because the shares of common stock underlying those warrants may, in such event, be acquired through a cashless exercise of the warrants.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                           Six months ended
Statement of Income Data:                                 Year ended June 30, (1)                          December 31, (1)
                                         -------------------------------------------------------------  -----------------------
                                            1995(2)      1996        1997        1998          1999         1998       1999
                                         ----------- ------------ ---------- ------------   ----------  ----------- -----------
                                         (Unaudited)(Unaudited)                                               (Unaudited)

Net sales                                 $--           $69          $665       $1,329        $2,325         $667       $2,056
Cost of sales                              --            35           542          770         1,586          534        1,301
                                    ----------    ----------    ----------   ----------    ----------   ----------  -----------

         Gross profit                      --            34           123          559           739          133          755

Operating expenses                          5            85           437        1,703         3,696          713        3,218
                                    ----------    ----------    ----------   ----------    ----------   ----------  -----------

         Operating loss                    (5)          (51)         (314)      (1,144)       (2,957)        (580)      (2,463)

Interest income (expense), net             --            --            (1)         (41)       (2,240)          --            9
Gain on sale of subsidiary                 --            --            --           --            --           --        1,093
Financing charges                          --            --            --           --            --           --       (2,467)
Other income (expense), net                --            --            (3)          16            14            2          (63)
                                    ----------    ----------    ----------   ----------    ----------   ----------  -----------

Net loss                                  $(5)         $(51)        $(318)     $(1,169)      $(5,183)       $(578)     $(3,891)
                                    ==========    ==========    ==========   ==========    ==========   ==========  ===========

Net loss per common share:
  Basic and diluted                      $(-)         $(.02)        $(.11)       $(.27)        $(.82)       $(.11)       $(.29)

Weighted average common shares
outstanding:
  Basic and diluted (3)             2,800,000     2,800,000     2,848,718    4,249,506     6,290,174    5,383,060   13,556,085

                                                                                                           Six months ended
Balance Sheet Data:                                                  Year ended June 30, (1)               December 31, (1)
                                         ------------------------------------------------------------   -----------------------
                                          1995(2)       1996        1997        1998          1999         1998       1999
                                         ----------- ----------- ----------- ------------   ---------   ----------- -----------
                                         (Unaudited) (Unaudited)
Cash and cash equivalents                   $--         $21        $326         $64          $1,120        $11           $57
Working capital                              --        (102)        193        (596)            338       (542)       (1,353)
Total assets                                 --          95         547         395           3,665        534         2,002
Long-term debt, less current maturities      --          --           9          --              --         --            --
Capital lease obligation, less current                                                                      --            --
portion                                                              --          38              23         29            16
Convertible debentures                       --          --         150          --              25         --            --
Total liabilities                            --         146         362         834           1,360        872         2,178
Stockholders' equity (deficit)               --         (51)        185        (439)          2,305       (338)         (176)

  FOOTNOTES

  (1) On July 31, 1998, Affinity acquired SunStyle in a transaction accounted for as a purchase of Affinity by SunStyle (a reverse acquisition in which SunStyle is considered the acquirer for accounting purposes). Therefore, the historical financial statements herein are those of SunStyle. See Note 1 to the Consolidated Financial Statements for the three years ended June 30, 1999. In December 1999, we disposed of Prestige Travel Services, Inc. (acquired on January 1, 1999) by selling all of its outstanding common stock to its original stockholders. Prestige accounted for $626,000 and $590,000 of our revenues for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively. Our revenues in future periods will be substantially less than shown in our Consolidated Financial Statements for the three years ended June 30, 1999 and the six months ended December 31, 1999 if we are unable to replace the revenues we previously received from Prestige's operations.

(2) The Predecessor commenced operations in May 1995 and had no revenues, insignificant operating activity and minimal capitalization for the period from inception to June 30, 1995.

(3) The weighted average common shares outstanding for the year ended June 30, 1995, 1996 and 1997, have been adjusted to reflect additional shares issued to the then sole stockholder and a stock split which occurred during the year ended June 30, 1997.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING TO INVEST IN THE SHARES OF COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US, THAT WE CURRENTLY DEEM IMMATERIAL OR THAT ARE SIMILAR TO THOSE FACED BY OTHER COMPANIES IN OUR INDUSTRY OR BUSINESS IN GENERAL, MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS FACED BY US DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS. PLEASE REFER TO "FORWARD-LOOKING STATEMENTS" ON PAGE 18.

      INVESTORS SHOULD ASSUME THAT, EVEN IF NOT SPECIFICALLY STATED BELOW, IF ANY OF THE FOLLOWING RISKS ACTUALLY MATERIALIZE, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF FUTURE OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE HAVE A HISTORY OF NET LOSSES. IF WE ARE UNABLE TO BECOME PROFITABLE IT IS UNLIKELY THAT WE WILL BE ABLE TO CONTINUE OUR OPERATIONS.

     We have sustained substantial and recurring losses in each of the last three fiscal years ended June 30, 1997, 1998 and 1999 and the six months ended December 31, 1999. For these periods, we had aggregate net losses totaling $10,561,000. For the fiscal year ended June 30, 1999, we had a net loss of $5,183,000, and for the six months ended December 31, 1999, we had a net loss of $3,891,000.

     We expect significant losses and negative cash flow to continue for the foreseeable future. We anticipate our losses will increase significantly from current levels because we expect to incur significant additional costs and expenses in excess of revenues in connection with our future operations.

     Our operating losses and negative cash flow have materially and adversely affected our financial condition and our ability to meet our financial obligations on a current basis. If we continue to sustain losses and negative cash flow, it is unlikely that we will be able to continue our operations. For more information, please see our discussion of liquidity and capital resources contained in our management's discussion and analysis of financial condition and results of operations beginning on page 31 of this prospectus.

     Our ability to become profitable depends on our ability to generate and sustain substantially higher revenue while maintaining reasonable expense levels. In particular, although we intend, to the extent our resources permit, to increase significantly our spending on marketing and promotional activities, these efforts may not be effective in converting a large number of customers from traditional shopping methods to online shopping for travel products and services or attracting online customers to our web site and thereafter generating sales. In addition, we may be obligated to pay commissions, based on a percentage of revenue, to companies with whom we have online marketing relationships. These costs will increase as our revenues increase. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability on a quarterly or annual basis in the future. If we are unable to generate and sustain higher revenue and achieve and sustain profitability, it is unlikely that we will be able to continue our operations.

WE HAVE BEEN UNABLE TO FUND OUR OPERATIONS WITH INTERNALLY GENERATED FUNDS BECAUSE OUR BUSINESS HAS GENERATED NEGATIVE CASH FLOW. IF WE DO NOT GENERATE SUFFICIENT CASH FROM OPERATIONS, WE WILL NEED ADDITIONAL FINANCING TO FUND CONTINUED OPERATIONS AND IMPLEMENT OUR INTERNET BUSINESS STRATEGY AND SUCH FINANCING MAY NOT BE AVAILABLE.

     We have and will continue to require substantial capital to fund our business. Since our inception, we have experienced and expect to continue to experience for the foreseeable future negative cash flow from operations and will need to raise additional capital to fund our operations and implement our Internet business strategy within approximately thirty to sixty days. For the fiscal year ended June 30, 1999 and for the six months ended December 31, 1999, we used $1,801,000 and $1,452,000 of cash for our operating and investing activities, respectively.

     As of December 31, 1999, we had a working capital deficit of $1,352,000. During January and February 2000 we raised additional capital totaling $1,670,000 that was used to reduce our working capital deficit and is being used to fund negative cash flow from operations and capital expenditures related to the implementation of our Internet business strategy. In addition, $400,000 of current liabilities were converted into warrants to purchase shares of our common stock. For more information regarding our working capital deficiency, please see the liquidity and capital resources discussion contained on page 31 of our management's discussion and analysis of financial condition and results of operations. We expect to continue to experience for the foreseeable future negative cash flow from operations and continued use of cash to implement our Internet business strategy. We will need additional capital within approximately thirty to sixty days to fund our operations and implement our Internet business strategy.

     In order to fund our operations and continue the implementation of our Internet business strategy, we anticipate the need to raise at least $6.0 million in additional capital during the calendar year 2000. We will need to raise a portion of that capital within approximately thirty to sixty days to fund negative cash flow from operations and fund capital expenditures related to the implementation of our Internet business strategy. If we raise additional funds through the issuance of equity or debt securities, those securities may have rights senior to those of our stockholders, and our stockholders will experience substantial additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. Additionally, we cannot be certain that this additional financing will be sufficient to fund the implementation of our Internet business strategy. Our failure to obtain sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition, our ability to implement our Internet business strategies and our ability continue our operations.

IF WE ARE UNABLE TO BECOME A REPORTING COMPANY UNDER THE EXCHANGE ACT BY MAY 3, 2000, WE WILL BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD HAVE AN ADVERSE EFFECT ON OUR STOCK PRICE AND OUR ABILITY TO RAISE ADDITIONAL CAPITAL.

     Our common stock is currently quoted on the OTC Bulletin Board, which is administered by the National Association of Securities Dealers, Inc. The Board of Governors of the NASD recently enacted a rule that provides for the removal from the OTC Bulletin Board of the stock of any company that does not file periodic reports with the SEC pursuant to the Exchange Act before a specified date. We do not currently file periodic reports with the SEC because our common stock is not registered under the Exchange Act. We intend to register our common stock under the Exchange Act and commence filing periodic reports with the SEC upon the effectiveness of this registration statement. If our common stock is not registered under the Exchange Act prior to May 3, 2000, then our common stock will be removed from the OTC Bulletin Board and quotations for our common stock would no longer be available on the OTC Bulletin Board. There is a substantial risk that our common stock will not be registered under the Exchange Act by May 3, 2000. The removal of our common stock from the OTC Bulletin Board would have a material adverse effect on the price of and any trading market for our common stock. In addition, the removal of our common stock from the OTC Bulletin Board would have a material adverse effect on our ability to raise additional capital.

A SUBSTANTIAL NUMBER OF OUR SECURITIES WILL PROBABLY BE SOLD IN THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE OUR STOCK PRICE TO DECLINE SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

     The market price of our common stock could decline as a result of sales by our existing stockholders of shares of our common stock in the market after this offering or the perception that such sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. As of March 7, 2000, we had approximately 15,182,374 shares of common stock outstanding, which does not include the 9,945,000 shares issuable upon exercise of outstanding warrants which are being registered pursuant to the registration statement of which this prospectus is a part.

     Upon the effectiveness of the registration statement of which this prospectus is a part, assuming the exercise of all outstanding warrants being registered hereunder, approximately 24,749,352 shares will be freely tradable without restriction under the Securities Act of 1933, as amended. In addition, upon the effectiveness of the registration statement, of which this prospectus is a part, subject to certain volume and other limitations, approximately 79,156 shares will be currently eligible for sale under Rule 144, and approximately 387,722 shares will be eligible for public sale without registration at different times during the next twelve months, pursuant to Rule 144.

     In addition to the 9,945,000 shares being registered for issuance upon exercise of outstanding warrants, we also have outstanding warrants to purchase 34,535 shares of our common stock, which are not being registered under the registration statement of which this prospectus is a part. The weighted average purchase price of the outstanding warrants to purchase 9,979,535 shares of our common stock is $0.32 per share.

     We also have outstanding options to purchase 2,165,000 shares of our common stock at a weighted average exercise price of approximately $0.54 per share. Further, shortly after the effectiveness of the registration statement, of which this prospectus is a part, we intend to file a Form S-8 registration statement under the Securities Act registering 4,000,000 shares of common stock issuable under our combination stock option plan, including the 2,165,000 options currently outstanding. The sale of even a small number of the outstanding shares of common stock may have a material adverse effect on the quoted price of our common stock. The sale of any such shares may also have a material adverse effect on our ability to raise capital and/or materially adversely affect the quoted price of our common stock.

WE MADE SALES OF SECURITIES UNDER RULE 504 OF REGULATION D THAT MAY NOT HAVE COMPLIED WITH RULE 504 AND WE MAY BE SUBJECT TO SUBSTANTIAL LIABILITY AS A RESULT.

     From July 1998 to January 1999, we made sales of common stock in reliance upon the exemption from registration contained in Rule 504 of Regulation D. With respect to the foregoing transactions made in reliance upon the exemption contained in Rule 504 of Regulation D, it has since come to our attention that such transactions may not have been made in compliance with Rule 504. We are currently evaluating the matter, and if we determine that the transactions were not in compliance with Rule 504, we intend to take appropriate corrective action, including possibly offering recission rights to the investors in such transactions. If the transactions were not in compliance with Rule 504, we could be subject to substantial liabilities, which could materially and adversely affect our financial condition and results of operation.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE OUR NEW INTERNET BUSINESS MODEL IS CURRENTLY IN THE EARLY STAGES OF DEVELOPMENT AND IMPLEMENTATION. IF A MARKET FOR OUR PRODUCTS AND SERVICES DOES NOT DEVELOP, WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY.

     Our market may not develop as anticipated, and we may not successfully execute our Internet business strategy. We have a limited operating history upon which you can evaluate our business. Our new Internet business model is currently in the early stages of development and implementation, including our FarAway.com web site. In 1999, we began transitioning our way of doing business to online sales of travel related products and services. In evaluating our business, you must consider the challenges, risks and difficulties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. Some of these challenges relate to our ability to:

     -    increase our brand name recognition;

     -    expand our customer base;

     -    manage our supplier/distributor relationships; and

     - develop and upgrade our web sites, transaction-processing systems, fulfillment infrastructure and inventory management systems.

     We cannot be certain that our Internet business strategy will be successful or that we will successfully address these and other challenges, risks and uncertainties.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE REVENUES. ACCORDINGLY, WE MAY ACHIEVE A LEVEL OF REVENUES THAT IS LOWER THAN WE EXPECT, WHICH WOULD RESULT IN GREATER THAN EXPECTED LOSSES.

     As a result of our limited operating history with our current Internet business model, it is difficult to accurately forecast future revenues. We may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. Also, we have limited meaningful historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet customer demand to the extent it exceeds our expectations.

OUR HISTORICAL FINANCIAL RESULTS ARE NOT MEANINGFUL TO AN ANALYSIS OF OUR CURRENT BUSINESS.

     The financial data included in this document covers periods prior to the transition to our current Internet business strategy and is not necessarily meaningful to an analysis of our current business. Since our incorporation, we have completed several acquisitions, such as the acquisition of Prestige Travel Services II, Inc., Goldmark Travel and Intrepid Travel. We have also subsequently sold Prestige and Goldmark. Prestige, which was sold in December 1999, accounted for a substantial portion of our retail travel revenue in 1999. Accordingly, revenues in future periods will be substantially less than prior periods, unless we are able to replace the lost revenues from the Prestige and Goldmark business with new business. The financial data included in this document are not necessarily indicative of the results that may be realized in the future during and after implementation of our Internet based travel strategy.

IF OUR TECHNOLOGY OR THE TECHNOLOGY OF THIRD PARTIES UPON WHICH OUR SYSTEMS RELY EITHER FAIL OR MALFUNCTION, OUR ABILITY TO PROCESS TRANSACTIONS WOULD BE HARMED, WHICH WOULD HAVE A MATERIAL AND ADVERSE AFFECT ON OUR BUSINESS.

     We are currently dependent upon a number of different information and telecommunication technologies to facilitate our access to information and manage a high volume of inbound and outbound calls. Any failure of this technology would have a material adverse effect on our business, financial condition and results of operations. In addition, we are dependent upon certain third party vendors, including central reservation systems (also known as global distribution systems), such as SABRE, Amadeus and Worldspan for access to certain information. Any failure or malfunction of these systems or restricted access by us would have a material adverse effect on our business, financial condition and results of operations.

OUR NEW TECHNOLOGY MAY NOT BE SUCCESSFULLY DEVELOPED, INSTALLED OR IMPLEMENTED WITHOUT DISRUPTING OUR BUSINESS.

     We are currently replacing many of our existing computer systems and web sites with systems designed to operate with our new web site, FarAway.com. There can be no assurance that these new systems will be successfully developed, installed according to the expected time frame or within the anticipated budget, implemented without any disruption to our business or result in the intended operational benefits and cost efficiencies.

IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES, OUR SERVICES COULD BECOME OBSOLETE AND WE COULD LOSE CUSTOMERS.

     To be competitive, we must enhance and improve the functionality and features of our online technology. The Internet and the online commerce industry are rapidly changing. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing web sites, technology and systems may become obsolete. Our future success will depend on our ability to do the following:

     - both license and internally develop leading technologies useful in our business;

     -    enhance our existing services and product offerings;

     - develop new services, product offerings and technologies that address the increasingly sophisticated and varied needs of our prospective customers; and

     - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

     Ongoing development of our web sites and other technology entails significant expense and technical risks. We may use new technologies ineffectively or we may fail to adapt our web sites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers may forego the use of our services and instead, use those of our competitors.

IF WE FAIL TO COMPETE EFFECTIVELY IN OUR MARKET, WE WILL BE UNABLE TO GENERATE SALES WHICH WILL HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     The travel service industry is extremely competitive and has relatively low barriers to entry. We primarily compete with:

     -    other distributors of travel services;

     -    travel providers;

     -    travel agents;

     -    tour operators; and

     -    central reservation service providers.

     Many of our competitors have greater experience, brand name recognition and/or financial resources than we do. Our major competitors include:
Travelocity, Expedia, Preview Travel, Get There.com and Trip.com, Travel Network, Uniglobe Travel and Lowestfare.com.

     There is the risk that our travel providers may decide to compete more directly with us and restrict the availability of their product offerings/services and/or preferential pricing. In addition, other distributors may have relationships with travel providers that enable them to provide better product offerings or more competitive pricing than that offered by us. Furthermore, some travel agents have a strong presence in their geographic area that may make it difficult for us to attract customers in those areas.

     Competition within the travel service industry is increasing as some of our competitors are expanding their size and financial resources through consolidation. Consolidation among travel suppliers has left the remaining suppliers in a stronger position relative to providers of travel products and services such as Affinity.

     As a result of competitive pressures, we may suffer reduced revenues and operating margins, loss of market share and diminished brand awareness. We may be unable to compete successfully and our failure to compete successfully may have a material adverse effect on our business, financial condition and results of operations.

INTELLECTUAL PROPERTY CLAIMS AGAINST US CAN BE COSTLY AND MAY RESULT IN OUR LOSS OF RIGHTS TO TECHNOLOGY WHICH IS IMPORTANT TO THE SUCCESS OF OUR BUSINESS OPERATIONS.

     We regard trademarks, copyrights, service marks, trade secrets, and similar intellectual property as important to our success. We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers and others to protect our intellectual property rights.

     Other parties may assert infringement or unfair competition claims against us. If we are forced to defend against any claims of infringement, whether they have merit or are determined in our favor, we will be subject to costly litigation, diversion of technical and management personnel, and product delivery delays. If there is a successful claim of infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, or if we are required to cease using one or more of our business or product names due to a successful trademark infringement claim against us, it could adversely affect our business.

     In addition, effective trademark, service mark, copyright, and trade secret protection may not be available in every country in which we sell our products and services online. Therefore, the steps we take to protect our intellectual property rights may be inadequate and our business could be adversely affected.

IF WE ARE UNABLE TO RETAIN OR ACQUIRE THE NECESSARY DOMAIN NAMES, OUR BRAND AND REPUTATION COULD BE DAMAGED AND WE COULD LOSE CUSTOMERS.

     We currently hold the web domain names affinityinternational.com, faraway.com, sunstyle.com, affinityrentacar.com, and cruiseaffinity.com. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees.

     In the United States, the National Science Foundation has appointed Network Solutions, Inc., and recently several others, as the current registrars for the ".com", ".net" and ".org" generic top-level domains. The regulation of domain names in the United States and in foreign countries is subject to change in the near future. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. In addition, if other parties acquire domain names that are similar to ours and confuse our web site with another party's, our brand could diminish.

IF INTERNET USERS MAKE ONLINE PURCHASES OF TRAVEL PRODUCTS AND SERVICES ON THE WEB SITES OF TRAVEL SUPPLIERS RATHER THAN THE WEB SITE OF A VACATION PROVIDER SUCH AS AFFINITY, THEN OUR SALES WILL BE ADVERSELY AFFECTED.

     Innovations in online technology such as the Internet have increased the ability of travel suppliers to distribute their travel products and services directly to travelers. Travelers can now use the Internet to access information about travel products and services and to purchase these products and services directly from suppliers, thereby bypassing vacation providers such as us. Although we have a strategy to capitalize on the emergence of the Internet as a primary distribution channel, our strategy may be unsuccessful and may negatively impact our relationship with retail travel agents if Internet users go directly to travel suppliers' web sites.

OUR FAILURE TO MAINTAIN OUR RELATIONSHIPS WITH TRAVEL SUPPLIERS WOULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

     We are dependent upon travel suppliers for access to their products and services. Our travel suppliers generally can cancel or modify their agreements with us upon no or relatively short notice. In addition, any decline in the quality of travel products and services provided by these suppliers or a perception by travelers of such a decline could adversely affect our reputation. Any of the following could have a material adverse effect on our business, financial condition and results of operation:

     -    loss of travel supplier contracts;

     - changes in our pricing agreements, commissions schedules or commission arrangements;

     -    more restricted access to travel suppliers' products and services; or

     - less favorable public opinion of certain travel suppliers and resulting low demand for the products and services of such travel suppliers.

OUR PLANNED GROWTH INVOLVES A NUMBER OF RISKS THAT COULD HAVE A NEGATIVE IMPACT ON OUR RESULTS OF OPERATIONS.

     Our management group has been assembled only recently and, as a result, our management group may be unable to manage effectively our organization and/or implement our Internet-business based strategy. In addition, the ongoing transition of our current business to an Internet based model has, and will continue to, place additional strain on our personnel, accounting, management information, technology and corporate support systems. Any inadequacy of these systems to manage the increased size and scope of operations resulting from our transition and any future growth or our inability to integrate successfully any future acquisition could materially adversely affect our business, financial condition and results of operations.

IF WE ARE UNABLE TO MANAGE ANY FUTURE GROWTH AND THE RELATED EXPANSION IN OUR OPERATIONS EFFECTIVELY, OUR BUSINESS MAY BE HARMED.

     We plan to grow internally and through acquisitions. We also plan to spend significant time, effort and working capital with the objective of expanding our existing businesses and identifying, completing and integrating acquisitions. There can be no assurance that our systems, procedures and controls will be adequate to support any expansion of our operations. Any future growth also will impose significant added responsibilities on members of our senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by us. To the extent that we are unable to manage our growth efficiently and effectively, or are unable to attract and retain qualified management, our business, financial condition and results of operations could be materially adversely affected.

     Factors affecting our ability to grow internally include, but are not limited to:

     -    customer acceptance of our travel services and products;

     -    the ability to expand our customer base;

     -    the ability to expand the travel services offered;

     - continued relationships with certain travel providers and travel agents;

     -    the ability to recruit and retain qualified sales personnel;

     -    the ability to cross-sell services; and

     -    continued access to capital.

THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. DANIEL BRANDANO, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND OUR OTHER EXECUTIVE OFFICERS, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE THEIR SERVICES.

     Our operations are dependent on the efforts and relationships of Daniel Brandano and the other executive officers as well as the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Brandano could inhibit the development and enhancement of our web sites and could damage customer relations and our brand and could restrict our ability to raise additional working capital if and when needed. Although we have entered into an employment agreement with two of our executive officers, Mr. Brandano and Mr. Mark Mandula, our chief operating officer, there can be no assurance that these individuals will continue in their present capacity for any particular period of time. Although we do not maintain key man life insurance covering any of our executive officers or other members of senior management, we are currently in the process of securing it for Mr. Brandano.

OUR OPERATING RESULTS MAY FLUCTUATE DUE TO SEASONALITY AND OTHER FACTORS.

     The domestic and international leisure travel industry is seasonal. Our historical results have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry, especially the leisure travel segment. We expect seasonality to continue in the future.

     Quarterly results of operations may also be subject to fluctuations as a result of a number of other factors including:

     -    the timing and cost of acquisitions;

     - changes in the mix of services offered by us as a result of acquisitions;

     -    internal growth rates among various travel segments;

     -    fare wars by travel providers;

     -    changes in relationships with certain travel providers;

     -    the timing of the payment of commissions;

     -    extreme weather conditions; and

     -    other factors affecting travel.

     Unexpected variations in quarterly results could also adversely affect the price of our common stock, which could limit our ability to make acquisitions or raise additional equity capital and or debt and could limit a stockholder's ability to sell shares of our common stock in the open market.

CHANGES IN CONSUMER PREFERENCES OR DISCRETIONARY CONSUMER SPENDING COULD NEGATIVELY IMPACT OUR SALES AND RESULTS OF OPERATIONS.

     Our continued success depends, in part, upon the popularity of our wholesale vacation packages to Hawaii, Mexico, the Caribbean and Florida. For the fiscal year ended June 30, 1999, we derived approximately 80% our revenues from products and services associated with vacations to these destinations. A downturn in the overall United States economy or shifts in consumer vacation preferences could materially and adversely affect our business, financial condition and results of operations. Also, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce our sales or impose practical limits on pricing, either of which could have a material adverse effect on our business and results of operations.

THE TRAVEL INDUSTRY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND TAXATION.

     Many travel suppliers, particularly airlines, are subject to extensive regulation by federal, state and foreign governments. In addition, the travel services industry is subject to certain special taxes by federal, state, local and foreign governments, including hotel bed taxes, car rental taxes, airline excise taxes and airport taxes and fees. New or different regulatory schemes and changes in tax policy could have an adverse impact on the travel service industry in general and could have a material adverse affect on our business, financial condition, and results of operations. Changes in tax policy for online purchases, including travel purchases, could also have a material adverse affect on our business, financial condition and results of operations.

THE TRAVEL INDUSTRY IS SUBJECT TO NUMEROUS RISKS THAT MAY ALSO AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULT OF OPERATIONS.

     Our results of operations will depend upon factors affecting the vacation industry in general. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and the level of car rentals and hotel reservations. A number of factors could result in a temporary or long-term overall decline and demand for packaged vacations, including:

     -    political instability;

     -    armed hostilities;

     -    international terrorism;

     -    labor disturbances;

     -    a rise in fuel prices or other travel costs;

     -    excessive inflation;

     -    currency fluctuations;

     -    extreme weather conditions; and

     -    concerns about passenger safety.

     We believe that price-based competition will continue for the foreseeable future. The continuation of price-based competition and the occurrence of any of the events mentioned above could have a material adverse effect on our business, financial condition and results of operations. In addition, demand for our products and services may be significantly affected by the general level of economic activity and employment in the United States and key international markets. Therefore, any significant economic downturn or any recession in the United States or these other markets could have a material adverse effect on our business, financial condition in the result operations.

WE MAY BE UNABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, WHICH COULD SEVERELY DISRUPT OUR OPERATIONS AND ONGOING BUSINESS.

     We plan to acquire or make investments in complementary businesses, products, services or technologies. However, we cannot assure you that we will be able to identify suitable acquisition or investment candidates.

     Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms. If we buy a business, we could have difficulty in assimilating that company's personnel, operations, products, services or technologies into our operations. We have experienced such difficulties in the past. If we encounter these difficulties in the future, there will be disruptions in our ongoing business, distractions to our management and employees, and increases in our expenses, all of which will adversely affect our results of operations. Furthermore, we may incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities would dilute our existing stockholders' interest in Affinity.

ANY FUTURE ACQUISITIONS WE MAKE MAY NOT BE PROFITABLE.

     Part of our Internet business strategy is to identify and acquire travel related Internet organizations in the travel services industry. Future acquisitions may involve a number of risks that could adversely affect our business, results of operations and financial condition. These could include adverse short-term effects on our reported operating results such as those caused by severance payments to employees of acquired companies, difficulties in eliminating duplicative costs, restructuring charges associated with the acquisitions and other expenses associated with the change of control, as well as non-recurring acquisition costs. Acquisitions may also divert management's attention, create difficulties with retention, hiring and training of key personnel, raise risks associated with unanticipated problems or legal liabilities and require non-cash accounting charges associated with the amortization of acquired intangible assets. Furthermore, although we conduct due diligence and generally require representations, warranties and indemnification from the former owners of acquired companies, those former owners may not accurately represent the financial and operating conditions of their companies and may not have the means to satisfy their indemnification obligations. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse affect on our business, financial condition and results of operations.

FINANCING OF FUTURE ACQUISITIONS WILL DILUTE EXISTING STOCKHOLDER OWNERSHIP.

     We intend to finance future acquisitions by using shares of our common stock or preferred stock for a substantial portion of the consideration to be paid. This reliance upon the use of common stock or preferred stock as consideration will dilute shareholders' interest in Affinity.

WE HAVE NEVER PAID DIVIDENDS AND WE DO NOT EXPECT TO PAY ANY DIVIDENDS IN THE NEAR FUTURE. AN INVESTOR SHOULD NOT RELY ON DIVIDENDS TO BE PAID ON THE COMMON STOCK AS A SOURCE OF INCOME.

     We intend to retain any future earnings in order to finance our planned operations and to implement our business plan. A potential purchaser of the common stock should not rely on dividends from the common stock offered hereby as a possible source of income.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE AND IS HIGHLY VOLATILE. YOU MAY BE UNABLE TO SELL YOUR COMMON STOCK QUICKLY AT THE CURRENT MARKET PRICE.

     The market price of our common stock has been highly volatile and will likely fluctuate significantly. Attempts to purchase or sell relatively small amounts of our common stock could cause the market price of our common stock to fluctuate significantly. Low trading volume levels may also affect our stockholders' ability to sell shares of our common stock quickly at the current market price. In addition, sales of substantial amounts of our common stock, or the perception that such sales could occur, would adversely affect the prevailing market prices for our common stock.

MARKET PRICES OF INTERNET COMPANIES HAVE BEEN HIGHLY VOLATILE, AND THE MARKET PRICE FOR OUR COMMON STOCK HAS BEEN AND WILL LIKELY CONTINUE TO BE HIGHLY VOLATILE AS WELL. LITIGATION AND/OR REGULATORY INVESTIGATIONS MAY BE INSTITUTED FOLLOWING SEVERE MARKET PRICE VOLATILITY.

     The stock market has experienced significant price and trading volume fluctuations, and the market prices of technology companies, particularly Internet companies, have been highly volatile. The market price of our common stock may be subject to significant fluctuations in response to numerous factors, including:

     - variations in our annual or quarterly financial results or our competitors;

     - changes by financial research analysts in their estimates of our earnings or our failure to meet such estimates;

     - conditions in the economy in general or in the travel industry in particular;

     - unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting us or the travel service industry; and

     -    small increases/decreases in supply/demand for our common stock.

     In the past, following periods of volatility in the market price of a public company's securities, securities class action litigation and/or regulatory investigations have often been instituted against that company. Such litigation/investigations could result in substantial costs and a diversion of management's attention and resources.

THE INTERESTS OF OUR CONTROLLING STOCKHOLDER MAY CONFLICT WITH YOUR INTERESTS.

     As of February 25, 2000, Schoemann Venture Capital, LLC, trusts controlled by Mr. Rodney Schoemann and/or his spouse, and trusts formed by Mr. Schoemann, beneficially owned approximately 61.4% of our outstanding common stock, which includes outstanding warrants to purchase 6,450,000 shares of our common stock at a purchase price of $.25 per share. As a result, in practical effect, Schoemann Venture Capital, LLC and the trusts control the election of our board of directors, all matters requiring approval by our stockholders, including approval of significant corporate transactions, and the direction of our business. Schoemann Venture Capital, LLC and the trusts could exercise their voting control in ways that could adversely affect your interests.

INVESTORS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

     Investors will suffer immediate and substantial dilution upon the issuance of additional shares of common stock that are currently subject to outstanding warrants and options to purchase shares of our common stock. In addition, purchasers of the shares of common stock offered hereby will suffer immediate and substantial dilution from the estimated purchase price, compared to the book value of the shares following the offering. Please see page 22 for a more detailed discussion relating to dilution.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENT COULD PREVENT OR DELAY A CHANGE IN CONTROL OF OUR COMPANY.

     Our articles of incorporation, as amended, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by:

     - Authorizing blank check preferred stock, a type of stock with terms and conditions set by the board of directors alone without further stockholder approval; such preferred stock could be issued with more voting power than the common stock, effectively giving control of the company to the holders of preferred stock. An issuance of this type of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of blank check preferred stock could facilitate the introduction of a poison pill rights distribution which could discourage or delay a merger or acquisition.

WE DEPEND ON THE INTERNET AND THE DEVELOPMENT OF THE INTERNET INFRASTRUCTURE.

     Our success will depend in large part on continued growth in, and the use of, the Internet for commerce. The electronic commerce market is new and rapidly evolving, and the extent of consumer acceptance is uncertain. The issues concerning the commercial use of the Internet that we expect to affect the development of the market for our services include security, reliability, cost of access, ease of access, ease of use, speed and quality of service.

     In addition, popular companies that provide access to Internet transactions through network access or web browsers, such as America Online, Yahoo, Lycos and Microsoft, could promote our competitors or charge us a substantial fee for connection to our web site. Either of these developments could adversely affect our business.

OUR BUSINESS IS SUBJECT TO GOVERNMENT REGULATION OF THE INTERNET AND OTHER LEGAL UNCERTAINTIES THAT COULD NEGATIVELY IMPACT OUR OPERATIONS.

     Specific laws and regulations concerning the use of the Internet have been enacted, which prohibit unfair and deceptive acts and practices in connection with the collection and use of personal information obtained from children under 13 years old on the Internet.

     The European Union has also adopted a directive that imposes restrictions on the collection and use of personal data. The directive could, among other things, adversely affect U.S. companies that collect information over the Internet from individuals in EU member countries, and may impose restrictions that are more stringent than current Internet privacy standards in the United States. We may ultimately engage in data collection from users in EU member countries. If we do, we would be subject to the EU directive.

     While we expect to have a privacy policy designed to enhance the protection of the privacy of our users, there can be no assurance that these programs will conform with any regulations which have been adopted by the FTC or the European Union directive. We do, however, intend to take the necessary measures to ensure that our web site complies with industry standards relating to user privacy.

     The laws governing the use of the Internet, in general, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet. In addition, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad. This occurrence may impose additional burdens on companies conducting business online by limiting how information can flow over the Internet and the type of information that can flow over the Internet. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

IF WE ARE HELD LIABLE FOR THE CONTENT WE PROVIDE ON OUR WEB SITE OR WHICH IS ACCESSED FROM OUR WEB SITE, THEN OUR BUSINESS AND REPUTATION MAY SUFFER.

     As a publisher of online content, we face potential liability for defamation, negligence, copyright, patent or trademark infringement, or other claims based on the nature and content of materials that we publish or distribute. In the past, plaintiffs have brought such claims and sometimes successfully litigated them against online services. Although we carry general liability insurance, our insurance may not cover claims of these types or may be inadequate to indemnify us for all liability that may be imposed on us. If we face liability, particularly liability that is not covered by our insurance or is in excess of our insurance coverage, then our reputation and our business may suffer.

OUR REVENUES AND REPUTATION WOULD BE ADVERSELY AFFECTED IF OUR SECURITY MEASURES FAIL.

     Consumer concerns regarding the security of transactions conducted on the Internet and users' privacy may inhibit the growth of use of the Internet and electronic commerce. To securely transmit confidential information, such as customer credit card numbers, we rely on encryption and authentication technology that we license from third parties. We cannot predict whether we will experience compromises of, or breaches in, the technologies we use to protect customer transaction data.

     We may need to expend significant additional capital and other resources to protect against security breaches or alleviate problems caused by any such breaches. We cannot guarantee that security breaches will not occur. If our security measures fail, our business could be harmed. Any penetration of our network security or misappropriation of our users' personal or credit card information could subject us to liability. Claims could also be based on other misuses of personal information, including the use of this information for unauthorized marketing purposes. These claims could result in litigation.

OUR REVENUES AND REPUTATION WOULD BE ADVERSELY AFFECTED IF WE EXPERIENCE SIGNIFICANT CREDIT CARD FRAUD.

     Under current credit card practices, merchants are liable for fraudulent credit card transactions where, as is the case with the transactions we process, the merchant does not obtain a cardholder's signature. We may be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. A failure to adequately control fraudulent credit card transactions would harm our business.

YEAR 2000 READINESS; YEAR 2000 PROBLEMS COULD DISRUPT OUR BUSINESS.

     The year 2000 problem is the potential for system and processing failure of date-related data as the result of computer-controlled systems using two digits rather than four digits to define the applicable year. This could result in system failure or miscalculations causing disruptions of operations, including, among other things, temporary inability to process transactions, send invoices, or engage in similar normal business activities. Problems associated with the year 2000 may not become apparent until some time after January 2000. However, as of March 7, 2000, we have not experienced any significant year 2000 problems.

     We have evaluated our internal software and products for year 2000 problems. We believe that our products and business will not be substantially affected by the year 2000 problem and that we have no significant exposure to liabilities related to the year 2000 problem for the products that we have sold. We have also communicated with others, including suppliers and customers whose computer systems' functionality could directly impact our operations.

     Although we believe our planning efforts are adequate to address our year 2000 concerns, undetected year 2000 problems may cause us to experience negative consequences or significant costs. We cannot be sure that our suppliers, customers or businesses that we may acquire will not experience similar consequences or costs. Such consequences or costs could adversely affect our business.

                  WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have filed with the Securities and Exchange Commission which we have referenced under "Where You Can Find More Information" on page 65 contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our judgment regarding future events. Although we would not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which we are not aware. We urge you to consider the risks and uncertainties discussed under "Risk Factors" and elsewhere in this prospectus and in the other documents filed with the SEC in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances after the date of this prospectus. We generally identify forward-looking statements with the words "plans," "expects," "anticipates," "estimates," "will," "should" and similar expressions.

                                 USE OF PROCEEDS

         Of the estimated 29,103,094 shares of common stock offered under this prospectus, we are offering 9,945,000 shares issuable upon exercise of outstanding warrants and 19,158,094 shares are being sold by the selling stockholders identified on page 56. Assuming the exercise for cash of the warrants to purchase the 9,945,000 shares being registered for issuance hereunder, we will receive approximately $3,085,000. The weighted average exercise price of the warrants to purchase 9,945,000 shares is $0.31 per share. In the event that the registration statement, of which this prospectus is a part, is not declared effective by the SEC by June 20, 2000, then the amount of proceeds we will receive from the exercise of the warrants may be substantially less because the holders of warrants to purchase 8,750,000 shares may elect to exercise their warrants through a cashless exercise. The weighted average exercise price with respect to these warrants to purchase 8,750,000 shares is $0.25 per share. We intend to use any proceeds we receive from the exercise of the warrants for working capital and general corporate purposes.

     We will not receive any proceeds from the sale of common stock by the selling stockholders.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain any earnings to finance our future development and growth. We may reconsider this policy from time to time in light of conditions then existing, including our earnings performance, financial condition and capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors deems relevant.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is quoted on the National Association of Securities Dealer's OTC Bulletin Board under the symbol "AFFT." The following table sets forth the range of high and low bid prices as quoted on the OTC Bulletin Board for the period from September 3, 1998, when public trading for our common stock commenced under the symbol "TRIP", through March 7, 2000. The over-the-counter market quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                                      HIGH                 LOW
                                                                      ----                 ---
FISCAL YEAR ENDING JUNE 30, 1999
First Quarter......................................................  $3.500               $1.250
Second Quarter.....................................................  $2.250               $0.500
Third Quarter......................................................  $4.000               $0.875
Fourth Quarter.....................................................  $2.000               $0.687

FISCAL YEAR ENDING JUNE 30, 2000
First Quarter......................................................  $1.562               $0.300
Second Quarter.....................................................  $2.490               $0.156
Third Quarter (through March 7, 2000)..............................  $7.093               $1.250


      The last reported sale price of our common stock on the OTC Bulletin Board on March 7, 2000 was $4.687 per share.

      For a discussion on shares of our common stock that are or will become eligible for future sale in the public market, which may impact the trading price or trading market for our common stock, please see the discussion contained under the heading "Shares Eligible for Future Sale" beginning on page 64.

     HOLDERS. As of March 7, 2000, there were approximately 115 holders of record of the common stock.

     DIVIDENDS. We have never declared or paid any dividends on our common stock and we do not intend to pay dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings to finance the growth and development of our business and for general corporate purposes.

                                    DILUTION

      As of December 31, 1999, we had a negative net tangible book value of approximately $(176,000) or $(0.01) per share of common stock. "Negative Net tangible book value per share" represents the amount of total tangible assets less total liabilities divided by the number of outstanding shares of common stock. Assuming the exercise of outstanding warrants to purchase 9,945,000 shares of common stock for cash, investors purchasing shares from the selling stockholders in this offering will incur immediate and substantial dilution of $4.567 (97.4%.) per share between the adjusted net tangible book value per share at December 31, 1999 as adjusted for this offering, $0.12, and the estimated public offering price of $4.687 (the closing price of the common stock on March 7, 2000 as quoted on the OTC Bulletin Board). The holders of the warrants acquiring shares from us upon exercise of such warrants will incur immediate and substantial dilution of $0.19 (59.4%) per share between the adjusted net tangible book value per share at December 31, 1999 as adjusted for this offering, $0.12, and the assumed weighted average exercise price of $0.31 per share. Upon exercise of the warrants, the net tangible book value per share of the common stock will increase from $(0.01) to $0.12.

Estimated public offering price                                                                 $4.687

      Net negative tangible book value before the offering              (0.01)

      Increase attributable to investors exercising warrants             0.13
                                                                         ----

Adjusted net tangible book value after the offering                                             0.12
                                                                                                ----

Dilution to investors purchasing from the selling shareholders                                  $4.567
                                                                                                ======

                                 CAPITALIZATION

        The following table sets forth our actual capitalization as of December 31, 1999. This table should be read in conjunction with the unaudited consolidated financial statements and related notes that appear in this prospectus.


                                                                                 December 31, 1999
                                                                  -------------------------------------------------
                                                                          Actual                  As Adjusted
                                                                        (Unaudited)               (Unaudited)
                                                                  ------------------------   ----------------------

Short-term debt:
  Current maturity of capital lease obligations                        $13,485                    $13,485
                                                                  ========================   ======================

Long-term debt:
  Capital lease obligations, less current maturities                    15,933                     15,933
  Convertible debentures                                                     -                          -
                                                                  ------------------------   ----------------------

                                                                       $15,933                    $15,933
                                                                  ========================   ======================

Stockholders' equity (deficit):
  Common stock, $.001 par value, shares authorized 100,000,000;
    issued and outstanding 13,576,973 (Actual), 23,521,973 (As
    Adjusted)(1)                                                        13,577                     23,522
  Convertible preferred stock, $.001 par value, shares authorized
    100,000,000; none outstanding                                            -                          -
  Additional paid-in capital                                        10,427,854                 13,502,909
  Accumulated deficit                                              (10,617,294)               (10,617,294)
                                                                  ------------------------   ----------------------

         Total stockholders' equity (deficit)                         (175,863)                 2,909,137
                                                                  ------------------------   ----------------------

Total capitalization                                                 $(159,930)                $2,925,070
                                                                  ========================   ======================


(1) Includes the assumed exercise of outstanding warrants to purchase 9,945,000 shares of common stock at the weighted average exercise price of approximately $0.31 per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

        The following table contains certain selected consolidated financial data and it is qualified in its entirety by the more detailed consolidated financial statements and notes included elsewhere in this prospectus. We derived the statement of operations data for the years ended June 30, 1999, 1998 and 1997, and the balance sheet data as of June 30, 1999 and June 30, 1998 from our consolidated financial statements, which statements have been audited by BDO Seidman LLP, independent accountants, and are included elsewhere in this prospectus. The unaudited financial data as of June 30, 1995 and 1996 and as of December 31, 1998 and 1999 have been prepared on a basis consistent with the audited consolidated financial statements and, in our opinion, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition and results of operations for the periods presented. The results for the six-month period ended December 31, 1999, are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2000. You should read this data in conjunction with the consolidated financial statements and related notes thereto and with Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this prospectus.


                                                                                                       Six months ended
Statement of Income Data:                               Year ended June 30, (1)                        December 31, (1)
                                        ----------------------------------------------------------- -----------------------
                                          1995(2)      1996        1997         1998       1999        1998        1999
                                        ----------- ----------- -----------  ---------------------- ----------- -----------
                                        (Unaudited) (Unaudited)                                     (Unaudited) (Unaudited)
Net sales                                   $-         $69          $665       $1,329     $2,325       $667       $2,056
Cost of sales                               -           35           542          770      1,586        534        1,301
                                        ----------- ----------- -----------  --------- ----------- ----------- -----------

         Gross profit                       -           34           123          559        739        133          755

Operating expenses                          5           85           437        1,703      3,696        713        3,218
                                        ----------- ----------- -----------  --------- ------------ ----------- -----------

         Operating loss                    (5)         (51)         (314)      (1,144)    (2,957)      (580)      (2,463)

Interest income (expense), net              -           -             (1)         (41)    (2,240)         -            9
Gain on sale of subsidiary                  -           -              -            -          -          -        1,093
Financing charges                           -           -              -            -          -          -       (2,467)
Other income (expense), net                 -           -             (3)          16         14          2          (63)
                                        ----------- ----------- -----------  --------- ------------ ----------- -----------

Net loss                                   $(5)       $(51)        $(318)     $(1,169)   $(5,183)     $(578)     $(3,891)
                                        =========== =========== ===========  ========= ============ =========== ===========

Net loss per common share:
  Basic and diluted                        $(-)        $(.02)      $(.11)       $(.27)    $(.82)      $(.11)       $(.29)

Weighted average common shares
  outstanding:
  Basic and diluted (3)                 2,800,000   2,800,000   2,848,718    4,249,506  6,290,174   5,383,060   13,556,085



                                                                                                       Six months ended
Balance Sheet Data:                                      Year ended June 30, (1)                       December 31, (1)
                                        -----------------------------------------------------------  ----------------------
                                         1995(2)       1996       1997         1998        1999         1998       1999
                                        ----------- ----------------------- ------------ ----------  ----------------------
                                        (Unaudited) (Unaudited)                                      (Unaudited)(Unaudited)
Cash and cash equivalents                   -          $21         $326          $64       $1,120        $11         $57
Working capital                             -         (102)         193         (596)         338       (542)     (1,353)
Total assets                                -           95          547          395        3,665        534       2,002
Long-term debt, less current maturities     -            -            9            -            -          -           -
Capital lease obligation, less current      -            -
portion                                                               -           38           23         29          16
Convertible debentures                      -            -          150            -           25          -           -
Total liabilities                           -          146          362          834        1,360        872       2,178
Stockholder's equity (deficit)              -          (51)         185         (439)       2,305       (338)       (176)


FOOTNOTES

  (1) On July 31, 1998, Affinity acquired SunStyle in a transaction accounted for as a purchase of Affinity by SunStyle (a reverse acquisition in which SunStyle is considered the acquirer for accounting purposes) Therefore, the historical financial statements herein are those of SunStyle. See Note 1 to the Consolidated Financial Statements for the three years ending June 30, 1999. In December 1999, we disposed of Prestige Travel Services, Inc. (acquired on January 1, 1999) by selling all of its outstanding common stock to its original stockholders. Prestige accounted for $626,000 and $590,000 of our revenues for the year ended June 30, 1999 and the six months ended December 31, 1999, respectively. Our revenues in future periods will be substantially less than shown in our Consolidated Financial Statements for the three years ended June 30, 1999 and the six months ended December 31, 1999 if we are unable to replace the revenues we previously received from Prestige's operations.

(2) The Predecessor commenced operations in May 1995 and had no revenues, insignificant operating activity and minimal capitalization for the period from inception to June 30, 1995.

(3) The weighted average common shares outstanding for the years ended June 30, 1995, 1996 and 1997 have been adjusted to reflect additional shares issued to the then sole stockholder and a stock split which occurred during the year ended June 30, 1997.

                            PRO FORMA FINANCIAL DATA

INTRODUCTION

         The following pro forma financial data are based upon the historical financial statements of Affinity and have been prepared to illustrate the effects on such historical financial data of the Prestige Acquisition. The unaudited pro forma combined statement of operations for the years ended June 30, 1998 gives effect to the Prestige Acquisition as if it had been completed as of June 30, 1997. An unaudited pro forma combined balance sheet has not been presented as the historical consolidated balance sheet of Affinity contains the accounts of Prestige as of June 30, 1999. The Prestige Acquisition is reflected using the purchase method of accounting for business combinations.

         The pro forma financial data is provided for comparative purposes only and does not purport to represent the actual financial position or results of operations of Affinity that actually would have been obtained if the Prestige Acquisition had been consummated on the date specified, nor is it necessarily indicative of the results of operations that may be achieved in the future. In fact, on December 31, 1999, we sold all of the outstanding capital stock of Prestige Travel Services II back to the former owners. The unaudited pro forma combined statement of operations for the year ended June 30, 1999 and the six months ended December 31, 1999 gives effect to the sale of the subsidiary by reversing the subsidiary's purchase on January 1, 1999 and eliminating its effect on operations from January 1, 1999 through December 31, 1999.

         The pro forma financial data are based on certain assumptions and adjustments described in the notes thereto and should be read in conjunction therewith. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, appearing elsewhere herein.

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                        FOR THE YEAR ENDED JUNE 30, 1998


                                                       Historical                           Pro Forma
                                               --------------------------  ----------------------------------------
                                                               Prestige       Acquisition
                                                  Affinity       (A)          Adjustments               Combined
                                                 -----------  -----------  ------------------          ------------
                                                             (Unaudited)

Total revenue                                      $1,329       $1,087              $    -                $2,416
Cost of sales                                         770          258                   -                 1,028
                                                 -----------  -----------  ------------------          ------------

         Gross profit                                 559          829                   -                 1,388

Operating expenses                                  1,703          707                 178  (B)            2,588
                                                 -----------  -----------  ------------------          ------------

         Operating income (loss)                   (1,144)         122                (178)               (1,200)

Interest expense, net                                 (41)           -                   -                   (41)
Other income (expense), net                            16           (8)                  -                     8
                                                 -----------  -----------  ------------------          ------------

         Net income (loss)                        $(1,169)        $114               $(178)              $(1,233)
                                                 ===========  ===========  ==================          ============

Net income per common share:
    Basic and diluted                                           $(0.22)                                    $(.24)

Weighted average common shares outstanding:
    Basic and diluted                                         5,233,246                   -            5,233,246


FOOTNOTES

(A) The audited historical financial statements of Affinity and Prestige were based on a December year end. These financial statements have been adjusted to state the results of operations on a June year end basis.

(B) To record the amortization of goodwill acquired through the Prestige and SunStyle acquisitions.

(C) No adjustment was made relative to the Prestige Acquisition, as we issued convertible preferred stock as consideration for the acquisition. This preferred stock was anti-dilutive during the pro forma periods.

                UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                        FOR THE YEAR ENDED JUNE 30, 1999


                                                              Historical                   Pro Forma
                                                              ------------   ---------------------------------------

                                                                                Disposal
                                                               Affinity       Adjustments            As Adjusted
                                                              ------------   ---------------        --------------

Total revenue                                                  $2,325            $(626)    (A)         $1,699
Cost of sales                                                   1,586             (146)    (B)          1,440
                                                              ------------   ---------------        --------------

         Gross profit                                             739             (480)                   259

Operating expenses                                              3,696             (537)    (C)          3,159
                                                              ------------   ---------------        --------------

         Operating income (loss)                               (2,957)              57                 (2,900)

Interest expense, net                                          (2,240)               -                 (2,240)
Other income                                                       14                -                     14
                                                              ------------   ---------------        --------------

         Net income (loss)                                    $(5,183)             $57                $(5,126)
                                                              ============   ===============        ==============

Net loss per common share:
           Basic and diluted                                    $(.82)                                  $(.81)

Weighted average common shares outstanding:
    Basic and diluted                                         6,290,174              -     (D)      6,290,174


(A)        To eliminate the revenues of Prestige.
(B)        To eliminate the cost of sales of Prestige.
(C) To eliminate the selling, general and administrative expenses of Prestige, including the amortization of goodwill from the acquisition.
(D) As of June 30, 1999, the common stock that was returned to Affinity upon the sale of Prestige had not been converted from preferred stock. The preferred stock was considered anti-dilutive as of June 30, 1999.

                   FOR THE SIX MONTHS ENDED DECEMBER 31, 1999
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               Historical                     Pro Forma
                                                              --------------    --------------------------------------

                                                                Affinity          Disposal
                                                               (Unaudited)       Adjustments           As Adjusted
                                                              --------------    --------------        --------------

Total revenue                                                  $2,056               $(590)   (A)         $1,466
Cost of sales                                                   1,301                (174)   (B)          1,127
                                                              --------------    --------------        --------------

         Gross profit                                             755                (416)                  339

Operating expenses                                              3,218                (550)   (C)          2,668
                                                              --------------    --------------        --------------

         Operating income (loss)                               (2,463)                134                (2,329)

Interest income, net                                                9                   -                     9
Gain on sale of subsidiary                                      1,093              (1,093)   (D)              -
Other expense, net                                                (63)                  -                   (63)
Financing charges                                              (2,467)                  -                (2,467)
                                                              --------------    --------------        --------------

         Net loss                                             $(3,891)              $(959)              $(4,850)
                                                              ==============    ==============        ==============

Net loss per common share:
    Basic and diluted                                            $(.29)                                    $(.39)

Weighted average common shares outstanding:
    Basic and diluted                                         13,556,085         (998,050)   (E)      12,558,035


(A)        To eliminate the revenues of Prestige.
(B)        To eliminate the cost of sales of Prestige.
(C) To eliminate the selling, general and administrative expenses of Prestige, including the amortization of goodwill from the acquisition.
(D)        To eliminate the gain on the sale of Prestige.
(E) To eliminate the common stock that was returned to Affinity upon the sale of Prestige.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        ALL STATEMENTS, TREND ANALYSIS AND OTHER INFORMATION CONTAINED IN THE FOLLOWING DISCUSSION RELATIVE TO MARKETS FOR OUR SERVICES AND TRENDS IN REVENUE, GROSS MARGINS AND ANTICIPATED EXPENSE LEVELS, AS WELL AS OTHER STATEMENTS, INCLUDING THE WORDS SUCH AS "MAY," "WILL," "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," EXPECT," AND "INTEND" AND OTHER SIMILAR EXPRESSIONS CONSTITUTE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO BUSINESS AND ECONOMIC RISKS AND UNCERTAINTIES, AND OUR ACTUAL RESULTS OF OPERATIONS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AS WELL AS OTHER RISKS AND UNCERTAINTIES REFERENCED IN THIS PROSPECTUS.

THE SIX MONTHS ENDED DECEMBER 31, 1999 VERSUS THE SIX MONTHS ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

     The discussion that follows is based on the Consolidated Statement of Operations and compares the results of our operations for the six months ended December 31, 1999 to our operations for the six months ended December 31, 1998.

NET LOSS

         During the six months ended December 31, 1999, we had a net loss of $3,891,000, compared to a $578,000 net loss during the comparable prior period.

REVENUES

     Revenues increased $ 1,389,000 or 208.1% during the six month period ended December 31, 1999 compared to the same period in the prior year. Such $1,389,000 increase in revenue is primarily attributable to a $590,000 increase in revenue related to retail travel business resulting from the acquisition of Prestige Travel Services II, Inc. (Prestige) in January 1999, and a $799,000 increase in revenue related to growth in our wholesale travel package business. Because we sold Prestige in December 1999, we no longer realize revenues from Prestige's operations. Accordingly, we expect our future revenues to be lower, unless we are able to replace the lost revenue from the results of our Internet based strategy implementation.

     The domestic and international leisure travel industry is seasonal. We have not experienced significant seasonality because of our continued growth in revenues. However, we expect our future results to be subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry, especially the leisure travel segment.

     Results of operations may also be subject to fluctuations as a result of a number of other factors including: the timing and cost of acquisitions; changes in the mix of services offered by us as a result of acquisitions; internal growth rates among various travel segments; fare wars by travel providers; changes in relationships with certain travel providers; the timing of the payment of additional revenue when certain volumes are reached by travel providers; extreme weather conditions; and other factors affecting travel.

GROSS PROFIT

     Gross profit for the six months ended December 31, 1999 increased $622,000 or 468.3%, compared to the same period in the prior year. $416,000 of the increase in gross profit was related to retail travel business resulting from the acquisition of Prestige, and $121,000 of the increase in gross profit resulted from growth in the wholesale travel package business. As a percentage of sales, gross profit was 36.7% during the six months ended December 31, 1999, compared with 19.9%, during the comparable prior period. The increase in the gross profit percentage was primarily attributable to the increase in retail travel business. Revenues from retail travel sales have almost no direct costs of sales and therefore gross profit on retail sales approximately equals the related revenue. As noted above, since we sold Prestige in December 1999, we will no longer realize revenue or gross profit from Prestige's operations. Accordingly, we expect future gross profit to be lower unless we are able to replace the lost gross profit. Management expects that gross profit on the wholesale travel package business as a percentage of total gross profit will increase as the company establishes itself in the wholesale travel package business. Accordingly, management expects gross profit as a percentage of sales to decrease in the future.

OPERATING EXPENSES

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - Selling, general and administrative expenses increased $ 731,000 or 259.6% during the six month period ended December 31, 1999, compared to the prior year. The increase in selling, general and administrative expenses was primarily attributable to the following: a $104,000 increase in costs relating to audit, legal, and consulting fees; $176,000 in costs related to the Prestige operation; and $451,000 in expenses related to investor relations, depreciation and amortization, travel, printing and brochures, computer expense, trade shows, equipment rental, office supplies, telephone, director compensation, and other miscellaneous expenses in support of our expanded operations.

SALARIES AND WAGES - Salaries and wages increased $1,597,000 or 464.8% during the six month period ended December 31, 1999, compared to the same period in the prior year. Such increase was primarily attributable to an $850,000 increase in salaries and wages due to the expansion of personnel in both the retail travel business and the wholesale travel package business, of which $374,000 related to the Prestige operation, and a $750,000 charge to operations related to stock options granted to an officer with an exercise price below the trading value on the date of grant.

CONSULTING FEES - Consulting fees increased $52,000 or 98.1% during the six month period ended December 31, 1999, compared to the same period in the prior year. This increase was principally related to consulting fees paid to a significant shareholder for financial advisory services.

RENT - Rent expense increased $124,000 or 353.9% during the six month period ended December 31, 1999, compared to the same period in the prior year. Such increase was attributable to a $28,000 increase in rent relating to the Prestige operation, and the balance related principally to the expansion of our office space during fiscal 2000.

INTEREST

     Interest income, net of interest expense increased $9,000 because we carried larger average cash balances in interest bearing accounts during the six month period ended December 31, 1999 compared to the same period in the prior year.

GAIN ON SALE OF SUBSIDIARY

     We recognized a gain of $1,093,000 on the sale of Prestige back to its original owners on December 29, 1999. There were no sales during the comparable period last year.

FINANCING CHARGES

     Financing charges increased $2,467,000 during the six month period ended December 31, 1999, compared to the same period in the prior year. The increase in financing charges is primarily attributable to a charge of $2,083,000 relating to the re-pricing of existing common stock warrants in connection with a financing transaction. We also recorded a charge of $384,000 related to the issuance of common stock for our failure to meet certain provisions of existing financing agreements and consulting agreement.

     For the fiscal quarter ended March 31, 2000, we will also record an additional charge of $825,000 related to the issuance of common stock because we failed to meet certain provisions of existing financing agreements and consulting agreements. We will also record an additional charge of $7,140,000 related to the issuance of new common stock warrants and the re-pricing of existing common stock warrants.

PROVISION FOR INCOME TAXES

     There is no provision for income taxes in the six month periods ended December 31, 1999 and 1998 due to the net operating loss for those periods

FISCAL 1999 VERSUS FISCAL 1998
--------------------------------------------------------------------------------

     The discussion that follows is based on the Consolidated Statement of Operations and compares the results of the Company's operations for the year ended June 30, 1999 to the Company's operations for the year ended June 30, 1998.

NET LOSS

         During the year ended June 30, 1999, we incurred a net loss of $5,183,368, compared with a net loss of $1,168,501 for the prior year.

REVENUES

     Revenues increased $996,000 or 75% during the year ended June 30, 1999, compared to the prior year. Such increase in revenue was primarily attributable to a $626,000 increase in our retail travel business which resulted from our acquisition of Prestige in January, 1999 and a $315,000 increase in our wholesale travel package business. As we disposed of Prestige in December 1999, we will no longer realize revenues from Prestige's operations. Accordingly, we expect our future revenues to be lower, unless we are unable to replace the lost revenue.

GROSS PROFIT

     Gross profit for the year ended June 30, 1999, increased $180,000, or 32.2%, compared to the prior year. During the year ended June 30, 1999, gross profit, as a percentage of revenue, was 31.8%, compared with 42.1% during the comparable prior period. The decrease in gross profit as a percentage of sales was attributable to greater sales of wholesale travel packages which have lower gross margins than from retail travel sales, partially offset by an increase in retail travel business. Revenues from retail travel sales have almost no direct costs of sales and therefore gross profit on retail sales equals approximately the related revenue. The increase in gross profit was primarily attributable to a $480,000 increase related to the growth in our retail travel business which resulted from our acquisition of Prestige. This increase was partially offset by a $306,000 decrease in gross profit resulting from the higher costs of travel packages initially purchased during our expansion into the wholesale travel package business. As noted above, since we sold Prestige in December 1999, we will no longer realize revenue or gross profit from Prestige's operations. Accordingly, we expect future gross profit to be lower unless we are able to replace the lost gross profit. Management expects that gross profit on the wholesale travel package business as a percentage of total gross profit will increase as the company establishes itself in the wholesale travel package business. Accordingly, management expects gross profit as a percentage of sales to decrease in the future.

OPERATING EXPENSES

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - Selling, general and administrative expenses increased $226,000 or 19.5% during the year ended June 30, 1999, compared to the prior year. Such increase was primarily attributable to a $245,000 increase in expenses related to the Prestige operation that was acquired in January 1999, partially offset by a $19,000 decrease in all other selling, general and administrative expenses.

SALARIES AND WAGES - Salaries and wages increased $742,000 or 178.2% during the year ended June 30, 1999, compared to the prior year. The increase in salaries and wages was primarily attributable to a $292,000 increase related to the Prestige operation that was acquired in January 1999 and a $450,000 increase related to expansion of personnel in both the retail and the wholesale travel package businesses.

CONSULTING FEES - Consulting fees increased $937,000 during the year ended June 30, 1999, compared to the prior year. This increase was principally related to consulting fees paid to a significant shareholder for financial advisory services during fiscal year 1999, which we paid primarily through the issuance of common stock and warrants.

RENT - Rent expense increased $87,000 or 108.1% during the year ended June 30, 1999, compared to the prior year, of which $31,000 related to the Prestige operation that was acquired in January 1999, and the balance of the increase ($56,000) related to the expansion of our office space.

INTEREST

Interest expense, net of interest income, increased $2,199,000 during the year ended June 30, 1999, compared to the prior year. During fiscal 1999, we recorded interest expense totaling $2,222,000 resulting from issuance during the year of certain convertible debentures where the conversion price was below the quoted market price of our stock on the date of issuance (See Note 6. "Convertible Debt and Warrants" in the "Notes to the Consolidated Financial Statements" of Affinity International Travel Systems, Inc. and Subsidiaries). There were no comparable costs in the prior year.

PROVISION FOR INCOME TAXES

     There is no provision for income taxes in fiscal 1999 or 1998 due to the net operating loss for those periods (See Note 10 "Income Taxes" in the "Notes to the Consolidated Financial Statements" of Affinity International Travel Systems, Inc. and Subsidiaries).

FISCAL 1998 VERSUS FISCAL 1997
--------------------------------------------------------------------------------

     The discussion that follows is based on the Consolidated Statement of Operations and compares the results of the Company's operations for the year ended June 30, 1998 to our operations for the year ended June 30, 1997.

REVENUES

     Revenues increased $663,000 or 99.7% during the year ended June 30, 1998, compared to the prior year, of which $407,000 related to an increase in revenues from wholesale travel packages and $256,000 related to revenue from the initial year of retail travel sales.

GROSS PROFIT

     Gross profit for the year ended June 30, 1998 increased $435,000, or 353.0%, compared to the prior year, of which $183,000 related to an increase in revenues from wholesale travel packages and $252,000 related to gross profit on retail travel sales. Revenues from retail travel sales have almost no direct costs of sales and therefore gross profit on retail travel sales equals approximately the related revenue.

OPERATING EXPENSES

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - Selling, general and administrative expenses increased $ 896,000 or 338.5% during the year ended June 30, 1998, compared to the prior year. This increase was primarily attributable to a $187,000 increase in audit, legal, consulting and director fees, and the balance of the increase relates to various marketing and operating costs that increased as a result of the growth in our business and corporate infrastructure.

SALARIES AND WAGES - Salaries and wages increased $274,000 or 191.6% during the year ended June 30, 1998, compared to the prior year. This increase was due to the expansion of our personnel in both the retail and the wholesale travel package businesses.

CONSULTING FEES - Consulting fees increased $45,000 or 100.0% during the year ended June 30, 1998, compared to the same prior year. There were no comparable expenditures during fiscal 1997.

RENT - Rent expense increased $51,000 or 173.9% during the year ended June 30, 1998, compared to the prior year, principally as result of the expansion of the Company's business during fiscal 1998 compared to the prior year.

INTEREST

     Interest expense, net of interest income increased $40,000 during the year ended June 30, 1998, compared to the prior year, principally as a result of additional borrowings.

PROVISION FOR INCOME TAXES

     There is no provision for income taxes in fiscal 1998 or 1997 due to the net operating loss for those periods. We elected and filed our corporate tax returns as a Subchapter S Corporation through June 3, 1997. No pro forma income tax computation has been included as we incurred a net loss in fiscal year 1997 and there were no material differences between our book and tax net loss. (See
Note 10 "Income Taxes" in the "Notes to the Consolidated Financial Statements" of Affinity International Travel Systems, Inc. and Subsidiaries).

PRO FORMA FINANCIAL INFORMATION
--------------------------------------------------------------------------------

     We have included pro forma financial information related to our acquisition of Prestige in January 1999 and the subsequent sale of Prestige to its former owners on December 29, 1999.

     Further discussion of the effects of the Prestige acquisition and its pro forma effects on our operations for the years ended June 30, 1998 assuming the acquisition would have occurred on July 1, 1997, as presented in the pro forma financial information, has been excluded. There is only one pro forma adjustment to arrive at combined pro forma financial information which relates to the amortization of acquisition goodwill. Additionally, Affinity, through SunStyle, is predominately a wholesale travel package operation and Prestige was exclusively a retail travel business and all discussion related to the changes in pro forma revenues and expenses would relate to combination of these two lines of business.

     The effects of the Prestige acquisition on our operations for the year ended June 30, 1999 and the six months ended December 31, 1999, have been discussed in the preceding Management's Discussion and Analysis section, therefore further discussion in this section has been excluded.

LIQUIDITY AND CAPITAL RESOURCES

     We have no line of credit or loans for working capital and we have relied upon proceeds from the sale of our equity securities or debentures to fund negative cash flow from operations and to fund our capital growth requirements.

     We have been unable to fund our operations with the cash generated from our business and currently required substantial capital to fund operations and our Internet business strategy. Since our inception, we have experienced and expect to continue to experience, for the foreseeable future, negative cash flow from operations.

     We have had net losses in each of the three fiscal years ending June 30, 1997, 1998 and 1999 that cumulatively total $6,670,000. For the fiscal year ended June 30, 1999, we had a net loss of $5,183,000, of which $3,337,000 was attributable to non-cash expenses related to the issuance of convertible debt and equity securities at a discount ($2,222,000) and compensation for services ($1,115,000). For the six months ended December 31, 1999, we had a net loss of $3,891,000, of which $3,217,000 was attributable to non-cash expenses related to the issuance of options to an employee with a below market exercise prices ($750,000,) the repricing of warrants ($2,083,000) and the issuance of common stock as a penalty for not having a registration statement declared effective by the SEC by certain dates ($384,000).

     We have been experiencing and expect to continue to experience significant negative cash flow. For the year ended June 30, 1999 and the six months ended December 31, 1999, our operations used $1,515,000 and $652,000 in cash, respectively, and our investing activities used $286,000 and $799,000 in cash, respectively. The use of cash for investing activities in fiscal 1999 includes the purchase of restricted use certificates of deposit and the purchase of equipment. Cash used for investing activities during the six months ended December 31, 1999 included the expenditure of $850,000 for computer equipment.

     As of December 31, 1999, we had a working capital deficit of $1,353,000, total stockholders' deficit of $176,000, a total of 13,577,000 shares outstanding and outstanding warrants and options to purchase 6,670,000 shares of our common stock with an average exercise price of $.34 per share.

     During fiscal 1999, our principal source of cash was $2,857,000 provided from net financing activities, including proceeds from the issuance of convertible debentures totaling $2,247,000 and proceeds from the sale of common stock totaling $672,000. Net cash provided from financing activities for the six months ended December 31, 1999 of $389,000 related primarily to proceeds from the issuance of common stock and warrants totaling $410,000 and the repayment of short-term debt.

     We expect net losses and negative cash flow to continue for the foreseeable future and anticipate our losses and the use of cash will increase significantly from current levels because we expect to incur significant expenses and capital expenditures related to:

- brand development, advertising, marketing and promotional activities, including product discounts;

-        expansion of our supplier/distributor relationships;

-        expansion of our order fulfillment infrastructure;

- continued development of our web site, transaction-processing systems, fulfillment capabilities and network infrastructure, most of which are capital expenditures;

-        expansion of our product offerings and web site content; and

-        employment of additional personnel as our business expands.

     With our intended significant increase in expenditures on marketing and promotional activities there are no assurances these efforts will be effective in attracting customers to our on-line method of shopping for travel products and services via our web site. In addition, we may be obligated to pay commissions, based on a percentage of revenue, to companies with whom we have online marketing relationships. These costs will increase as our revenues increase. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

     Our ability to achieve profitability depends on our ability to secure additional financing, to generate and sustain substantially higher revenues with high gross margins and control the growth in operating costs. During January and February 2000 we raised additional capital totaling $1,670,000 that was used to reduce our working capital deficit and is being used to fund negative cash flow from operations and capital expenditures related to the implementation of our Internet business strategies. In addition, $400,000 of current liabilities were converted into warrants to purchase shares of our common stock. We also currently have warrants and options outstanding to purchase 9,979,535 and 2,165,000 shares of our common stock with average per share exercise prices of $.32 and $.54, respectively. If all currently outstanding warrants and options were exercised, we would receive gross proceeds of $4,351,000. However, there can be no assurance the holders of these warrants and options will exercise their right under these financial instruments at such time we are in need of additional capital or before the warrants and options expire. In addition, in the event that the registration statement, of which this prospectus is a part, is not declared effective by the SEC by June 20, 2000, then it is unlikely that we will receive $2,187,500 of proceeds from the exercise of warrants to purchase an aggregate of 8,750,000 shares of common stock, because the shares of common stock underlying those warrants may, in such event, be acquired through a cashless exercise of those warrants.

     In order to fund our operations and continue the implementation of our Internet business strategy, we anticipate the need to raise at least $6.0 million in additional capital during the calendar year 2000. We will need to raise a portion of that capital within approximately thirty to sixty days to fund negative cash flow from operations and fund capital expenditures related to the implementation of our Internet business strategy. If we raise additional funds through the issuance of equity or debt securities, those securities may have rights senior to those of our stockholders, and our stockholders will experience substantial additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all. Additionally, we cannot be certain that this additional financing will be sufficient to fund the implementation of our Internet business strategy. Our failure to obtain sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition, our ability to implement our Internet business strategies and our ability to continue our operations. Additionally, we cannot be certain that this additional financing will be sufficient to fund the implementation of our Internet business strategy.

     We anticipate incurring capital expenditures of approximately $1.5 million over the next twelve months as follows: approximately $200,000 for the purchase of property and equipment, approximately $800,000 for website development, and approximately $500,000 for software and other capital expenditures.

     From July 1998 to January 1999, we made sales of common stock in reliance upon the exemption from registration contained in Rule 504 of Regulation D. With respect to the foregoing transactions made in reliance upon the exemption contained in Rule 504 of Regulation D, it has since come to our attention that such transactions may not have been made in compliance with Rule 504. We are currently evaluating the matter, and if we determine that the transactions were not in compliance with Rule 504, we intend to take appropriate corrective action, including possibly offering recission rights to the investors in such transactions. If the transactions were not in compliance with Rule 504, we could be subject to substantial liabilities, which could materially and adversely affect our financial condition and results of operation.

     We have never paid any cash dividends on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Our current policy is to retain all of our earnings to finance our future development and growth. We may reconsider this policy from time to time in light of conditions then existing, including our earnings performance, financial condition and capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors deems relevant.

OTHER SIGNIFICANT MATTERS

     The travel industry is subject to numerous risks that may also affect our business, financial condition and result of operations. Our results of operations will depend upon factors affecting the vacation industry in general. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and the level of car rentals and hotel reservations. A number of factors could result in a temporary or long-term overall decline and demand for packaged vacations, including:

-        political instability;
-        armed hostilities;
-        international terrorism;
-        labor disturbances;
- a rise and fuel prices or other travel costs, or a surcharge imposed by a travel provider to offset rising fuel prices;
-        excessive inflation;

-        currency fluctuations;
-        extreme weather conditions; and
-        concerns about passenger safety.

     We believe that price-based competition will continue for the foreseeable future. The continuation of such competition and the occurrence of any of the events mentioned above could have a material adverse effect on our business, financial condition and results of operations. In addition, demand for our products and services may be significantly affected by the general level of economic activity and employment in the United States and key international markets. Therefore, any significant economic down turn or any recession in the United States or these other markets could have a material adverse effect on our business, financial condition in the result operations.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are not subject to material market risk exposure due to interest rate risk, foreign currency exchange rate risk, commodity price risk or other relevant market risks.

FUTURE ACCOUNTING PROUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

     Historically, we have not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, we do not expect adoption of the new standard on July 1, 2000 to affect its financial statements.

     In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on accounting for the various types of costs incurred for computer software developed or obtained for internal use. Also in June 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires costs of start-up activities and organizational costs, as defined, to be expensed as incurred. We have elected early adoption of these SOPs, and they did not materially impact our financial statements.

                                    BUSINESS

OVERVIEW

     Affinity International Travel Systems, Inc., operating primarily through its wholly-owned subsidiary, SunStyle International Holidays, Inc., is engaged in the business of marketing, selling and distributing a variety of travel related products and services. Specifically, we market, sell and distribute vacation packages, tours, cruises, domestic and international airline tickets, car rentals and accommodation products and services to travel agencies and consumers. We are currently implementing a business strategy to utilize the Internet as a delivery platform for our inventory of travel related products and services.

     We intend to fulfill demand for our travel products in both the business to business and business to consumer online travel arenas by aggregating our inventory of packaged leisure travel products and using the Internet as the delivery platform.

     We believe we have developed and acquired the infrastructure necessary to implement our Internet business strategy. Specifically, we have:

     -   developed and acquired technologies;

     - developed specialized knowledge and experience concerning certain geographic destinations; and

     - established relationships with travel suppliers that enable us to offer a large inventory base at competitive prices.

     A key component of our Internet business strategy is to focus our resources in two segments: the business to consumer and business to business travel arena. We intend to concentrate our resources on the business to business online travel arena, where our objective is to sell to other travel providers leisure travel products that traditionally have had higher margins than airline ticket sales, including, among others, vacation packages, tours and cruises. We also intend to continue to sell our leisure travel products directly to consumers.

     With our current infrastructure, we believe we are well-positioned to take advantage of the potential growth in the domestic and international travel industries and in online travel. Our strategy is to focus on the sale and distribution of travel products, such as vacation packages, tours and cruises, which traditionally have had higher margins than airline ticket sales.

     Our Internet business strategy is centered on the development and implementation of our FarAway.com web site. This site, currently in development, will be designed to attract a loyal customer base in the United States, Europe, Asia and Latin America, and to convert these potential customers into leisure travel buyers.

HISTORY AND BACKGROUND

     Affinity International Travel Systems, Inc. was incorporated in Nevada in 1977 under the name Medanco, Inc. From 1977 through 1997, Medanco had no revenues and limited operations. In 1997, Medanco changed its name to Pay Dirt, Inc., which had no operations until it completed the acquisition of SunStyle International Holidays, Inc. in July 1998, at which point it changed its name to Affinity International Travel Systems, Inc. Since 1998, we have been primarily engaged in marketing and selling travel products to travel agents and consumers.

RECENT ACQUISITIONS

     In July 1998, we acquired all of the outstanding common stock of SunStyle International Holidays, Inc. in exchange for 4,902,894 shares of our common stock. SunStyle is now a wholly-owned subsidiary through which we conduct our primary business operations. SunStyle is a wholesale tour operator focused on travel to Hawaii, Florida, Mexico, and the Caribbean. SunStyle vacation packages include accommodations, airfare, rental cars, and other services such as theme park vouchers. SunStyle also provides air transportation through contracts with major airlines such as Northwest Airlines, TWA, and Hawaiian Air Lines and Air Jamaica and is an official wholesaler for Walt Disney World Attractions and official tour operator for Universal Studios Escape Vacation Packages.

     In August, 1998, we opened Affinity International Rent-A-Car, a division of SunStyle. Affinity International Rent-A-Car supplies North American travel agents and consumers with rental cars and vans in Western Europe, the U.S., Canada, Mexico, and the Caribbean.

     On January 1, 1999, we acquired all of the outstanding common stock of Prestige Travel Services II, Inc. for $1,600,000, which we paid for through the issuance of 800,000 shares of Series A Convertible Preferred Stock. The shares of preferred stock were subsequently converted into 1,497,076 shares of common stock in accordance with the terms of the preferred stock. Prestige is a retail travel agency headquartered in Tampa, Florida. Prestige caters mainly to the leisure segment of the travel industry. Prestige also operated branch locations in Ft. Lauderdale and Holiday, Florida. In December 1999, we sold Prestige to its original owners for a sale price of $75,000 in cash and the surrender of 1,497,076 shares of our common stock.

     On February 8, 1999, we acquired the assets and operations of Design-A-Tour, Inc. in exchange for 36,320 shares of our common stock valued at approximately $2.07 per share, or an aggregate purchase price of approximately $75,000. Design-A-Tour, established in 1988, specializes in tour programs to Costa Rica, Belize, Guatemala, Brazil, Argentina, Chile, and Peru. Design-A-Tour currently operates as a division of SunStyle and operates tour programs to Aruba, Bonaire, Curacao and Margarita Island and has wholesale air contracts with Aerolinas Argentinas, TransBrazil, Varig, Aero Peru, Groupo Taca (Taca Airlines, Aviateca, COPA, Lacasa, NICA), Serviventsa, and ALM.

     In July, 1999, we acquired the assets and operations of Integrity Credit Services (d/b/a Intrepid Travel and Goldmark Travel). Intrepid is a retail travel agency that services clients in the Tampa Bay metropolitan area. On January 7, 2000, we sold certain assets and the operations of Goldmark Travel to Skelton's Dolphin Travel, located in St. Petersburg, Florida, for $30,000 in cash.

INDUSTRY BACKGROUND

     GROWTH OF THE INTERNET

     Because of the inherent limitations of traditional retail channels of distribution, the Internet is dramatically affecting the way consumers and businesses are buying and selling products and services. According to Jupiter Communications, individual Internet users in the U.S. in 1999 will top the 100 million mark and continue to grow steadily to 157 million users in over 67 million households by 2003. A recent Forrester Research study stated that online travel sales are expected to eclipse those of every other e-commerce category. In addition, online use in Europe and Latin America is poised for explosive growth.

     In Europe, the number of Internet users is predicted to grow from 38 million to 150 million by 2003, with online sales to consumers expected to grow from $5.4 billion in 1999 to more than $115 billion in 2003. In Latin America, the number of Internet users in the region is expected to grow from 4.8 million in 1998 to 7.5 million this year and 19 million by 2003, according to International Data Corporation. During this time, Latin American e-commerce sales are expected to soar from a mere $167 million in 1998 to $8 billion within five years.

     GROWTH OF ELECTRONIC COMMERCE IN ONLINE TRAVEL

     To date, the travel industry has been very successful in taking advantage the e-commerce trends, particularly in the United States. According to Forrester Research, during 1999, online travel sales were the single highest grossing product sold on the Web. Internet analysts at Forrester Research expect the U.S. online travel marketplace to increase from the current $2.8 billion to $29.5 billion within the next four years. Similarly, online travel research firm PhoCusWright expects the online travel market in the U.S. to reach $20 billion by as early as 2001. Industry analysts see similar online travel growth trends in both the European and Latin American markets. Specific projections for the Latin American market have yet to be released. However, by 2002, Data Monitor predicts the sale of online travel products in Europe will reach $1.7 billion, an increase from $7.7 million in 1997.

     CURRENT RESULTS OF ELECTRONIC COMMERCE IN ONLINE TRAVEL

     According to the 1999 Online Travel Report, the top four online travel sites are currently generating about $12 to 16 million each in weekly sales. Despite these impressive sales figures, however, all of these sites are losing money. We believe the lack of profit can be attributed primarily to the reliance of each site on airline ticket sales to generate revenue. Most major airlines have capped the commissions they pay online travel agencies at 5 percent, or $10 maximum per ticket. According to the online agencies, the cost associated with selling the average airline ticket is $21. Additionally, a typical non-productive session on an online travel site, where a consumer makes fare inquiries without purchasing any of them online, costs the agency about $4 in fees it pays to the airline-owned computer reservation services. Thus, online agencies lose money on virtually all airline-ticket purchases or queries. We believe that because airline ticket purchases make up approximately 80% of online travel transactions, online agencies that continue to operate under their current business models will have a difficult time generating a profit in today's marketplace. These limitations of traditional online travel agencies create a significant opportunity for a company like ours that can combine our existing infrastructure with the Internet.

OUR INTERNET BUSINESS STRATEGY

     We believe that in order to become profitable we must begin selling travel products such as vacation packages, tours and cruises, which traditionally have had higher margin than airline ticket sales. Our Internet business strategy, which is centered on the development of our FarAway.com web site and is focused on the online sale of specialized vacation and tour packages, is designed to sell such traditionally higher margin products. Specifically, our strategy is designed to:

- Attract and acquire a substantial base of travel customers in the U.S., Europe and Latin America, by developing a compelling and functional web presence, launching the appropriate marketing and strategic partnership initiatives and offering the necessary customer service mechanisms; and

- Convert customers into leisure travel buyers by offering attractive prices on personalized vacation packages, tours and cruises utilizing our TOURSCAPE operating system.

     To achieve the goals of our business strategy, however, we need to successfully develop our web site, FarAway.com, into a full-service web site that will use our existing hardware and software infrastructure, as well as our strategic partnerships and existing vendor contracts.

OUR INFRASTRUCTURE

     We believe we are acquiring and developing the infrastructure necessary to effectively carry out our Internet business strategy. This infrastructure is comprised of our network architecture, Internet-enabled software engines, back-end operations and strategic and contract-based relationships.

     NETWORK ARCHITECTURE. We are developing and implementing a network architecture designed to support our Internet and enterprise-based activities. This architecture takes advantage of, and builds upon, our existing technologies. Our systems are being designed and developed by a series of vendors, including: Quest Technologies, Inc, Datalex, Convergent Technologies, SABRE and Logibro, and with our internal technology staff. We believe that our systems will be capable of supporting all of our internal operations and Internet-related initiatives, including:

     - A hosting environment for our web site, FarAway.com, and any other of our web properties;

     - A processing capability for online users' query and booking transactions;

     - A platform for multimedia intensive technologies, such as live agent video-conferencing, voice-over-IP (Internet telephony) and video streaming;

     - An ability to provide on and off-site agents with the tools and resources necessary to deliver superior customer service; and

     - A means to support expansion that meets growing corporate needs and consumer demands.

     INTERNET-ENABLED SOFTWARE SYSTEMS. We have made significant investments in the software infrastructure that will be integrated into the FarAway.com web site. Our software systems include the following:

     - TOURSCAPE: TOURSCAPE is a tour/wholesale reservation software system. TOURSCAPE, developed by THE SABRE GROUP, improves productivity, efficiency, record keeping and business tracking, as well as reducing operator training and booking time. It also supports multiple product lines, unlimited packaging capabilities, numerous pricing and costing methods and various commission levels.

     - TOURPATH: TOURPATH is a system interface that delivers single-source connectivity to land and air reservation information. Additionally, it delivers the ability to interface with multiple airline reservation systems. These software applications are currently in full use by our reservations agents in their day-to-day operations.

     - TOURWISE: TOURWISE is a customized interface and decision-support tool that electronically communicates with the in-house host system, TOURSCAPE, and the various airline reservation systems. This technology is still in the process of being beta-tested. TOURWISE streamlines the processing between us, the customer and the airlines reservations system by using established booking, pricing and invoice business rules customized to the system.

     - BOOKIT!: BOOKIT! is an online booking engine that allows users to book air, car and hotel reservations using inventory managed by a computer reservation system.

     - BOOKIT! PRO: BOOKIT! PRO provides outside agents affiliated with us access to our in-house reservation system so that they may process their own bookings from any remote location through the Internet.

     INTERNAL OPERATIONS. Despite the automation of the real-time booking processes, travel reservations still require some human interaction for completion. At a minimum, this involves physically handling and mailing paper airline tickets to customers, where applicable, and manually reviewing tour package transactions for accuracy and completeness. Under our Internet business strategy, we plan to provide live agent customer support to those customers requiring it. Because of our expertise as a wholesale distributor as well as a telephone-based travel operator, we believe we are well-positioned to expand these operational capabilities to our Internet activities.

     CONTRACTUAL RELATIONSHIPS. The leisure tours and packages we currently market, which are a critical component to the overall success of our Internet initiatives, are the result of contracts we have secured with travel industry vendors. As a travel wholesaler, we believe we have a competitive advantage over suppliers and other online travel agencies that lack such relationships. These contractual relationships, along with the other relationships we have created with others in the Internet and travel industries help lay the foundation for our Internet initiatives. These contracts can be canceled or modified by the supplier upon no or relatively short notice.

OUR MARKETING STRATEGY

     We are employing the following marketing strategies:

     FOCUSING ON THE SALE OF SPECIALIZED LEISURE TRAVEL PACKAGES. As noted by industry analysts from Jupiter Communications and Forrester Research, it is imperative that online travel agencies begin selling products that traditionally have had higher margins than airline ticket sales, such as vacation packages, tours and cruises in order to generate profitable operations. We believe that, in order to be profitable, online agencies, must:

     -   have specialized vacation package inventory available to consumers;
     - utilize online tools that help facilitate complex leisure travel purchases; and
     - provide the customer service, both online and off, that is necessary to make the customer feel comfortable booking these types of transactions online.

     We believe we are well positioned to compete in the online travel business for the following reasons:

     - Our TOURSCAPE booking technology will provide consumers with a user-friendly mechanism for booking complex and specialized travel packages.

     - Our existing base of travel specialists can provide the requisite e-travel personal assistance through real-time chat, Internet telephony, 800 telephone service, and, in the near future, Internet-based video communication.

     - Finally, because of our status as a travel wholesaler and distributor, with established travel vendor relationships, we expect that FarAway.com will offer a wide variety of specialized packages at rates that travel consumers will find attractive.

     COMBAT THE TRADITIONALLY HIGH "LOOK-TO-BOOK" RATIO. According to research from PhoCusWright, approximately 57 percent of online travel visitors have looked, but not booked, online. Of those, approximately 70 percent have bought their tickets through an 800 number or conventional travel agent after researching online. Therefore, as a means of capturing maximum revenue, FarAway.com customers will be encouraged to utilize the services of our travel agent staff through live chat, Internet call button, or an 800 number if, for some reason, they are not inclined to purchase online. To further combat this trend, personalization technology, which will store a customer's travel preferences, will be implemented into the FarAway.com site. By combining our agent-based customer service and personalization technology, we believe FarAway.com will be positioned to improve on the industry's current "look-to-book" ratio.

     FOSTER STRATEGIC PARTNERSHIPS AND PRIVATE LABEL PROGRAMS. We believe that one of the most important aspects of developing a successful online travel web site is the process of creating and managing the requisite strategic partnerships and alliances. Strategic partnerships with web portals, e-commerce companies and content providers have the potential to generate revenue from transactions and advertisements, and also places the brand in front of Internet users.

      We intend to pursue these types of strategic online partnerships as a means to generate traffic, customer acquisition and revenue. We intend to enter into private label agreements to provide fulfillment on all travel purchased on several heavily trafficked e-commerce web sites.

     In a less conventional effort, we also plan to work with large corporations to establish programs that provide incentives for the corporation's employees to book travel through the FarAway.com Web site or through our network of travel agents. Employees of each corporation will be issued a member ID number that, when entered from the FarAway.com home page, will take them to a customized page within FarAway.com offering special travel discounts and incentives. This customized home page may alternatively be accessed directly from the employer's corporate intranet. Corporate members will also have full access to our travel specialists through special 800 numbers, where the same discounts and incentives will be available. A goal of this effort is to utilize the corporate communication infrastructure to promote and market these programs, which are, in effect, employee benefits programs.

     ESTABLISH A FARAWAY.COM AFFILIATE PROGRAM. Thousands of Web sites are currently utilizing the affiliate (also known as associate or referral) programs of online vendors such as CDNOW, Amazon.com, BarnesandNoble.com, LendingTree.com, FogDog.com and CarPrices.com, to offer their visitors the opportunity to buy everything from books to sporting goods to cars. These programs allow any web site owner to create banner links that transport visitors to the affiliated e-commerce web site in the hope they will make a purchase, thereby entitling the web site owner to a commission.

     By establishing and promoting a FarAway.com affiliate program, we believe we will create an opportunity to sell travel products in appropriate contextual settings on complementary web sites.

     TARGET UNTAPPED INTERNATIONAL MARKETS. We believe online travel agencies have, up to now, virtually ignored the non-U.S. travel market. Recognizing the opportunities presented by rapid growth in use of the Internet abroad, we have formed Affinity International Travel Systems, Ltd., a wholly owned subsidiary located in London, England, in an effort to expand our target market. We believe the European market is a potentially large source of business for the U.S. vacation accommodation product and that our presence in the market provides a base for potential expansion and a hub for customer service in the European online and offline market. We expect our United Kingdom office will become fully functional once it is linked to the TOURSCAPE software system.

COMPETITION

     Our competitors in the online travel industry include travel suppliers and travel agencies. Each of these types of competitors and factors upon which we compete are described below. Many of our competitors have greater experience, brand name recognition and/or financial resources than we do. We may be unable to compete successfully and our failure to compete successfully may have a material adverse effect on our business, financial condition and results of operation.

     SUPPLIERS. Suppliers primarily encompass airlines, hotels, car rental agencies and some cruise lines. Among the suppliers, airlines are expanding their Internet presence the most. This includes not only enhancing their web sites and adding the Internet as a significant distribution channel to consumers, but also expanding their marketing efforts and forming new strategic alliances with other key online players.

     Advantages of suppliers over their agency counterparts include, among others:

     -   Well-established brands and consumer confidence in those brands;
     -   Customer loyalty;
     -   Existing operational infrastructure and fulfillment capabilities;
     -   Access to additional inventories and pricing incentives;
     -   Other incentives such as frequent flyer miles programs; and
     - Availability of extensive financial resources to invest in Internet initiatives.

     TRAVEL AGENCIES. Travel agencies with an online presence are comprised of both the online companies and established brick-and-mortar operations. According to studies of online travel, such as the Jupiter Analyst Report, some of the leaders in online travel include, among others:

     -   Travelocity
     -   Expedia
     -   Preview Travel
     -   GetThere.com
     -   Trip.com
     -   Travel Network
     -   Uniglobe Travel
     -   Lowestfare.com

     All of the leaders mentioned above offer price and availability search capabilities for air, hotel and car rental and allow the user to book directly online without human intervention. Most of the agencies also offer special deals and discounted offerings. Some provide destination content. One of the areas some agencies are endeavoring to enhance is their offering of tour packages and cruises.

INTELLECTUAL PROPERTY

     We regard the protection of our intellectual property as important to our future success and rely on a combination of copyright, trademark, service mark and trade secret laws, license agreements and contractual restrictions to establish and protect intellectual property rights in our web site architecture and technology, products, content and services. We plan to enter into confidentiality and invention assignment agreements with our employees and contractors in order to limit disclosure of our confidential information and to protect our ownership interest in our web site architecture and technology. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.

     We have filed an application to register our trademark for Faraway.com. There are a number of other trademarks and domain names that may be similar to ours. An infringement action could be brought against us at any time by the holders of these marks. There is a substantial risk that the owner of other marks would overcome any defenses that we could raise. If the owner of such marks were to prevail in such an action, we could lose the ability to use the Faraway.com name and domain name and could be subject to substantial damages. Such adverse outcomes could adversely affect our business. If we are required to change our domain name, we could lose customers and brand equity which would have a material adverse effect on our business and financial condition. Although we may attempt to acquire or license the right to use potentially relevant third-party trademarks and domain names, we may not be successful.

     We have licensed in the past, and expect that we may license in the future, certain of our intellectual property rights, such as trademarks or copyrighted material, to third parties. While we attempt to ensure that the quality of the our brand is maintained by such licensees, we cannot assure you that such licensees will not take actions that might materially adversely affect the value of our intellectual property rights or reputation, which could harm our business.

REGULATORY ENVIRONMENT

REGULATION OF THE TRAVEL INDUSTRY

     Many travel suppliers, particularly airlines, are subject to extensive regulation by federal, state and foreign governments. In addition, the travel services industry is subject to certain special taxes by federal, state, local and foreign governments, including hotel bed taxes, car rental taxes, airline excise taxes and airport taxes and fees. New or different regulatory schemes and changes in tax policy could have an adverse impact on the travel service industry in general and could have a material adverse affect on our business, financial condition, and results of operations. Changes in tax policy for online purchases, including travel purchases, could also have a material adverse affect on our business, financial condition and results of operations.

REGULATION OF THE INTERNET

     At the present time the amount of state and federal governmental regulation applicable to the Internet is relatively small when compared to other areas of communication and commerce. As the size, use and popularity of the Internet increases, it is possible that laws and regulations may be enacted with respect to the Internet, covering issues such as user privacy, pricing, taxation, content, copyrights, distribution, antitrust and quality of products and services. Additionally, the rapid growth of electronic commerce may trigger the development of tougher consumer protection laws. The adoption of such laws or regulations could reduce the rate of growth of the Internet and could make it more difficult and expensive for us to carry on our planned business activities.

     Due to the increasing use of the Internet and the burden it has placed on the current telecommunications infrastructure, telephone carriers have requested the Federal Communications Commission, the FCC, to regulate Internet service providers and online service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. These regulations, if promulgated, could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our business, financial condition and results of operations.

REGULATION CONCERNING PRIVACY

     Specific laws and regulations concerning the use of the Internet have been enacted. In particular, as directed by Congress in the Children's Online Privacy Protection Act, also known as COPPA, the Federal Trade Commission recently adopted regulations, effective April 21, 2000, prohibiting unfair and deceptive acts and practices in connection with the collection and use of personal information obtained from children under 13 years old on the Internet. Because our web site is not directed at children and we do not anticipate its widespread use by children, COPPA and the FTC's regulations should not have a significant effect upon our business.

     The European Union has adopted a directive that imposes restrictions on the collection and use of personal data. Under the directive, EU citizens are guaranteed rights to access their data, rights to know where the data originated, rights to have inaccurate data rectified, rights to recourse in the event of unlawful processing and rights to withhold permission to use their data for direct marketing. The directive could, among other things, adversely affect U.S. companies that collect information over the Internet from individuals in EU member countries, and may impose restrictions that are more stringent than current Internet privacy standards in the United States. We may ultimately engage in data collection from users in EU member countries. If we do, we would be subject to the EU directive.

     While we expect to have a privacy policy designed to ensure the protection of the privacy of our users, there can be no assurance that these programs will conform with any regulations which have been adopted by the FTC or the European Union directive.

     It is also possible that cookies, or information keyed to a specific server, file pathway or directory location that is stored on a user's hard drive, which are used to track demographic information and to target advertising, may become subject to laws limiting or prohibiting their use. Limitations on or elimination of our use of cookies could limit the effectiveness of our ability to market to certain users, which could have a material adverse effect on our business, results of operations and financial condition.

     We intend to take the necessary measures to ensure that our web site complies with industry standards relating to user privacy.

EMPLOYEES

     As of March 7, 2000, we had 42 full-time employees, including 20 in the reservation and customer service departments, and 22 serving in operations, sales and marketing, information systems, management, accounting and administration. Our employees are not represented by a union, and we believe our employee relations are good.

FACILITIES

     Our headquarters are located in City Center, St. Petersburg, Florida, where we lease an office with approximately 10,815 square feet of space. This lease expires in June 2004. We have also entered into a sublease agreement with an adjacent tenant for an additional 5,683 square feet of office space to accommodate our Internet expansion strategy.

     Our Design-A-Tour division leases office space in Atlanta, Georgia, and our Intrepid Travel division leases office space in a suburban office complex located in Seminole, Florida. We believe that our facilities are adequate to meet our current requirements and that suitable additional or substitute space will be available as needed.

LEGAL PROCEEDINGS

     As of the date of this prospectus, we are not party to any material proceedings.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information about our executive officers and directors.


NAME                          AGE     POSITION

Daniel G. Brandano             50     President, Chief Executive Officer and Director
Joan C. Brandano               49     Secretary and Director
John E. Vahl                   64     Vice President and Director
Gerard J. LaMontagne           52     Chief Financial Officer
Mark S. Mandula                42     Chief Operating Officer


DANIEL G. BRANDANO has served as our President, Chief Executive Officer and Chairman of the Board since August 1998. Prior to joining us, Mr. Brandano served as a consultant to a Canadian hotel reservation-processing firm from May 1994 to May 1995. Mr. Brandano founded SunStyle International Holidays, Inc., a wholly-owned subsidiary of Affinity, and has served as chief executive officer and director of SunStyle International Holidays from May 1995 through July 1998. Mr. Brandano founded USA Rent-A-Car in June 1985 and was a co-founder Affinity International Rent-A-Car in May 1995. USA Rent-A-Car and Affinity International Rent A Car are rental car businesses. Mr. Brandano is married to Joan Brandano, our secretary and a director.

JOAN C. BRANDANO has served as our Secretary and a Director since August 1998. Prior to joining us, Ms. Brandano co-founded the business of Affinity International Rent-A-Car. She served as vice president of Affinity International Rent-A-Car from May 1995 to May 1998. Prior thereto, she served as a senior manager at USA Rent-A-Car and as a customer service manager for a large wholesale supplier of airline crew equipment and supplies. Ms. Brandano is married to Daniel G. Brandano, our president and chief executive officer and a director.

JOHN E. VAHL has been a Director of Affinity since August 1998. Prior to joining us, Mr. Vahl served as a director of SunStyle International Holidays, Inc. from August 1996 through July 1998. Mr. Vahl served as president of Payless Rent-A-Car System, an international rental car-franchising firm, from June 1990 to April 1991. Mr. Vahl has extensive international business experience with particular emphasis in the emerging Asian markets. From April 1993 to the present, he has been serving as a liason between a major European automobile manufacturer and representatives of a major Chinese automobile group.

GERARD J. LAMONTAGNE has served as our Chief Financial Officer since October 1998. Prior to joining us, he served as vice president and chief financial officer of Goddard Medical Associates, a multi-specialty health care provider, in southeastern Massachusetts from February 1984 to September 1998. Mr. LaMontagne is a certified public accountant.

MARK S. MANDULA has served as our Chief Operating Officer since July 1999. Since 1995, Mr. Mandula has also served as chief executive officer of Integrity Credit Services, Inc., a professional service corporation. Prior thereto, from 1988 to 1994, Mr. Mandula served as chief executive officer of MWN Corp. and CCB Services, financial services institutions. Mr. Mandula has extensive experience in the credit, investment banking and travel industries.

ELECTION OF OFFICERS AND DIRECTORS

     Our Board of Directors currently consists of three members. Each director is serving as a director until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Each of our executive officers has been chosen for a term which continues until the meeting of the Board of Directors which follows the next annual meeting of stockholders and until his successor shall is chosen and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

     We currently do not have any committees of the Board of Directors.

DIRECTOR COMPENSATION

     In December 1999, we granted each of our three directors options to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share as compensation for services provided and to be provided from May 1999 through July 2000. The exercise price of these options on the date of grant was greater than the last sale price of our common stock as quoted on the OTC Bulletin Board. All of the options granted are immediately exercisable and expire three years from the date of grant. Our directors do not receive any monetary compensation for acting as a director of Affinity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We do not have a formal compensation committee. Executive compensation matters are determined by the Board of Directors as a group. Mr. Brandano, our President and Chief Executive Officer, does not, however, participate in discussions concerning his compensation.

EXECUTIVE COMPENSATION

        The following summary compensation table sets forth certain information concerning the compensation awarded to, earned by or paid to our Chief Executive Officer and each of our other executive officers whose total annual salary and bonuses exceeded $100,000 for all services rendered in all capacities to us for each of our last three fiscal years. The officers listed in the table below are sometimes referred to as the named executive officers.

                           SUMMARY COMPENSATION TABLE


                                                                                           Long Term
                                                                                        Compensation
                                                    Annual Compensation                     Awards
                                         -------------------------------------------     --------------
                                Fiscal                                     Other         Securities
          Name and               Year                                     Annual         Underlying       All Other
          Principal             Ended        Salary         Bonus       Compensation      Options         Compensation
          Position               6/30         ($)            ($)            ($)              (#)              ($)
------------------------------ --------- --------------- ------------- -------------- ----------------- ---------------
Daniel G. Brandano........     1999          $62,000         -               -               -               -
  President and Chief          1998           52,500         -               -               -               -
  Executive Officer(1)         1997           36,479         -               -               -               -

Gerard J. LaMontagne           1999          $48,500         -          $66,563(3)           -               -
  Chief Financial Officer(2)


------------------------------

(1) The compensation shown for the fiscal years ended June 30, 1998 and June 30, 1997 includes amounts paid to Mr. Brandano for services rendered in his capacity as chief executive officer of SunStyle International Holidays, Inc., prior to the SunStyle acquisition in July 1998.

(2) Mr. LaMontagne began serving as our chief financial officer in October, 1998.

(3) Represents the fair market value of 55,000 shares of common stock of Affinity that were issued as part of Mr. LaMontagne's compensation during fiscal 1999. Such shares were valued at the closing price of our common stock as quoted on the OTC Bulletin Board on the last day of each month, the date on which such shares are earned by Mr. LaMontagne.

OPTION GRANTS IN LAST FISCAL YEAR

     No named executive officer was granted options during the fiscal year ended June 30, 1999. In July 1999, we granted Mr. Brandano, our chief executive officer, an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.50 per share. These options are immediately exercisable and expire 10 years from the date of grant. In August 1999, we also granted Mr. LaMontagne, our chief financial officer, an option to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share. Mr. LaMontagne's options expire 3 years from the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     No named executive officer had any options through the fiscal year ended June 30, 1999.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     Mr. Daniel G. Brandano, our president and chief executive officer, has an employment agreement with us dated July 1, 1999. The term of Mr. Brandano's agreement ends on June 30, 2006 and may be extended for additional one year periods thereafter. Mr. Brandano's base salary is $120,000 for fiscal 2000 and increases each year of his term. Mr. Brandano is also eligible to receive a bonus and fringe benefits, such as a monthly payment for an automobile. In the event we terminate Mr. Brandano without cause or if Mr. Brandano terminates his employment for good reason, we must pay him an amount equal to his base salary payable during the term of his agreement and we must continue to pay the cost of his participation in our health and dental plans. In the event of Mr. Brandano's death, resignation, disability, termination for cause, we must pay him an amount equal to base salary and bonus or incentive pay earned and unpaid as of the date of termination.

         Mr. Mark S. Mandula, our chief operating officer, also has an employment agreement with us dated July 1, 1999. The term of Mr. Mandula's agreement ends on July 31, 2002 and it continues on a month to month basis thereafter. Mr. Mandula's base salary was originally $58,000. In February 2000, we amended his base salary to $78,000. Mr. Mandula's base salary increases each year of the agreement, and he is eligible to participate in an annual bonus for each year of the agreement. We also pay for Mr. Mandula's fringe benefits, such as a monthly payment for an automobile and insurance.

     Mr. Gerard J. LaMontagne, our chief financial officer, has an arrangement with us pursuant to which he receives $6,500 in cash and 5,000 shares of our common stock each month for services rendered. The shares we issue to

Mr. LaMontagne are valued at the closing price of our common stock as quoted on the OTC Bulletin Board on the last day of each month for which he provides services.

STOCK OPTION PLAN

     We have adopted the 1999 Combination Stock Option Plan. Under the 1999 Combination Stock Option Plan, both non-qualified and incentive stock options to purchase shares of our common stock may be granted to key employees and other persons who are in a position to contribute to our long-term success and growth. The Board of Directors currently administers the stock option plan and has the authority to, among other things, determine those persons who are eligible to participate; determine the size of the grant; establish the terms and conditions of the options granted; make or alter restrictions and conditions on the options; and adopt rules and regulations and interpret the stock option plan. A total of 4,000,000 shares have been reserved for issuance under the stock option plan. As of March 7, 2000, options to purchase 2,165,000 shares of common stock were outstanding or committed for issuance under the stock option plan.

                              CERTAIN TRANSACTIONS

         In July 1998, we entered into an acquisition agreement with all of the stockholders of SunStyle International Holidays, Inc. pursuant to which we purchased 4,902,894 shares of SunStyle International Holidays, which represented all of the issued and outstanding shares of SunStyle, in exchange for 4,902,894 shares of our common stock. Although we acquired SunStyle, the transaction was accounted for as a purchase of Affinity by SunStyle (a reverse acquisition in which SunStyle is considered the acquirer for accounting purposes) since the previous stockholders of SunStyle obtained a majority of the voting rights of Affinity as a result of this transaction. For accounting purposes, the reverse acquisition is treated as a recapitalization of SunStyle and not as a business combination, therefore, no value was allocated to the common stock issued for the acquisition. Mr. Brandano, our President and a Director, was a principal stockholder and the founder of SunStyle International Holidays, Inc. Following the acquisition, Mr. Brandano became an officer and director of Affinity.

         Between December 1998 and January 2000, we entered into a series of agreements with Schoemann Venture Capital, LLC, a five percent beneficial holder of our securities, pursuant to which Schoemann Venture Capital, LLC purchased or received as penalty shares in connection with such financings an aggregate of 7,357,143 shares of our common stock (of which we are registering 6,014,286 shares) and warrants to purchase 6,450,000 shares of our common stock (which are being registered for issuance to and resale by Schoemann Venture Capital, LLC and related parties) at a current exercise price of $.25 per share, for an aggregate purchase price of $2,872,000. These transactions are as follows:

- In December 1998, Schoemann Venture Capital, LLC, purchased for an aggregate consideration of $400,000, 1,142,857 shares of our common stock and warrants to purchase an additional 200,000 shares of our common stock at an exercise price of $0.35 per share. In January 1999, Schoemann Venture Capital, LLC acquired the 200,000 shares under its warrant agreement for $70,000. The shares acquired in this transaction are not being registered in the registration statement, of which this prospectus is a part;

- In January 1999, Schoemann Venture Capital, LLC, purchased for an aggregate consideration of $222,000, a convertible note in the principal amount of $222,000 and warrants to purchase 250,000 shares of our common stock at an exercise price of $.35 per share. Schoemann Venture Capital, LLC subsequently converted its note into 634,286 shares of our common stock;

- In April 1999, Schoemann Venture Capital, LLC, purchased for an aggregate consideration of $1,000,000, a convertible note in the principal amount of $1,000,000 and warrants to purchase 750,000 shares of our common stock at an exercise price of $1.75 per share. Schoemann Venture Capital, LLC subsequently converted its note into 2,300,000 shares of our common stock;

- In April 1999, we entered into a consulting agreement with Schoemann Venture Capital, LLC, pursuant to which Schoemann Venture Capital, LLC was entitled to receive a monthly consulting fee of $6,666 for business and financial advisory services and a 5% commission on gross proceeds we received from the sale of our securities resulting from introductions Schoemann Venture Capital, LLC made to us. This agreement was amended in June 1999 to provide that Schoemann Venture Capital, LLC is entitled to receive a monthly consulting fee of $13,333 and warrants to purchase 750,000 shares of our common stock at an exercise price of $2.00;

- In June 1999, Schoemann Venture Capital, LLC, purchased for an aggregate consideration of $1,000,000, a convertible note in the principal amount of $1,000,000 and warrants to purchase 2,750,000 shares of our common stock at an exercise price of $2.00 per share. Schoemann Venture Capital, LLC subsequently converted its note into 2,000,000 shares of our common stock;

- In December 1999, we issued 840,000 shares to Schoemann Venture Capital, LLC, in payment of penalties to Schoemann Venture Capital, LLC resulting from our failure to have a registration statement declared effective by the SEC prior to a specified date in our then existing agreements with Schoemann Venture Capital, LLC;

- In December 1999, Schoemann Venture Capital, LLC and GCD Investments, LLC, an unrelated third party, purchased, for an aggregate consideration of $250,000 and $500,000, respectively, 714,286 and 1,458,571 shares of common stock, respectively, at a price of $0.35 per share. In connection with this transaction, we repriced outstanding warrants to purchase 4,250,000 shares of our common stock. The last sale price of our common stock on December 20, 1999 as quoted on the OTC Bulletin Board was $0.50 per share. These agreements were terminated in January 2000, as described below;

- In January 2000, we issued an additional 240,000 shares to Schoemann Venture Capital, LLC in payment of penalties to Schoemann Venture Capital, LLC resulting from our failure to have a registration statement declared effective by the SEC prior to a specified date in our then existing agreements with Schoemann Venture Capital, LLC;

- In January 2000, we terminated the December agreements and entered into an agreement with Schoemann Venture Capital, LLC, pursuant to which we agreed to sell for $250,000 (less certain costs) warrants to purchase 1,150,000 shares of our common stock at an exercise price of $0.25 per share; and

- In January 2000, we also agreed to issue warrants to purchase an aggregate of 800,000 shares of our common stock at an exercise price of $0.25 per share in payment of penalties to Schoemann Venture Capital, LLC resulting from our failure to have a registration statement declared effective by the SEC prior to a specified date in the prior agreements with Schoemann Venture Capital, LLC. We also agreed that the exercise price for all outstanding warrants to purchase 4,500,000 shares of our common stock that were previously sold to Schoemann Venture Capital, LLC would be further reduced to $0.25 per share. Finally, we agreed that all rights and obligations of the parties under the earlier agreements with Schoemann Venture Capital, LLC, aside from certain registration rights and rights to receive a 5% commission on certain sales of our securities, were terminated in all respects.

     In January 2000, as part of the same financing with Schoemann Venture Capital, LLC in January 2000, we entered into an agreement with GCD Investments, LLC, a five percent beneficial owner, which replaced an existing agreement dated December 20, 1999, pursuant to which we agreed to sell warrants to 2,300,000 shares of our common stock at an exercise price of $0.25 per share. GCD Investments paid us $500,000, less certain costs, in consideration of the issuance of the warrants. GCD Investments became a 5% beneficial owner as a result of this transaction.

     On January 1, 1999, we acquired all of the outstanding capital stock of Prestige Travel Services II, Inc., a retail travel agency with an independent agent sales program and an internet cruise brokerage operation, for $1,600,000, which we paid through the issuance of 800,000 shares of Series A Convertible Preferred Stock . The conversion price of the Series A Convertible Preferred Stock was $1.06875 per share based on the 20 day average trading price preceding August 1, 1999 as provided for in the purchase agreement. The holders of the Series A Convertible Preferred Stock subsequently converted their shares of preferred stock into 1,497,076 shares of common stock, thereby resulting in their becoming a greater than five percent owner of our company.

     In December 1999, we entered into an agreement with the former owners of Prestige Travel Services II, who were then 5% beneficial owners of our stock, pursuant to which the former owners repurchased all of the outstanding capital stock of Prestige Travel Services from us. The former owners paid us a purchase price of $75,000 in cash and transferred to us the 1,497,076 shares of our common stock which the owners received upon conversion of the Series A Convertible Preferred Stock issued to them in the acquisition.

     In July 1999, we entered into an employment agreement with Daniel Brandano, our president and chief executive officer. The term of Mr. Brandano's agreement ends on June 30, 2006 and may be extended for additional one year periods thereafter. Mr. Brandano's base salary is $120,000 for fiscal 2000 and increases each year of his term. For a more detailed description of Mr. Brandano's employment agreement, please see the section entitled "Employment Contracts, Termination of Employment Agreements and Change in Control Arrangements" on page 52.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of February 25, 2000 by:

          -    The named executive officers;
          -    Each of our directors;
          - Each person, other than those officers or directors who are 5% holders who are listed elsewhere in the table, known by us to be the beneficial owner of more than 5% of our common stock;

          -    All executive officers and directors as a group; and
          - Each selling stockholder, other than those officers or directors or 5% holders who are listed elsewhere in the table, who is offering shares of our common stock under this prospectus.

     Unless otherwise noted below, the address of each person listed in the table is c/o Affinity International Travel Systems, Inc. 100 Second Avenue South, 1100S, St. Petersburg, Florida 33701-4301, and each person has the sole voting and investment power over the shares as beneficially owned except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table.

     We have determined beneficial ownership in accordance with the rules of the SEC. Shares of common stock subject to warrants or options that are either currently exercisable or exercisable within 60 days of February 25, 2000 are treated as outstanding and beneficially owned by the warrant or option holder for the purpose of computing the percentage ownership of the option/warrant holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of determining beneficial ownership after the offering, we have assumed that each selling stockholder will sell all shares they are offering.

     All shares of common stock being offered by selling stockholders are being registered by this prospectus pursuant to contractual registration rights or similar obligations on behalf of Affinity or are being registered voluntarily by Affinity.


                                        BENEFICIAL OWNERSHIP                                    BENEFICIAL OWNERSHIP
                                         PRIOR TO OFFERING                                         AFTER OFFERING
                                        --------------------                                    --------------------

        NAME AND ADDRESS            NUMBER OF     PERCENTAGE OF     NUMBER OF SHARES       NUMBER OF        PERCENTAGE OF
       OF BENEFICIAL OWNER            SHARES        OWNERSHIP         BEING OFFERED          SHARES           OWNERSHIP
       -------------------          ---------     -------------     ----------------       ---------        -------------
DIRECTORS AND OFFICERS
Daniel G. Brandano (1)              4,950,000        28.60%               25,000            2,100,000             7.70%
Joan C. Brandano(2)                 4,950,000        28.60%            2,825,000            2,100,000             7.70%
John E. Vahl(3)                        50,000         0.30%                   -0-              50,000             0.20%
Gerard J. LaMontagne(4)               100,000         0.66%               85,000               15,000             0.06%
Mark S. Mandula                       140,000         0.90%              140,000                   -0-            0.00%
All executive officers and          5,240,000        30.20%            3,075,000            2,165,000             7.90%
directors as a group
(5 persons) (5)



5% BENEFICIAL OWNERS
Gordon Dumont, Manager(6)           2,300,000        13.20%            2,300,000                   -0-            0.00%
4821 Sheridan
Metairie, LA 70002

Bradley S. Johnson (7)              2,550,000        14.90%            2,550,000                   -0-            0.00%
c/o David Lukinovich
3333 W. Napoleon Ave.
Suite 101
Metairie, LA 70001

Gina M. Music (8)                   2,856,706        17.10%            2,856,706                   -0-            0.00%
c/o David Lukinovich
3333 W. Napoleon Ave.
Suite 101
Metairie, LA 70001

Claire M. Olivier (9)                 320,000         0.20%              320,000                   -0-            0.00%
2401 Jay St.
New Orleans, LA 70122

Marcus A. Pelletteri (10)           2,750,000        15.30%            2,750,000                   -0-            0.00%
c/o David Lukinovich
3333 W. Napoleon Ave.
Suite 101
Metairie, Louisiana 70001

Florence M. Schoemann (11)          3,103,294        20.40%            3,103,294                   -0-            0.00%
3904 Wheat Dr.
Metairie, Louisiana 70002

Rodney R. Schoemann, Sr. (12)       1,767,555        11.50%              884,286              883,269            35.15%
3904 Wheat Dr.
Metairie, Louisiana 70002

SELLING STOCKHOLDERS
Cliff Barnett(13)                      40,000         0.26%               20,000               20,000             0.08%

Linster E. Brinkley, Jr.               74,854         0.50%               74,854                   -0-            0.00%

Carrollton Golf Partners(14)          330,000         2.15%              165,000              165,000             0.65%

David Comstock(15)                    100,000         0.66%               50,000               50,000             0.20%

Peter Thomas Dazzio, Jr.(16)           50,000         0.30%               25,000               25,000             0.10%

Dan T. Dickerson (17)                  50,000         0.30%               25,000               25,000             0.10%

Kim and Maria Greene(18)               20,000         0.13%               10,000               10,000             0.04%



James Hanner (19)                      40,000         0.26%               20,000               20,000             0.08%

David Heideman(20)                    100,000         0.66%               50,000               50,000             0.20%

George B. Juneman (21)                150,000         1.00%               75,000               75,000             0.30%

Brian Kessler                         168,954         1.17%              168,954                   -0-            0.00%

Charles Kessler(22)                    65,000         0.40%               60,000                5,000             0.02%

David Matheny (23)                     30,000         0.20%               15,000               15,000             0.06%

John Rasmussen(24)                     50,000         0.30%               25,000               25,000             0.10%


Charles Schwab f/b/o Robert           100,000         0.66%               50,000               50,000             0.20%
Clayton Pritchard and Beth
Pritchard (25)

Charles Schwab f/b/o Howard R.        615,000         3.95%              250,000              365,000             1.40%
Pritchard (26)

Gary M. Smith(27)                      70,000         0.46%               35,000               35,000             0.14%

Mark and Cathy Sommer(28)             180,000         1.20%               90,000               90,000             0.36%

Neal Tourdo(29)                        60,000         0.40%               30,000               30,000             0.10%

Dennis Travis(30)                      50,000         0.30%               25,000               25,000             0.10%

G.K. Ulrich(31)                       115,000         0.75%               15,000              100,000             0.40%

R. Trent Ulrich(32)                    30,000         0.20%               15,000               15,000             0.06%

Mark Young                             25,000         0.16%               25,000                   -0-            0.00%


---------------------------
* Less than 1% of the outstanding common stock.

(1) Includes 2,050,000 shares issuable upon the exercise of options exercisable within 60 days of February 25, 2000. Also includes 2,875,000 held of record by Mr. Brandano's spouse, Joan Brandano, our secretary and a director. Mr. Brandano disclaims beneficial ownership of the shares held by Ms. Brandano.

(2) Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days of February 25, 2000. Also includes 2,075,000 shares held of record by Ms. Brandano's spouse, Daniel Brandano, our chief executive officer and president. Ms. Brandano disclaims beneficial ownership of the shares held by Mr. Brandano.

(3) Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days of February 25, 2000.

(4) Includes 15,000 shares issuable upon the exercise of options exercisable within 60 days of February 25, 2000.

(5) Includes 2,140,000 shares issuable upon the exercise of options exercisable within 60 days of February 25, 2000.

(6) Includes 2,300,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 2,300,000 shares of our common stock.

(7) Includes 600,000 shares of common stock held in the Affinity 5R Trust; 650,000 shares of common stock held in the Affinity 5K Trust; 650,000 shares of common stock held in the Affinity 6R Trust and 650,000 shares of common stock held in the Affinity 6K Trust. Mr. Johnson serves as the trustee for each of these trusts. Of the amounts beneficially owned by Mr. Johnson, 1,950,000 shares are issuable upon the exercise of immediately exercisable warrants to purchase 1,950,000 shares of our common stock.

(8) Includes 750,000 shares of common stock held in the Affinity 1R Trust; 678,353 shares of common stock held in the Affinity 1K Trust; 678,353 shares of common stock held in the Affinity 2R Trust; and 750,000 shares of common stock held in the Affinity 2K Trust. Ms. Music serves as the trustee for each of these trusts. Of the amounts beneficially owned by Ms. Music, 1,500,000 shares are issuable upon the exercise of immediately exercisable warrants to purchase 1,500,000 shares of our common stock.

(9) Includes 160,000 shares of common stock held in the Rodney Ryan Schoemann, Sr. Grantor Retained Annuity Trust UAD 6/20/97; and 160,000 shares of common stock held in the Carol Lynn Henry Schoemann Grantor Retained Annuity Trust UAD 6/20/97. Ms. Olivier serves as the trustee for such trusts.

(10) Includes 690,000 shares of common stock held in the Affinity 3R Trust; 690,000 shares of common stock held in the Affinity 3K Trust; 690,000 shares of common stock held in the Affinity 4R Trust; and 680,000 shares of common stock held in the Affinity 4K Trust. Mr. Pelletteri serves as the trustee for such trusts. Of the amounts beneficially owned by Mr. Pelletteri, 2,750,000 shares are issuable upon the exercise of immediately exercisable warrants to purchase 2,750,000 shares of our common stock.

(11) Includes 465,824 shares of common stock held in the Rodney Ryan Schoemann Sr. Family Trust No. 1; 465,823 shares of common stock held in the Rodney Ryan Schoemann Sr. Family Trust No. 2; 705,823 shares of common stock held in the Carol Lynn Henry Schoemann Family Trust No. 1; 705,824 shares of common stock held in the Carol Lynn Henry Schoemann Family Trust No. 2; 380,000 shares of common stock held in the Rodney Ryan Schoemann, Jr. Intervivos Trust of 1998 UAD 12/10/97; and 380,000 shares of common stock held in the Kristina Marie Schoemann Intervivos Trust of 1998 UAD 12/10/97. Ms. Schoemann serves as trustee for each of these trusts..

(12) Includes 160,000 shares of common stock held in the Ryan Schoemann, Sr. Foundation. Mr. Schoemann serves as director of the foundation. Of the amounts beneficially owned by Mr. Schoemann, 250,000 shares are issuable upon the exercise of immediately exercisable warrants to purchase 250,000 shares of our common stock.

(13) Includes 20,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 20,000 shares of our common stock.

(14) Includes 165,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 165,000 shares of our common stock.

(15) Includes 50,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 50,000 shares of our common stock.

(16) Includes 25,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 25,000 shares of our common stock.

(17) Includes 25,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 25,000 shares of our common stock.

(18) Includes 10,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 10,000 shares of our common stock.

(19) Includes 20,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 20,000 shares of our common stock.

(20) Includes 50,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 50,000 shares of our common stock.

(21) Includes 25,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 25,000 shares of our common stock which are held in the Frances B. Juneman Trust, a trust for which Mr. Juneman serves as trustee. Also includes 50,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 50,000 of our common stock which are held in Mr. Juneman's name.

(22) Includes 5,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 5,000 shares of our common stock.

(23) Includes 15,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 15,000 shares of our common stock.

(24) Includes 25,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 25,000 shares of our common stock.

(25) Includes 50,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 50,000 shares of our common stock.

(26) Includes 365,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 365,000 shares of our common stock.

(27) Includes 35,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 35,000 shares of our common stock.

(28) Includes 90,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 90,000 shares of our common stock.

(29) Includes 30,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 30,000 shares of our common stock.

(30) Includes 25,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 25,000 shares of our common stock.

(31) Includes 100,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 100,000 shares of our common stock.

(32) Includes 15,000 shares issuable upon the exercise of immediately exercisable warrants to purchase 15,000 shares of our common stock.

                 DESCRIPTION OF CAPITAL STOCK AND OTHER MATTERS

     Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value, and 100,000,000 shares of preferred stock, $.001 par value per share.

COMMON STOCK

     As of March 7, 2000, there were 15,182,374 shares of common stock outstanding, held of record by approximately 115 stockholders.

     Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in such election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, after provision has been made for any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the net assets available after the payment of all of our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock. Holders of the common stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

    The Board of Directors has the authority, without action by the stockholders, to create one or more series of preferred stock and determine the number of shares, designation, price, redemption terms, conversion and voting rights with respect to any such series.

     Our stockholders have granted the Board of Directors authority to issue the preferred stock and to determine the rights and preferences of the preferred stock in order to eliminate delays associated with a stockholder vote on specific issuances. The rights of the holders of common stock will be subordinate to the rights of holders of any preferred stock issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock, and could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We have previously issued shares of Series A Convertible Preferred Stock, but such shares have since been converted into common stock and the shares of Series A Convertible Preferred Stock have been canceled and are not subject to reissuance. Accordingly, to date, there are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

WARRANTS

         As of March 7, 2000, there were outstanding warrants to purchase an aggregate of 9,979,535 shares of our common stock, of which 9,945,000 shares underlying such warrants are being registered by the registration statement of which this prospectus is a part. The weighted average exercise price of the warrants being registered is $0.31 per share.

REGISTRATION RIGHTS

         All of the shares being sold the selling stockholders, the 9,945,000 shares issuable upon exercise of the warrants that we are selling, and the 8,750,000 shares issuable upon exercise of the warrants which we are registering for resale by certain stockholders, are being registered in the registration statement, of which this prospectus is a part, pursuant to contractual obligations and registration rights granted to such selling stockholders.

LIMITATION OF OUR OFFICERS' AND DIRECTORS' LIABILITY

     Our articles of incorporation, as amended, and by-laws include provisions to eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty and require us to indemnify our directors and officers to the fullest extent permitted by law.

ADDITIONAL PROVISIONS IN OUR CHARTER AND BYLAWS

     Our articles of incorporation, as amended, may discourage, delay or prevent a merger or acquisition that a stockholder may consider favorable by authorizing blank check preferred stock, a type of stock with terms and conditions set by the board of directors alone without further stockholder approval; such preferred stock could be issued with more voting power than the common stock, effectively giving control of the company to the holders of preferred stock. An issuance of this type of preferred stock could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of blank check preferred stock could facilitate the introduction of a poison pill rights distribution which could discourage or delay a merger or acquisition.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Interwest Transfer, Inc. located in Salt Lake City, Utah.

                         SHARES ELIGIBLE FOR FUTURE SALE

     As of March 7, 2000, we had approximately 15,182,374 shares of common stock outstanding, which does not include the 9,945,000 shares issuable upon exercise of outstanding warrants which are being registered pursuant to the registration statement of which this prospectus is a part.

     Upon the effectiveness of the registration statement of which this prospectus is a part, assuming the exercise of all outstanding warrants being registered hereunder, approximately 24,749,352 shares will be freely tradable without restriction under the Securities Act of 1933, as amended. Subject to certain volume and other limitations, approximately 79,156 shares are currently eligible for sale under Rule 144, and approximately 387,722 shares will be eligible for public sale without registration at different times during the next twelve months, pursuant to Rule 144.

     In addition to the outstanding warrants for which we are registering the shares issuable upon exercise, we also have outstanding warrants to purchase 34,535 shares of our common stock, which are not being registered under the registration statement of which this prospectus is a part. The weighted average purchase price of the outstanding warrants to purchase 9,979,535 shares of our common stock is $0.32 per share.

      We also have outstanding options to purchase 2,165,000 shares of our common stock at a weighted average exercise price of $0.54 per share. Further, shortly after the effectiveness of the registration statement, of which this prospectus is a part, we intend to file a Form S-8 registration statement under the Securities Act registering 4,000,000 shares of common stock issuable under our combination stock option plan, including the 2,165,000 options currently outstanding. The sale of even a small number of the outstanding shares of common stock may have a material adverse effect on the quoted price of our common stock. The sale of any such shares may also have a material adverse effect on our ability to raise capital and/or materially adversely affect the quoted price of our common stock.

     In general, under Rule 144, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

-    one percent of the number of shares of common stock then outstanding; or

- the average weekly trading volume of the common stock during the four calendar weeks preceding the sale.

     Sales under Rule 144 are also subject to requirements with respect to manner of sale, notice and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                              PLAN OF DISTRIBUTION

         Of the 29,103,094 shares being registered under this prospectus, we are selling 9,945,000 shares issuable upon the exercise of warrants to purchase 9,945,000 shares of our common stock. The selling stockholders are selling an aggregate of 19,158,094 shares, which includes 8,750,000 shares we are registering for resale by certain stockholders who will acquire such shares from the 9,945,000 shares we are selling under this prospectus upon the exercise of outstanding warrants. The price and manner of sale of the shares of common stock offered by the selling stockholders hereunder by this prospectus are in the sole discretion of the selling stockholders. The shares of common stock offered by this prospectus may be offered through any of several methods, such as ordinary brokerage transactions at market prices or in privately negotiated transactions at prices agreed upon by the parties. We do not have, nor, to our knowledge, do the selling stockholders have, any agreement, arrangement or understanding with any broker or dealer entered into prior to the effective date of the registration statement of which this prospectus is a part with respect to the sale of the common stock offered by this prospectus.

                                  LEGAL MATTERS

         Brown Rudnick Freed & Gesmer, Boston, Massachusetts will pass upon certain legal matters in connection with this offering for us.

                                     EXPERTS

        The consolidated financial statements of Affinity International Travel Systems, Inc. and subsidiaries as of June 30, 1999 and 1998 and for the three years then ended, included in this prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

        The financial statements of Affinity International Travel Systems, Inc. at December 31, 1997 and 1996 and for each of the three years then ended, and the period from inception to December 31, 1997, have been included herein and in the registration statement in reliance upon the report of Tubbs & Bartnick, P.A., independent certified public accountants, appearing elsewhere herein and upon the authority of such firm as experts in accounting and auditing.

        The financial statements of Prestige Travel Services II, Inc. at December 31, 1998 and 1997 and for each of the two years then ended, have been included herein and in the registration statement in reliance upon the report Tubbs & Bartnick, P.A., independent certified public accountants, appearing elsewhere herein and upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act registering the common stock to be sold in this offering. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement and the exhibits and schedules filed as a part of the registration statement. For further information concerning us and the common stock to be sold in this offering, you should refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance reference is made to the copy of the agreement filed as an exhibit to the registration statement, each statement being qualified by this reference. The registration statement, including the exhibits and schedules filed as a part of the registration statement, may be inspected at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Seven World Trade Center, New York, New York 10007 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from such offices upon payment of the prescribed fees.

     Upon effectiveness of the registration statement, we will become subject to the reporting requirements of the Exchange Act of 1934, as amended. As a reporting company, we will be filing quarterly, annual and other periodic and current reports and proxy statements with the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms, and you can request copies of the documents upon payment of a duplicating fee by writing to the SEC. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC which can be accessed at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC. AND SUBSIDIARIES

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                         F-3

                  FINANCIAL STATEMENTS
                  Consolidated Balance Sheets as of June 30, 1998 and June 30, 1999                          F-4

                  Consolidated Statements of Operations for the years ended June 30, 1997,
                      June 30, 1998 and June 30, 1999                                                        F-6

                  Consolidated Statements of Stockholders' Equity for the years ended
                      June 30, 1997, June 30, 1998 and June 30, 1999                                         F-7

                  Consolidated Statements of Cash Flows for the years ended June 30, 1997,
                      June 30, 1998 and June 30, 1999                                                        F-8

                  Notes to consolidated financial statements                                                 F-9

AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC. AND SUBSIDIARIES

                  FINANCIAL STATEMENTS

                  Unaudited Consolidated Balance Sheets as of December 31, 1998 and December 31, 1999        F-29

                  Unaudited Consolidated Statements of Operations for the periods ended December 31,         F-31
                  1998 and December 31, 1999

                  Unaudited Consolidated Statements of Stockholders' Equity for the periods ended
                  December 31, 1998 and December 31, 1999                                                    F-32

                  Unaudited Consolidated Statements of Cash Flows for the periods ended December 31, 1998    F-33
                  and December 31, 1999

                  Notes to consolidated financial statements                                                 F-34



AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC. (FORMERLY PAYDIRT, INC.)

                  INDEPENDENT AUDITOR'S REPORT                                                               F-39
                  FINANCIAL STATEMENTS
                  Balance Sheets as of December 31, 1997 and 1996                                            F-40

                  Statements of Operations for the years ended December 31, 1997, 1996 and
                      1995, and the period from inception to December 31, 1997                               F-41

                  Statements of Stockholders' Equity for the period from inception to December 31,
                      1997                                                                                   F-42

                  Statements of Cash Flows for the years ended  December 31, 1997, 1996 and 1995 and
                      the period from inception to December 31, 1997                                         F-43

                  Notes to financial statements                                                              F-44

PRESTIGE TRAVEL SERVICES, II INC.

                  INDEPENDENT AUDITOR'S REPORT                                                               F-47
                  FINANCIAL STATEMENTS
                  Balance Sheets as of December 31, 1997 and December 31, 1998                               F-48

                  Statements of Operations for the years ended December 31, 1997
                      and December 31, 1998                                                                  F-49

                  Statements of Changes in Stockholders' Equity (Deficit) for
                      the years ended December 31, 1997 and December 31, 1998                                F-50

                  Statements of Cash Flows for the years ended December 31, 1997
                      and December 31, 1998                                                                  F-51

                  Notes to financial statements                                                              F-52


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Affinity International Travel Systems, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Affinity International Travel Systems, Inc. and subsidiaries as of June 30, 1999 and 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Affinity International Travel Systems, Inc. and subsidiaries as of June 30, 1999 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles.

                              BDO Seidman, LLP

Orlando, Florida
September 3, 1999, except for Note 12,
  as to which the date is March 7, 2000

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS
================================================================================



JUNE 30,                                                     1999         1998
--------------------------------------------------------------------------------
ASSETS

CURRENT:
  Cash and cash equivalents                            $1,119,796   $   64,061
  Restricted certificates of deposit (Note 8)             195,280       32,132
  Accounts receivable                                     158,156       35,403
  Prepaid accommodations                                  128,471       31,520
  Prepaid expenses                                         48,273       37,250
--------------------------------------------------------------------------------

         TOTAL CURRENT ASSETS                           1,649,976      200,366

PROPERTY AND EQUIPMENT, net (Note 4)                      268,464      139,395
GOODWILL, net of accumulated amortization of $90,210    1,688,309         --
DEPOSITS                                                   40,230       29,180
OTHER ASSETS                                               17,944       26,224
--------------------------------------------------------------------------------


         TOTAL ASSETS                                  $3,664,923   $  395,165
================================================================================


                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS
================================================================================


JUNE 30,                                                     1999           1998
---------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Notes payable                                       $    27,000    $      --
  Accounts payable                                        621,227        543,474
  Accrued expenses                                        339,152         92,405
  Deferred revenue                                        294,953         65,539
  Due to customers                                         13,865         68,066
  Current portion of long-term debt (Note 5)                 --           13,984
  Current portion of capital lease obligations (Note 8)    15,410         12,448
---------------------------------------------------------------------------------

         TOTAL CURRENT LIABILITIES                      1,311,607        795,916

CAPITAL LEASE OBLIGATIONS, less current portion (Note 8)   22,924         38,334
CONVERTIBLE DEBENTURE (Note 6)                             25,000           --
---------------------------------------------------------------------------------

         TOTAL LIABILITIES                              1,359,531        834,250
---------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)

STOCKHOLDERS' EQUITY (DEFICIT) (Notes 1, 6, 7, 8, 9 and 11):

  Common stock, $.001 par value, shares authorized
    100,000,000, issued and outstanding 12,263,165
    and 4,902,894                                          12,263          4,903
  Convertible preferred stock, $.001 par value, shares
    authorized 100,000,000, issued and outstanding -
    800,000 and -0                                            800           --

  Additional paid-in capital                            9,018,199      1,098,514
  Accumulated deficit                                  (6,725,870)    (1,542,502)
---------------------------------------------------------------------------------

         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)           2,305,392       (439,085)
---------------------------------------------------------------------------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $ 3,664,923    $   395,165
           (DEFICIT)
================================================================================


                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================

YEAR ENDED JUNE 30,                            1999           1998           1997
---------------------------------------------------------------------------------
NET SALES                               $ 2,324,943    $ 1,328,577    $   665,143

COST OF SALES                             1,585,807        769,667        541,751
---------------------------------------------------------------------------------

         Gross profit                       739,136        558,910        123,392
---------------------------------------------------------------------------------

OPERATING EXPENSES:

  Selling, general and administrative     1,386,964      1,160,623        264,682
  Salaries and wages                      1,159,709        416,917        142,986
  Consulting fees                           982,352         44,997           --
  Rent                                      167,058         80,281         29,313
---------------------------------------------------------------------------------

         TOTAL OPERATING EXPENSES         3,696,083      1,702,818        436,981
---------------------------------------------------------------------------------

         Operating loss                  (2,956,947)    (1,143,908)      (313,589)
---------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):

  Interest income                             1,775          6,221          1,440
  Interest expense (Notes 6 and 11)      (2,241,570)       (46,942)        (2,225)
  Other income (expense)                     13,374         16,128         (3,451)
---------------------------------------------------------------------------------

         TOTAL OTHER EXPENSE             (2,226,421)       (24,593)        (4,236)
---------------------------------------------------------------------------------

NET LOSS                                $(5,183,368)   $(1,168,501)   $  (317,825)
=================================================================================

NET LOSS PER COMMON SHARE               $      (.82)   $      (.27)   $      (.11)
=================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING       6,290,174      4,249,506      2,848,718
=================================================================================


                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

================================================================================

                                                                                                         CONVERTIBLE

                                                                                  COMMON STOCK           PREFERRED STOCK
                                                                           ---------------------------   --------------------------
                                                                                                  PAR                          PAR
                                                                                SHARES          VALUE         SHARES         VALUE
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, July 1, 1996                                                              187       $      -              -         $   -
  Advances from stockholder converted to common stock                        2,799,813          2,800              -             -
  Advances from related party contributed to capital                                 -              -              -             -
  Sale of common stock                                                       1,400,003          1,400              -             -
  Net loss                                                                           -              -              -             -
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, June 30, 1997                                                       4,200,003          4,200              -             -
  Issuance of common stock for acquisition                                       6,667              7              -             -
  Issuance of common stock for compensation                                     75,000             75              -             -
  Issuance of common stock for conversion of debentures                        371,224            371              -             -
  Sale of common stock                                                         250,000            250              -             -
  Net loss                                                                           -              -              -             -
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, June 30, 1998                                                       4,902,894          4,903              -             -
  Record issuance of common stock related to reverse acquisition               330,840            331              -             -
  Beneficial conversion feature in convertible debentures and
    common stock warrants                                                            -              -              -             -
  Issuance of common stock for conversion of debentures                      4,934,286          4,934              -             -
  Issuance of preferred stock for acquisition                                        -              -        800,000           800
  Issuance of common stock for acquisition                                      36,320             36              -             -
  Issuance of common stock for warrants                                        200,000            200              -             -
  Issuance of common stock for compensation and services                       182,433            182              -             -
  Issuance of common stock warrants for services                                     -              -              -             -
  Sale of common stock                                                       1,676,392          1,677              -             -
  Net loss                                                                           -              -              -             -
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, June 30, 1999                                                      12,263,165       $ 12,263        800,000         $ 800
====================================================================================================================================

                                                                                                                TOTAL
                                                                             ADDITIONAL                 STOCKHOLDERS'
                                                                                PAID-IN    ACCUMULATED         EQUITY
                                                                                CAPITAL        DEFICIT      (DEFICIT)
------------------------------------------------------------------------------------------------------------------------
BALANCE, July 1, 1996                                                       $     5,046   $    (56,176)  $    (51,130)
  Advances from stockholder converted to common stock                            12,199              -         14,999
  Advances from related party contributed to capital                             68,859              -         68,859
  Sale of common stock                                                          468,850              -        470,250
  Net loss                                                                            -       (317,825)      (317,825)
------------------------------------------------------------------------------------------------------------------------

BALANCE, June 30, 1997                                                          554,954       (374,001)       185,153
  Issuance of common stock for acquisition                                       19,993              -         20,000
  Issuance of common stock for compensation                                      74,925              -         75,000
  Issuance of common stock for conversion of debentures                         198,892              -        199,263
  Sale of common stock                                                          249,750              -        250,000
  Net loss                                                                            -     (1,168,501)    (1,168,501)
------------------------------------------------------------------------------------------------------------------------

BALANCE, June 30, 1998                                                        1,098,514     (1,542,502)      (439,085)
  Record issuance of common stock related to reverse acquisition                   (331)             -              -
  Beneficial conversion feature in convertible debentures and
    common stock warrants                                                     2,222,000              -      2,222,000
  Issuance of common stock for conversion of debentures                       2,217,066              -      2,222,000
  Issuance of preferred stock for acquisition                                 1,599,200              -      1,600,000
  Issuance of common stock for acquisition                                       71,839              -         71,875
  Issuance of common stock for warrants                                          69,800              -         70,000
  Issuance of common stock for compensation and services                        457,759              -        457,941
  Issuance of common stock warrants for services                                682,500              -        682,500
  Sale of common stock                                                          599,852              -        601,529
  Net loss                                                                            -     (5,183,368)    (5,183,368)
------------------------------------------------------------------------------------------------------------------------
BALANCE, June 30, 1999                                                      $ 9,018,199   $ (6,725,870)  $  2,305,392
========================================================================================================================


                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

================================================================================


YEAR ENDED JUNE 30,                                                                          1999           1998         1997
--------------------------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET LOSS TO NET CASH USED FOR OPERATING ACTIVITIES:
  Net loss                                                                            $(5,183,368)  $ (1,168,501)   $(317,825)
  Adjustments to reconcile net loss to net cash used for operating activities:
      Depreciation and amortization                                                       151,613         47,926       10,368
      Loss on disposals of property and equipment                                           3,623              -        4,000
      Write off of notes receivable                                                        10,000          9,896            -
      Write off of goodwill                                                                     -         66,681            -
      Write off of organization costs                                                           -         30,246            -
      Issuance of common stock for interest                                                     -         44,263            -
      Issuance of common stock for compensation and services                              432,941         43,750            -
      Issuance of common stock warrants for services                                      682,500              -            -
      Issuance of convertible debt and common stock warrants at a discount              2,222,000              -            -
      Changes in assets and liabilities, net of effects of acquisitions:

        Accounts receivable                                                               (59,838)       (14,993)      (4,049)
        Prepaid accommodations                                                            (96,951)        (4,719)           -
        Prepaid expenses                                                                   10,852         (6,000)     (14,526)
        Note receivable                                                                         -          3,887      (13,783)
        Accounts payable                                                                   35,767        458,719       20,811
        Accrued expenses                                                                  132,478         43,527       48,878
        Deferred revenue                                                                  197,570          7,239       21,303
        Due to customers                                                                  (54,201)        68,066            -
--------------------------------------------------------------------------------------------------------------------------------

Net cash used for operating activities                                                 (1,515,014)      (370,013)    (244,823)
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of restricted certificate of deposit                                          (163,148)       (12,132)     (20,000)
  Purchase of property and equipment                                                      (87,696)       (38,589)     (50,820)
  Cash paid for acquisition of SunStyle                                                   (28,558)             -            -
  Cash paid for acquisition of Ritter-Witt                                                      -        (55,000)           -
  Cash paid for acquisition of Prestige Travel                                             (6,185)             -            -
  Cash obtained from acquisition of Prestige Travel                                        33,428              -            -
  Increase in organizational costs                                                              -              -      (13,872)
  Increase (decease) in deposits                                                          (11,050)         9,126      (21,806)
  Net increase in other assets                                                            (23,250)       (21,495)      (1,487)
--------------------------------------------------------------------------------------------------------------------------------

Net cash used for investing activities                                                   (286,459)      (118,090)    (107,985)
--------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from stockholder                                                                     -              -       38,097
  Principal payments of notes payable                                                     (34,889)             -            -
  Principal payments of long-term debt                                                    (13,984)       (23,295)           -
  Principal payments of capital lease obligations                                         (12,448)        (5,993)           -
  Proceeds from issuance of convertible debentures                                      2,247,000          5,000      150,000
  Net proceeds from sale of common stock                                                  671,529        250,000      470,250
--------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                               2,857,208        225,712      658,347
--------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                                         1,055,735       (262,391)     305,539

CASH AND CASH EQUIVALENTS, beginning of year                                               64,061        326,452       20,913
--------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of year                                                $ 1,119,796   $     64,061    $ 326,452
================================================================================================================================


                   SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

  1.    NATURE OF                  NATURE OF ORGANIZATION
        ORGANIZATION

                                   Affinity International Travel Services, Inc., formerly Medanco, Inc. ("Medanco"), through its wholly-owned subsidiaries, currently provides packaged vacation programs, as well as airline, car rental, hotel and cruise ship reservations for both retail travel agents and direct consumers.

                                   The consolidated financial statements include the accounts of Affinity International Travel Systems, Inc. ("Affinity" or collectively the "Company") and its wholly-owned subsidiaries, Affinity International Travel Services, Ltd.; Prestige Travel Services II, Inc.; and SunStyle International Holidays, Inc. ("SunStyle") and its wholly-owned subsidiaries, SunStyle International
                                   Holidays, Ltd.; SunStyle International
                                   Holidays of California, Inc.; and Air Travel
                                   Trust, Inc. All material intercompany
                                   accounts and transactions have been
                                   eliminated.

                                   (A)   ACQUISITION OF SUNSTYLE INTERNATIONAL
                                         HOLIDAYS, INC.

                                         On July 14, 1998, Affinity acquired
                                         SunStyle, and SunStyle became a
                                         wholly-owned subsidiary of Affinity.
                                         Pursuant to the acquisition agreement,
                                         all the outstanding common stock of
                                         SunStyle was acquired by Affinity and
                                         the following occurred:

                                         1.   Affinity effected a 1.75-to-1
                                              reverse stock split, after which
                                              it had 330,840 of its 100,000,000
                                              authorized shares of $.001 par
                                              value common stock outstanding.

                                         2.   The holders of SunStyle common
                                              stock received one common share of
                                              Affinity for each common share
                                              held of SunStyle, which
                                              represented 4,902,894 shares or
                                              approximately 94% of the 5,233,734
                                              shares of common stock of Affinity
                                              outstanding after the acquisition.

                                         3.   The officers and director of
                                              Affinity resigned, and the former
                                              officers and directors of SunStyle
                                              were appointed officers and
                                              directors of Affinity.

                                         Although SunStyle was acquired by
                                         Affinity, the transaction was accounted
                                         for as a purchase of Affinity by
                                         SunStyle (a reverse acquisition in
                                         which SunStyle is considered the
                                         acquirer for accounting purposes) since
                                         the previous stockholders of SunStyle
                                         obtained a majority of the

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                         voting rights of Affinity as a result
                                         of this transaction. Therefore, the
                                         historical financial statements herein
                                         are those of SunStyle up to July 31,
                                         1998, the acquisition date. Immediately
                                         after the acquisition, the Company's
                                         balance sheet included the accounts of
                                         Affinity and SunStyle. The historical
                                         operations and related financial
                                         statements of Affinity prior to the
                                         acquisition were insignificant, and
                                         therefore, the pro forma information
                                         assuming the acquisition had taken
                                         place at the beginning of the
                                         respective periods is not presented.

                                         The purchase price for Affinity
                                         consisted solely of the acquisition
                                         costs incurred of $28,558. As the
                                         common stock of Affinity had no recent
                                         activity and Affinity had no operations
                                         or net book value, no value was
                                         allocated to the common stock issued
                                         for the acquisition.

                                   (B)   ACQUISITION OF RITTER-WITT, INC.

                                         On October 10, 1997 the Company
                                         purchased certain assets of
                                         Ritter-Witt, Inc. d/b/a Mariner's
                                         Travel, a retail travel agency located
                                         in Newport Beach, California, with
                                         $55,000 in cash, 6,667 shares of the
                                         Company's common stock valued at
                                         $20,000 ($3.00 per share based on the
                                         value negotiated between the Company
                                         and Ritter-Witt, Inc.) and promissory
                                         notes of $105,000 for a total purchase
                                         price of $180,000. The transaction was
                                         accounted for as a purchase, and the
                                         purchase price was allocated to the
                                         assets acquired based on their
                                         estimated fair market values on the
                                         date of the transaction. The excess of
                                         the purchase price over the fair value
                                         of the net assets acquired was $159,402
                                         and was recorded as goodwill.

                                         In July 1998, a key employee of this
                                         operation resigned, and as a result, a
                                         lawsuit was filed by the Company that
                                         alleged the employee breached her
                                         employment and non-compete agreements.
                                         The lawsuit was settled in February
                                         1999 and resulted in the outstanding
                                         debt payable to the former owners that
                                         arose through the acquisition of
                                         approximately $93,000 being forgiven
                                         and recorded as a purchase price
                                         adjustment, along with a $5,000
                                         judgment against the employee's new
                                         employer. The remaining goodwill of
                                         approximately $67,000 was charged to
                                         operations for the year ended June 30,
                                         1998 as it was determined to be
                                         impaired as a result of the breached
                                         employment agreement and its related
                                         effect on the acquired business. The
                                         California operation continued on a
                                         limited basis until it was relocated in
                                         July 1999 to Marietta, Georgia, where
                                         its operations were consolidated with
                                         Design-A-Tour, Inc. (see Note 1[D]).

                                   (C) ACQUISITION OF PRESTIGE TRAVEL SERVICES
                                       II, INC.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                         On January 1, 1999, the Company
                                         acquired all of the outstanding stock
                                         of Prestige Travel Services II, Inc., a
                                         retail travel agency with an
                                         independent agent sales program and an
                                         internet cruise brokerage operation
                                         known as Cruise Brokers.com., for
                                         $1,600,000, paid through the issuance
                                         of 800,000 shares of Series A
                                         convertible preferred stock. Prestige
                                         operates offices in Tampa and Ft.
                                         Lauderdale, Florida. The transaction
                                         was accounted for as a purchase. The
                                         agreement provided for the measurement
                                         of the conversion price to be made on
                                         August 1, 1999 based on the average
                                         trading price of the Company's common
                                         stock for the preceding 20 days'
                                         average trading price. The conversion
                                         price on August 1, 1999 was determined
                                         to be $1.06875 per share of common
                                         stock, resulting in 1,497,076 shares of
                                         common stock. The excess of the
                                         purchase price, including acquisition
                                         costs of $107,715, plus the excess of
                                         the liabilities assumed over the fair
                                         market value of the assets acquired of
                                         $1,746,828, was recorded as goodwill
                                         and is being amortized on a
                                         straight-line basis over ten years.

                                         Acquisition costs included $85,000
                                         payable to an unrelated third party as
                                         a finder's fee, of which $5,000 had
                                         been paid as of June 30, 1999. The
                                         remaining $80,000 was accrued as of
                                         June 30, 1999 and was converted into
                                         74,854 shares of the Company's common
                                         stock after June 30, 1999. The
                                         conversion price was determined at
                                         August 1, 1999 based on the average
                                         trading price of the Company's common
                                         stock for the preceding 20 days.

                                   (D)   ACQUISITION OF DESIGN-A-TOUR, INC.

                                         On February 8, 1999, the Company
                                         entered into an asset purchase
                                         agreement in which it acquired the
                                         assets of Design-A-Tour, Inc. in
                                         exchange for $75,000 of the Company's
                                         convertible preferred stock in a
                                         transaction accounted for under the
                                         purchase method of accounting. The
                                         purchase agreement was amended to
                                         provide for the issuance of 36,320
                                         shares of the Company's common stock
                                         valued at approximately $2.07 per share
                                         (the quoted market value on the
                                         acquisition date) in lieu of the
                                         convertible preferred stock. The
                                         Company's financial statements reflect
                                         the issuance of these shares although
                                         the certificate had not been released
                                         to the seller pending the execution of
                                         the amendment to the purchase agreement
                                         which occurred in August 1999.

                                         The entire purchase price was allocated
                                         to the assets acquired based on their
                                         estimated fair market value. The assets
                                         included furniture and equipment, an
                                         internet web site, rights to use a
                                         search engine on that web site and the
                                         rights to make airline reservations
                                         under a related servicing

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                         agreement. The acquired tangible and
                                         intangible assets are being depreciated
                                         and amortized over their estimated
                                         useful lives of three to five years.

                                   The operating results of the significant acquired businesses have been included in the consolidated statement of operations from the dates of acquisition. The following pro forma information has been prepared assuming certain of the acquisitions above, which were deemed to be significant acquisitions, had taken place at the beginning of the respective periods. The pro forma information includes adjustments for interest expense that would have been incurred to finance the purchases, additional depreciation based on the fair value of property acquired and the amortization of intangibles arising from the transactions. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transactions been effected on the assumed dates.


                                                                                         UNAUDITED
                                                                           ---------------------------------------
                                  YEAR ENDED JUNE 30,                              1999        1998        1997
                                  --------------------------------------------------------------------------------

                                  Total revenues                             $3,588,584   $2,416,290  $1,597,208
                                  Net loss applicable to common stock        (5,316,218)  (1,229,808)   (483,772)
                                  Net loss per common share                        (.85)        (.29)       (.29)
                                  ================================================================================


                                   The results of operations of the
                                   insignificant acquisitions were not material to the Company's consolidated results of operations.

2.      SUMMARY OF                 (A)  Revenue Recognition
        SIGNIFICANT
        ACCOUNTING                      The  Company  sells  travel  packages
        POLICIES                        through  both  wholesale  and retail
                                        operations.  The revenues and cost of
                                        sales from  wholesale  operations are
                                        recorded at the gross amounts received
                                        from customers and the amounts paid to
                                        vendors. The Company negotiates the
                                        prices it pays to its vendors and sets
                                        the prices that it sells to customers
                                        and therefore bears the financial risks
                                        of the transactions. The revenues and
                                        cost of sales from the retail operations are recorded on a net basis. The revenues consist primarily of commissions earned by travel agents on the sales of products and the cost of sales consist primarily of commissions paid to independent travel agents. For these transactions, the travel agents merely act as intermediaries for the customers and vendors thereby earning a commission.

                                        Advance payments made by customers are
                                        recorded as deferred revenue and advance payments made to vendors are recorded as prepaid accommodations. Revenues and related expenses are recognized when the

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                        revenue is earned, which varies by the
                                        type of product. Revenues from airline
                                        ticket sales are recorded when the
                                        tickets are issued. Revenues from cruise and tour sales are recognized at the time that the amounts paid are no longer refundable to the customer. Revenues from hotel sales and auto rentals are not recognized until the customer utilizes them. The related commissions due to travel agents are recorded as a cost of sales and a payable at the same time the underlying revenue is recognized.

                                   (B)  Property, Equipment and Depreciation

                                        Property and equipment are stated at
                                        cost. Depreciation is computed over the
                                        estimated useful lives of the assets by
                                        the straight-line method for financial
                                        statement purposes and by accelerated
                                        methods for income tax purposes.

                                   (C)  Advertising Costs

                                        The Company expenses advertising costs
                                        as incurred. The total advertising costs charged to expense were approximately $44,000, $31,000 and $36,000 for the years ended June 30, 1999, 1998 and
                                        1997, respectively.

                                   (D)   Income Taxes

                                         The Company accounts for income taxes
                                         on the liability method. Under this
                                         method, deferred tax assets and
                                         liabilities are determined based on
                                         differences between financial reporting
                                         and tax bases of assets and
                                         liabilities. Measurement of deferred
                                         income tax is based on enacted tax
                                         rates and laws that will be in effect
                                         when the differences are expected to
                                         reverse, with the measurement of
                                         deferred income tax assets being
                                         reduced by available tax benefits not
                                         expected to be realized.

                                   (E)  Net Loss per Share

                                        Potential common shares are not
                                        considered in the calculation of loss
                                        per share because their inclusion would
                                        be antidilutive. Potential common shares consist of 4,505,000 common stock warrants and 800,000 shares of convertible preferred stock. The 74,854 shares of common stock to be issued as finder's fees (see Note 1[C]) and 40,000 shares of common stock to be issued as employee compensation (see Note 8) have been included in the calculation of loss per share since their issuance is not dependent upon a future contingency.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   (F)  Use of Estimates

                                        The preparation of financial statements
                                        in conformity with generally accepted
                                        accounting principles requires
                                        management to make estimates and
                                        assumptions that affect the reported
                                        amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                   (G)  Financial Instruments

                                        Statement of Financial Accounting
                                        Standards No. 107, "Disclosures about
                                        Fair Value of Financial Instruments,"
                                        requires disclosure of fair value
                                        information about financial instruments.
                                        Fair value estimates discussed herein
                                        are based upon certain market
                                        assumptions and pertinent information
                                        available to management as of June 30,
                                        1999.

                                        The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, accounts receivable, notes payable, accounts payable, accrued expenses, long-term debt and capital lease obligations. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                                   (H)   Impairment of Long-Lived Assets

                                         Assets are evaluated for impairment
                                         when events or changes in circumstances
                                         indicate that the carrying amounts of
                                         the assets may not be recoverable. When
                                         any such impairment exists, the related
                                         assets will be written down to fair
                                         value. As discussed in Note 1(B), the
                                         Company recorded a write-down of
                                         goodwill of approximately $67,000
                                         during the year ended June 30, 1999.

                                   (I)   Stock-Based Compensation

                                         Statement of Financial Accounting
                                         Standard No. 123, "Accounting for
                                         Stock-Based Compensation," issued by
                                         the Financial Accounting Standards
                                         Board, encourages a fair value method
                                         of accounting for stock-based
                                         compensation plans. This statement
                                         provides a choice to either adopt the
                                         fair value based method of accounting
                                         or continue to apply APB Opinion No.
                                         25, which would require only disclosure
                                         of the pro forma net

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                         income and earnings per share,
                                         determined as if the fair value based
                                         method has been applied. The Company
                                         continued to apply APB Opinion No. 25
                                         when adopting this statement, and
                                         accordingly, this statement did not
                                         have a material impact on the Company.

                                   (J)  Recent Accounting Pronouncements

                                        In June 1998, the Financial Accounting
                                        Standards Board issued SFAS 133,
                                        "Accounting for Derivative Instruments
                                        and Hedging Activities" (SFAS 133). SFAS
                                        133 requires companies to recognize all
                                        derivatives contracts as either assets
                                        or liabilities in the balance sheet and
                                        to measure them at fair value. If
                                        certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                                        Historically, the Company has not
                                        entered into derivatives contracts
                                        either to hedge existing risks or for
                                        speculative purposes. Accordingly, the
                                        Company does not expect adoption of the
                                        new standard on July 1, 2000 to affect
                                        its financial statements.

                                         In March 1998, the American Institute
                                         of Certified Public Accountants
                                         ("AICPA") issued Statement of Position
                                         ("SOP") 98-1, "Accounting for the Costs
                                         of Computer Software Developed or
                                         Obtained for Internal Use." SOP 98-1
                                         provides guidance on accounting for the
                                         various types of costs incurred for
                                         computer software developed or obtained
                                         for internal use. Also in June 1998,
                                         the AICPA issued SOP 98-5, "Reporting
                                         on the Costs of Start-Up Activities."
                                         SOP 98-5 requires costs of start-up
                                         activities and organizational costs, as
                                         defined, to be expensed as incurred.
                                         The Company has elected early adoption
                                         of these SOPs, and they did not
                                         materially impact the Company's
                                         financial statements.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

3.      NOTE                       In July 1996,  the Company sold a license for
        RECEIVABLE                 $22,406 to a Canadian  corporation to allow
                                   that corporation to use one of its trade names. The Company had recorded this note using an imputed interest rate of 10%. Under the terms of the agreement, the Company is to receive monthly installment payments of $741 for 35 months. The unpaid balance on this note of $9,896 was written off due to uncollectibility during the year ended June
                                   30, 1998.

4. PROPERTY AND EQUIPMENT          Property and equipment are summarized as
                                   follows:


                                                                              USEFUL
                                  JUNE 30,                                     LIVES          1999         1998
                                  --------------------------------------------------------------------------------

                                  Leasehold improvements                    3-5 yrs.    $    4,100    $   5,435
                                  Furniture and equipment                   5-7 yrs.       242,728      129,583
                                  Computer software                           3 yrs.       152,270       60,930
                                  --------------------------------------------------------------------------------

                                                                                           399,098      195,948
                                  Less accumulated depreciation                           (130,634)     (56,553)
                                  --------------------------------------------------------------------------------

                                                                                        $  268,464    $ 139,395
                                  ================================================================================


5.      LONG-TERM                  Long-term debt at June 30, 1998 consists of a
        DEBT                       note payable to Sabre Group, Inc. related to
                                   a licensing agreement under which the Company acquired the right to use certain reservation software. The note was payable in monthly installments of $970 including principal and interest at 15% and was paid off in March
                                   1999.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

6.      CONVERTIBLE                The Company issued $150,000 of 8%
        DEBT AND                   subordinated convertible debentures during
        WARRANTS                   1997 with a conversion price of $.5357 per
                                   share. These debentures had a term of 18 months and matured from July to November
                                   1998. The Company issued an additional 5,000 of these debentures in May 1998 with essentially the same terms. On June 30, 1998, the debentures, including approximately
                                   $44,000 of accrued interest, were converted into 371,224 shares of common stock.

                                   On January 15, 1999, the Company issued a convertible note to a significant shareholder in the amount of $222,000. The note was immediately convertible into 634,286 shares of the Company's common stock at a conversion price of $.35 per share, which was below the quoted market price of the Company's common stock. The value of the beneficial conversion feature was approximately $1,522,000, of which $222,000 was immediately charged to interest expense as the debt discount related to the beneficial conversion feature is limited to the original balance of the note. The note was converted into common stock on February 1, 1999.

                                   The Company granted warrants to purchase
                                   250,000 shares of its common stock at $.35 per share in connection with the convertible note issued on January 15, 1999. The warrants were immediately exercisable and expire two years from the date of grant. The value of these warrants were not recorded as the maximum debt discount related to the convertible note had previously been recorded. These warrants were outstanding as of June 30, 1999.

                                   On April 14, 1999, the Company issued a
                                   convertible debenture to an individual in the amount of $25,000. The debenture was immediately convertible into 25,000 shares of the Company's common stock at a conversion price of $1.00 per share, which approximated the quoted market price for the Company's common stock on the date of issuance. In connection with this debenture, the Company also issued a warrant to purchase 5,000 shares of the Company's common stock with an exercise price of $1.00 per share. The value of these warrants was approximately $4,000 determined using the Black-Scholes option-pricing model at the date of grant with the following assumptions: 0% dividend yield, an expected life of two years; expected volatility of 140% and a risk-free interest rate of 5.8% and has been charged to interest expense for the year ended June 30, 1999. As of June 30, 1999, the debenture had not been converted and the warrants had not been exercised.

                                   On April 23, 1999, the Company issued a
                                   convertible note to a significant stockholder in amount of $1,000,000. The note was immediately convertible into 2,300,000 shares of the Company's common stock at a conversion price of $.43 per share, which was below the quoted market price of the Company's

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   common stock. The value of the beneficial conversion feature was approximately $1,084,000, of which $1,000,000 was immediately charged to interest expense as the debt discount related to the beneficial conversion feature is limited to the original balance of the note. The note was converted into common stock on May 6, 1999.

                                   The Company granted warrants to purchase
                                   750,000 shares of its common stock at $1.75 per share in connection with the convertible note issued on April 23, 1999. The warrants were immediately exercisable and expire five years from the date of grant. The value of these warrants was not recorded as the maximum debt discount related to the convertible note had previously been recorded. These warrants were outstanding as of June 30, 1999.

                                   On June 10, 1999, the Company issued a
                                   convertible note to a significant stockholder in the amount of $1,000,000. The note was immediately convertible into 2,000,000 shares of the Company's common stock at $.50 per share, which was below the quoted market price of the Company's common stock. The value of the beneficial conversion feature was approximately $1,250,000, of which $1,000,000 was immediately charged to interest expense as the debt discount related to the beneficial conversion feature is limited to the original balance of the note on the date the note was issued. The note was converted into common stock on June 15, 1999.

                                   The Company granted warrants to purchase
                                   2,750,000 shares of its common stock at $2.00 per share in connection with the convertible note issued June 10, 1999. The warrants were immediately exercisable and expire five years from the date of grant. The value of these warrants was not recorded as the maximum debt discount related to the convertible note had previously been recorded. These warrants were outstanding as of June 30, 1999.

7.      RELATED PARTY
        TRANSACTIONS               SALE OF DEBENTURES

                                   During 1997, the Company sold $35,000 of debentures to an officer of the Company and $5,000 of debentures to a relative of a director of the Company.

                                   CONSULTING AGREEMENT

                                   On April 23, 1999, the Company executed a consulting agreement with a company (the "Consultant") owned by a significant stockholder of the

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   Company. Under the terms of the agreement, the Consultant is to provide business and financial advisory services in exchange for monthly consulting fees of $6,666. The Consultant is also to receive a 5% commission on gross proceeds received by the Company from the sale of the Company's securities resulting from introductions made by the Consultant and from related transactions in which the Consultant's efforts were instrumental in negotiating and closing a transaction on behalf of the Company. This agreement remains in effect until such time as either party terminates it with 10 days' written notice.

                                   On June 1, 1999, the consulting agreement was amended providing for a monthly consulting fee of $13,333 and the granting of warrants to purchase 750,000 shares of the Company's common stock with an exercise price of $2.00 per share. The warrants were immediately exercisable and expire five years from the date of the amendment. The warrants were valued at $682,500 using the Black-Scholes option-pricing model at the date of grant with the following assumptions: 0% dividend yield, an expected life of five years; expected volatility of 140% and a risk-free interest rate of 5.7%. The Company charged the value of the warrants to operations in June 1999.

8.      COMMITMENTS AND            LETTERS OF CREDIT
        CONTINGENCIES

                                   The Company has three letters of credit which total $42,400 in connection with the certifications enabling the Company to issue airline tickets. Each letter of credit is secured by restricted certificates of deposit which total $45,280 as of June 30, 1999 and mature from September 1999 to June 2000. As of June 30, 1999, there were no outstanding balances under these lines of credit.

                                   The Company also has a $150,000 letter of credit in connection with the lease for its corporate office space. The letter of credit is secured by a $150,000 restricted certificate of deposit as of June 30, 1999 which matures in May 2000. As of June 30, 1999, there was no outstanding balance under this line of credit.

                                   LEASES

                                   The Company leases various equipment under lease agreements which are classified as capital leases. Total monthly payments under these capital leases was $1,472, which includes interest at rates ranging from 11% to 14%. The equipment was recorded at a cost of $57,334 and had accumulated depreciation of $24,259 as of June 30, 1999.

                                   The Company leases various equipment and office space under leases classified as operating leases. Rental expense under all operating leases amounted to

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   approximately $158,000, $137,000, and $47,000
                                   for the years ended June 30, 1999, 1998 and 1997, respectively.

                                   As of June 30, 1999, future minimum rental payments required under capital and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:


                                                                                       CAPITAL        OPERATING
                                                                                        LEASES           LEASES
                                  --------------------------------------------------------------------------------

                                  1999                                               $  17,664    $     294,042
                                  2000                                                  11,784          301,072
                                  2001                                                  10,836          195,385
                                  2002                                                   4,428          193,376
                                  --------------------------------------------------------------------------------

                                  Total net minimum lease payments                      44,712    $     983,875
                                                                                                ==================

                                  Less amount representing interest                     (6,378)
                                                                                   ------------

                                  Present value of net minimum lease payments        $  38,334
                                                                                   ============


                                   SERVICE AGREEMENT WITH WEBLINK
                                   COMMUNICATIONS, INC.

                                   On October 26, 1998, the Company entered into an agreement to pay $250,000 to receive electronic media consulting services from Weblink Communications, Inc. ("Weblink"), an unrelated third party. The Company paid $25,000 in cash and issued 25,000 shares of common stock valued at $21,875 (the quoted market price on the date of the agreement) upon the execution of the agreement. Weblink has to assist the Company in the design, implementation and marketing of an internet web site that would be affiliated with other web sites maintained by Weblink. As of June 30, 1999, services under this agreement had not commenced pending resolution of the payment terms for the balance due Weblink under the service agreement, and the Company had recorded the advance payments to Weblink as a prepaid expense. The service agreement expires three years from the date that the web site is launched on the Internet.

                                   As of September 3, 1999, a tentative
                                   agreement had been reached which provided for the issuance of an additional 257,143 shares of the Company's common stock to Weblink in full satisfaction of amounts due under the terms of the agreement.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   MANAGEMENT AGREEMENT WITH TRAVEL SYSTEMS,
                                   INC.

                                   On April 5, 1999, the Company entered into a management agreement with an option to purchase the assets of Travel Systems International, Inc. ("TSI"). Under the terms of the agreement, the Company advanced TSI $10,000 under a promissory note. The Company subsequently terminated its management agreement and agreed to a termination fee equal to the balance on the outstanding promissory note. As a result, the Company charged the $10,000 promissory note to operations during the year ended June 30, 1999.

                                   RESERVATION SYSTEMS AGREEMENTS

                                   The Company has agreements with reservation systems providers that require the Company to pay monthly fees equal to the larger of certain flat monthly fees or fees based on the number of bookings recorded each month.

                                   EMPLOYMENT AGREEMENTS

                                   As of June 30, 1999, accrued compensation of $40,000 is recorded pursuant to an employment agreement with an officer of the Company. Under the terms of this agreement, the officer is to receive 5,000 shares of common stock per month. The employment agreement is on a month-to-month basis. The amount accrued represents 40,000 shares of common stock based on the estimated market value of $1.00 per share.

                                   On July 1, 1999, the Company entered into an employment agreement with its President. The agreement provides for payment of salary through June 2006 and the establishment of a bonus program.

9.      STOCKHOLDERS'              COMMON STOCK
        EQUITY

                                   In February 1997, the Company converted
                                   advances from its sole stockholder into
                                   2,799,813 shares of common stock at a price of $.01 per share, and subsequently, the stockholder contributed an additional $68,859 to capital.

                                   During 1997, the Company issued 1,400,003 shares of its common stock in two private placements for net proceeds of $470,250 at prices per share ranging from $.35 to $1.00 (the estimated fair market values on the dates of issuance). The Company paid $62,250 in cash and issued 250,000 shares of common stock for offering costs related to these private placements.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   In December 1998, the Company sold 1,142,857
                                   shares of its common stock at a price of $.35 per share for net proceeds of $354,869 to a significant stockholder. The Company recorded offering costs of $45,131 related to this stock issuance. In connection with this sale of common stock, the Company granted warrants to purchase 200,000 shares of its common stock at $.35 per share. The warrants were immediately exercisable and expired two years from the date of the agreement. These warrants were exercised on January 25, 1999.

                                   CONVERTIBLE PREFERRED STOCK

                                   In September 1998, the Company authorized
                                   100,000,000 shares of $.001 par value
                                   convertible preferred stock. In January 1999, the Company issued 800,000 shares of convertible preferred stock in connection with the acquisition of Prestige Travel Services II, Inc. (see Note 1[C]).

                                   STOCK OPTION PLAN

                                   On July 1, 1999, The Company adopted a stock option plan which authorizes the issuance of up to 4,000,000 shares of its common stock in the form of incentive stock options to employees and nonqualified stock options to nonemployees. Upon the plan's adoption, the Company granted its President incentive stock options to purchase 2,000,000 shares of its common stock with an exercise price of $.50 per share which expire ten years from the date of grant. The Company will account for these options in fiscal year 2000.

                                   RESERVED SHARES

                                   The Company has reserved 4,505,000 shares of common stock as of June 30, 1999 for issuance in connection with the convertible debt and common stock warrants (see Note 6).

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

10.     INCOME                     From the Company's inception through June 3,
        TAXES                      1997, the Company, with the  consent of its
                                   stockholders, was treated as an S
                                   Corporation, and the results of operations were included in the tax returns of the stockholders. On June 3, 1997, the Company terminated its S Corporation election and became a C Corporation. In addition, the Company has changed its tax year end from December 31 to June 30. Therefore, the
                                   Company filed an S Corporation income tax return for the year ended December 31, 1996 and for the short period from January 1, 1997 to June 2, 1997. The absence of a pro forma provision for income taxes for the period prior to June 3, 1997 and a provision for income taxes for the period subsequent to June 2, 1997 is due to net operating losses.

                                   The components of the net deferred income tax assets consist of the following:


                                                                                             1999          1998
                                  --------------------------------------------------------------------------------
                                  Deferred tax assets:
                                    Net operating loss carryforwards                 $  1,264,000    $  437,000
                                    Warrants issued                                       257,000             -
                                    Other                                                  10,000        13,000
                                  --------------------------------------------------------------------------------

                                  Gross deferred income tax assets                      1,531,000       450,000
                                  Valuation allowance                                  (1,517,000)     (444,000)
                                  --------------------------------------------------------------------------------

                                  Total deferred income tax assets                         14,000         6,000
                                  --------------------------------------------------------------------------------

                                  Deferred income tax liabilities:
                                    Depreciation                                          (14,000)       (6,000)
                                  --------------------------------------------------------------------------------

                                  Net deferred income tax assets                     $          -    $        -
                                  ================================================================================


                                   The change in the valuation allowance for deferred tax assets was an increase of $1,073,000 and $413,800 during 1999 and 1998, respectively.

                                   The amounts shown for income taxes in the statements of operations differ from amounts that would be derived from computing income taxes at federal statutory rates. The following is a reconciliation of those differences:

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


                                  YEAR ENDED JUNE 30,                             1999        1998        1997
                                  -------------------------------------------------------------------------------
                                  Income taxes at federal statutory              (34%)       (34%)       (34%)
                                  rates
                                  Discount on convertible debt                    15           -           -
                                  Amortization of goodwill                         1           2           -
                                  Net operating loss with no tax benefit          18          32          34
                                  --------------------------------------------------------------------------------

                                  Income taxes at effective rates                  -%          -%          -%
                                  ================================================================================

                                   The Company had unused net operating losses for income tax purposes, expiring in various amounts from 2012 through 2018, of approximately $3,394,000 at June 30, 1999 for carryforward against future years' taxable income.

11. INTEREST EXPENSE               Interest expense consists of the following:


                                  YEAR ENDED JUNE 30,                       1999            1998           1997
                                  --------------------------------------------------------------------------------

                                  Discount on convertible debt      $  2,222,000    $          -   $          -
                                  Interest on debentures                       -          42,038          2,225
                                  Other                                   19,570           4,904              -
                                  --------------------------------------------------------------------------------

                                                                    $  2,241,570    $     46,942   $      2,225
                                  ================================================================================


12.     SUBSEQUENT                 ACQUISITION OF INTEGRITY CREDIT SERVICES,
        EVENT                      INC.

                                   On July 5, 1999, the Company entered into an asset purchase agreement in which it acquired certain assets of Integrity Credit Services, Inc. ("Integrity") in exchange for 140,000 shares of the Company's common stock. Integrity operates a series of travel agencies located in Seminole and St. Petersburg, Florida under the trade names Intrepid Travel and Goldmark Travel. The Company also entered into an employment agreement with the seller of Integrity which provides for payment of salary through July 2002.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   RULE 504 OFFERING

                                   From July 1998 to January 1999, the
                                   Company made sales of common stock in
                                   reliance upon the exemption from
                                   registration contained in Rule 504 of
                                   Regulation D. With respect to the
                                   foregoing transactions made in reliance
                                   upon the exemption contained in Rule 504 of Regulation D, it has since come to the Company's attention that such transactions may not have been made in compliance with Rule 504. As of March 7, 2000 the Company continues to evaluate the matter, and if it determines that the transactions were not in compliance with Rule 504, the Company intends to take appropriate corrective action, including possibly offering recission rights to the investors in such transactions. If the transactions were not in compliance with Rule 504, the Company could be subject to substantial liabilities, which could materially and adversely affect its financial condition and results of operation.

13.     SUPPLEMENTAL              Supplemental cash flow information is as
        CASH FLOW                 follows:
        INFORMATION


                                  YEAR ENDED JUNE 30,                                 1999       1998      1997
                                  --------------------------------------------------------------------------------

                                  Cash paid for interest                       $    19,570  $   5,149   $     -

                                  Noncash financing and investing activities:
                                    Conversion of debentures into common
                                      stock                                      2,222,000    155,000         -
                                    Common stock issued in connection with
                                      service agreement                             21,875          -         -
                                    Capital lease obligation incurred in
                                      connection with the acquisition of
                                      equipment                                          -     56,775         -
                                    Purchase of software license with debt               -          -    20,000
                                    Advances from stockholder converted to                               14,999
                                      common stock                                       -          -
                                    Amounts due to related party contributed                             68,859
                                      to capital                                         -          -    6
                                    Common stock issued as offering costs                -          -    56,875
                                  --------------------------------------------------------------------------------

                                   The following is a summary of noncash transactions related to the acquisition of Ritter-Witt, Inc. disclosed in Note 1 (B):


                                  YEAR ENDED JUNE 30,                                                      1998
                                  --------------------------------------------------------------------------------

                                  Common stock issued                                                 $ (20,000)
                                  Property, plant and equipment acquired                                 20,598
                                  Goodwill acquired                                                     159,402
                                  --------------------------------------------------------------------------------

                                  Total noncash acquisition of assets                                   160,000

                                  Long-term debt issued                                                (105,000)
                                  --------------------------------------------------------------------------------

                                  Net cash paid                                                       $  55,000
                                  ================================================================================


                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                  The following is a summary of noncash
                                  transactions related to the Prestige
                                  acquisition disclosed in Note 1 (C):


                                  YEAR ENDED JUNE 30,                                                      1999
                                  --------------------------------------------------------------------------------

                                  Convertible preferred stock issued                                $ (1,600,000)
                                  Accounts receivable acquired                                            62,915
                                  Property, plant and equipment acquired                                  30,999
                                  Goodwill acquired                                                    1,750,361
                                  Acquisition costs capitalized                                          (21,530)
                                  --------------------------------------------------------------------------------

                                  Total noncash acquisition of assets                                    222,745
                                  --------------------------------------------------------------------------------

                                  Notes payable assumed                                                  (61,889)
                                  Accounts payable assumed                                               (41,986)
                                  Accrued expenses assumed                                              (114,269)
                                  Deferred revenue assumed                                               (31,844)
                                  --------------------------------------------------------------------------------

                                  Total noncash assumption of liabilities                               (249,988)
                                  --------------------------------------------------------------------------------

                                  Net cash acquired (net of cash paid of $6,185)                    $     27,243
                                  ================================================================================


14.     SEGMENT                    During 1999, the Company adopted Statement of
        INFORMATION                Financial Accounting Standards  No. 131 (SFAS
                                   131), "Disclosures about Segments of an
                                   Enterprise and Related
                                   Information." SFAS 131 requires that public enterprises report certain information about reporting segments in financial statements.
                                   It also requires the disclosure of certain information regarding services provided, geographic areas of operation and major customers.

                                   The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intercompany revenues are market based. The Company evaluates performance based on operating earnings of the respective business units.

                                   The Company's continuing operations are
                                   classified into three reportable segments.
                                   The wholesale segments sell the Company's travel products to retail travel agents and consumers from its corporate offices in Florida. The retail segment consists of travel agencies who sell the travel products directly to the consumer in Florida, Georgia and California.

                                   The following table shows certain financial information by reportable segment as of and for the years ended June 30, 1999, 1998 and 1997:

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================


                                                                                      CORPORATE
                                                        WHOLESALE         RETAIL      AND OTHER        COMBINED
------------------------------------------------------------------------------------------------------------------
                       1999
Revenue from external customers                       $ 1,363,300    $   961,643   $          -     $ 2,324,943
Net income (loss)                                      (1,493,827)        28,371     (3,717,912)     (5,183,368)
Depreciation and amortization                              38,325         22,678         90,610         151,613
Compensation and service expense related to common
  stock issued                                            140,250              -        292,691         432,941
Services expense related to common stock warrants               -              -        682,500         682,500
Interest income                                             1,775              -              -           1,775
Interest expense                                           15,792            570      2,225,208       2,241,570
Total assets                                              421,546        298,516      2,944,861       3,664,923
Capital expenditures                                       82,086          3,210          2,400          87,696


                       1998
Revenue from external customers                       $ 1,071,833    $   256,744   $          -     $ 1,328,577
Net loss                                                 (836,362)       (53,951)      (278,188)     (1,168,501)
Depreciation and amortization                              45,238          2,688              -          47,926
Compensation and service expense related to common
  stock issued                                                  -              -         43,750          43,750
Interest income                                             6,221              -              -           6,221
Interest expense                                            4,486            418         42,038          46,942
Total assets                                              317,670         77,495              -         395,165
Capital expenditures (exclusive of acquisitions)           38,589              -              -          38,589

                       1997
Revenue from external customers                       $   665,143    $         -   $          -     $   665,143
Net loss                                                 (269,864)             -        (47,961)       (317,825)
Depreciation and amortization                              10,638              -              -          10,638
Interest income                                             1,440              -              -           1,440
Interest expense                                            2,225              -              -           2,225
Total assets                                              547,086              -              -         547,086
Capital expenditures                                       50,820              -              -          50,820
==================================================================================================================


                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                         CONSOLIDATED BALANCE SHEETS (UNAUDITED)
================================================================================


DECEMBER 31,                                                                                                 1999
--------------------------------------------------------------------------------------------------------------------
                                                                                                      (UNAUDITED)
ASSETS

CURRENT:
  Cash and cash equivalents                                                                         $      57,170
  Restricted certificates of deposit                                                                      183,652
  Accounts receivable                                                                                     121,166
  Prepaid accommodations                                                                                   48,852
  Prepaid expenses (Note 6)                                                                               398,333
--------------------------------------------------------------------------------------------------------------------

         TOTAL CURRENT ASSETS                                                                             809,173

PROPERTY AND EQUIPMENT, net                                                                             1,048,262
GOODWILL, net of accumulated amortization of $9,181                                                        71,627
DEPOSITS                                                                                                   58,770
OTHER ASSETS                                                                                               14,132
--------------------------------------------------------------------------------------------------------------------

         TOTAL ASSETS                                                                               $   2,001,964
====================================================================================================================


          SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                         CONSOLIDATED BALANCE SHEETS (UNAUDITED)
================================================================================


DECEMBER 31,                                                                                              1999
----------------------------------------------------------------------------------------------------------------
                                                                                                   (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                                            $      1,460,706
  Accrued expenses                                                                                     134,097
  Deferred revenue                                                                                     147,417
  Due to customers                                                                                       6,140
  Advances for common stock subscriptions (Note 6)                                                     400,049
  Current portion of capital lease obligations                                                          13,485
----------------------------------------------------------------------------------------------------------------

         TOTAL CURRENT LIABILITIES                                                                   2,161,894

CAPITAL LEASE OBLIGATIONS, less current portion                                                         15,933
----------------------------------------------------------------------------------------------------------------

         TOTAL LIABILITIES                                                                           2,177,827
----------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' DEFICIT (Notes 1, 3, 4, 5 and 6):
  Common stock, $.001 par value, shares authorized 100,000,000, issued and
    outstanding 13,576,973                                                                              13,577
  Additional paid-in capital                                                                        10,427,854
  Accumulated deficit                                                                              (10,617,294)
----------------------------------------------------------------------------------------------------------------

         TOTAL STOCKHOLDERS' DEFICIT                                                                  (175,863)
----------------------------------------------------------------------------------------------------------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                          $      2,001,964
================================================================================================================


          SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
================================================================================


SIX MONTHS ENDED DECEMBER 31,                                                           1999              1998
-----------------------------------------------------------------------------------------------------------------
                                                                                 (UNAUDITED)       (UNAUDITED)

NET SALES                                                                     $    2,055,801    $      667,189

COST OF SALES                                                                      1,301,176           534,403
-----------------------------------------------------------------------------------------------------------------

         Gross profit                                                                754,625           132,786
-----------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
  Selling, general and administrative                                              1,012,969           281,678
  Salaries and wages                                                               1,940,760           343,569
  Consulting fees                                                                    105,523            53,269
  Rent                                                                               158,619            34,943
-----------------------------------------------------------------------------------------------------------------

         TOTAL OPERATING EXPENSES                                                  3,217,871           713,459
-----------------------------------------------------------------------------------------------------------------

         Operating loss                                                           (2,463,246)         (580,673)
-----------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Interest income                                                                     12,311               995
  Interest expense                                                                    (3,806)             (804)
  Gain on sale of subsidiary (Note 4)                                              1,093,397                 -
  Financing charges (Note 6)                                                      (2,466,500)                -
  Other income (expense), net                                                        (63,580)            1,983
-----------------------------------------------------------------------------------------------------------------

         TOTAL OTHER INCOME (EXPENSE)                                             (1,428,178)            2,174
-----------------------------------------------------------------------------------------------------------------

NET LOSS                                                                      $   (3,891,424)  $      (578,499)
=================================================================================================================

NET LOSS PER COMMON SHARE                                                     $         (.29)  $          (.11)
=================================================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING                                               13,556,085         5,383,060
=================================================================================================================

          SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.


                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT (UNAUDITED)
================================================================================


                                                                                              CONVERTIBLE
                                                                       COMMON STOCK           PREFERRED STOCK
                                                                ---------------------------   ------------------------    ADDITIONAL
                                                                                       PAR                      PAR        PAID-IN
                                                                     SHARES          VALUE         SHARES     VALUE        CAPITAL
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, June 30, 1999                                           12,263,165       $ 12,263        800,000    $  800   $  9,018,199
  Issuance of common stock for acquisition                          140,000            140              -         -        117,992
  Issuance of common stock options as compensation                        -              -              -         -        750,000
  Issuance of common stock for conversion of preferred stock      1,497,076          1,497       (800,000)     (800)          (697)
  Sale of common stock                                               25,000             25              -         -          9,975
  Issuance of common stock for compensation and
    services                                                        283,808            284              -         -        238,427
  Issuance and repricing of common stock warrants                         -              -              -         -      2,082,500
  Issuance of common stock for conversion of debentures              25,000             25              -         -         24,975
  Return of common stock through disposal of subsidiary          (1,497,076)        (1,497)             -         -     (2,571,677)
  Issuance of common stock for financing charges                    840,000            840              -         -        758,160
  Net loss                                                                -              -              -     -                  -
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1999                                       13,576,973       $ 13,577              -    $    -   $ 10,427,854
====================================================================================================================================


                                                                                         TOTAL
                                                                 ACCUMULATED     STOCKHOLDERS'
                                                                     DEFICIT   EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------
BALANCE, June 30, 1999                                          $ (6,725,870)   $   2,305,392
  Issuance of common stock for acquisition                                 -          118,132
  Issuance of common stock options as compensation                         -          750,000
  Issuance of common stock for conversion of preferred stock               -                -
  Sale of common stock                                                     -           10,000
  Issuance of common stock for compensation and
    services                                                               -          238,711
  Issuance and repricing of common stock warrants                          -        2,082,500
  Issuance of common stock for conversion of debentures                    -           25,000
  Return of common stock through disposal of subsidiary                    -       (2,573,174)
  Issuance of common stock for financing charges                           -          759,000
  Net loss                                                        (3,891,424)      (3,891,424)
------------------------------------------------------------------------------------------------

BALANCE, December 31, 1999                                      $(10,617,294)   $    (175,863)
================================================================================================

                       SEE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
================================================================================


SIX MONTHS ENDED DECEMBER 31,                                                                           1999           1998
------------------------------------------------------------------------------------------------------------------------------
                                                                                                 (UNAUDITED)    (UNAUDITED)
RECONCILIATION OF NET LOSS TO NET CASH USED FOR OPERATING ACTIVITIES:
  Net loss                                                                                      $ (3,891,424)   $  (578,499)
  Adjustments to reconcile net loss to net cash used for operating activities:
      Depreciation and amortization                                                                  188,086         13,757
      Loss on disposals of property and equipment                                                     18,639              -
      Gain on sale of Prestige Travel                                                             (1,093,397)             -
      Write off of investments                                                                        48,273              -
      Issuance of common stock options for compensation                                              750,000              -
      Repricing of common stock warrants per warrant agreements                                    2,082,500              -
      Issuance of common stock for financing charges                                                 384,000              -
      Issuance of common stock for compensation and services                                         238,711              -
      Changes in assets and liabilities, net of effects of acquisitions and dispositions:
        Accounts receivable                                                                           (8,262)      (127,367)
        Prepaid accommodations                                                                        79,619         10,001
        Prepaid expenses                                                                             (23,333)       (36,201)
        Accounts payable                                                                             853,115         66,101
        Accrued expenses                                                                            (170,384)        (8,399)
        Deferred revenue                                                                            (100,770)       (12,911)
        Due to customers                                                                              (7,725)       (58,103)
------------------------------------------------------------------------------------------------------------------------------

Net cash used for operating activities                                                              (652,352)      (731,621)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Redemption of restricted certificate of deposit                                                     11,628              -
  Purchase of property and equipment                                                                (849,966)             -
  Proceeds from sale of property and equipment                                                         1,020              -
  Net proceeds from sale of Prestige Travel                                                           56,390              -
  Cash paid for acquisition of Intrepid                                                               (1,018)             -
  Increase in deposits                                                                               (18,540)        (8,386)
  Increase (decease) in other assets                                                                   1,079        (43,657)
------------------------------------------------------------------------------------------------------------------------------

Net cash used for investing activities                                                              (799,407)       (52,043)
------------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                                                              -         65,319
  Principal payments of notes payable                                                                (12,000)       (13,984)
  Principal payments of capital lease obligations                                                     (8,916)          (639)
  Advances for common stock subscriptions                                                            400,049              -
  Sale of common stock                                                                                10,000        679,604
------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                            389,133        730,300
------------------------------------------------------------------------------------------------------------------------------

NET DECREASE IN CASH                                                                              (1,062,626)       (53,364)

CASH AND CASH EQUIVALENTS, beginning of period                                                     1,119,796         64,061
------------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, end of period                                                        $     57,170   $     10,697
==============================================================================================================================


                       SEE ACCOMPANYING NOTES TO UNAUDITED FINANCIAL STATEMENTS.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

1.      FINANCIAL                  The  financial  statements  included  herein
        STATEMENTS                 have been prepared  without  audit, pursuant
                                   to the rules and regulations of the
                                   Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations;
                                   however, management believes that the
                                   disclosures are adequate to make the
                                   information presented not misleading.

                                   The financial statements for the interim periods included herein, which are unaudited, include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial statements and results of operations of Affinity International Travel Systems, Inc. and Subsidiaries for the periods presented. The results of operations for interim periods should not be considered indicative of results to be expected for the full year.

  2.    NATURE OF                  NATURE OF ORGANIZATION
        ORGANIZATION
                                   Affinity International Travel Services, Inc., formerly Medanco, Inc. ("Medanco"), through its wholly-owned subsidiaries, currently provides packaged vacation programs, as well as airline, car rental, hotel and cruise ship reservations for both retail travel agents and direct consumers.

                                   The consolidated financial statements include the accounts of Affinity International Travel Systems, Inc. ("Affinity" or collectively the "Company") and its wholly-owned subsidiaries, Affinity International Travel Services, Ltd.; Prestige Travel Services II, Inc.; and SunStyle International Holidays, Inc. ("SunStyle") and its wholly-owned subsidiaries, SunStyle International
                                   Holidays, Ltd.; SunStyle International
                                   Holidays of California, Inc.; and Air Travel
                                   Trust, Inc. All material intercompany
                                   accounts and transactions have been
                                   eliminated.

3.      ACQUISITION                On July 5, 1999, the Company acquired
                                   certain assets of Integrity Credit Services, Inc. ("Integrity") in exchange for 140,000 shares of the Company's common stock.
                                   Integrity operates a series of travel
                                   agencies located in Seminole and St.
                                   Petersburg, Florida under the trade names
                                   Intrepid Travel and Goldmark Travel. The
                                   Company also entered into an employment
                                   agreement with the seller of Integrity which provides for payment of salary through July
                                   2002.

4.      SALE OF                    On January 1, 1999, the Company acquired all
        SUBSIDIARY                 of the outstanding stock of Prestige Travel
                                   Services II, Inc., a retail travel agency, for $1,600,000, paid through the issuance of 800,000 shares of Series A convertible preferred stock. The transaction was accounted for as a purchase. On August 1, 1999, the preferred shares were converted to 1,497,076 shares of common stock based on the average trading price of the Company's common stock for the preceding 20 days' average trading price in accordance with the purchase agreement.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

                                   On December 29, 1999, the Company sold all the outstanding common stock of Prestige Travel Services II, Inc. to its original owners for $75,000 in cash plus the return of 1,497,076 shares of the Company's common stock valued at $2,573,174, or approximately $1.72 per share. The Company recorded a gain of $1,093,397 on the transaction.

                                   The operating results of Prestige Travel
                                   Services II, Inc. have been included in the consolidated statement of operations from the date of acquisition through the date of its disposal. The following pro forma information has been prepared assuming the sale of Prestige Travel Services II, Inc., which was deemed to be a significant disposal of assets, had taken place immediately prior to the six-month period ending December 31, 1999. The pro forma information includes adjustments to remove the operating results of the subsidiary, related amortization of goodwill arising from the initial acquisition and the gain on disposal. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transaction been effected on the assumed date.


                                  SIX MONTHS ENDED DECEMBER 31,                                            1999
                                  --------------------------------------------------------------------------------
                                                                                                    (UNAUDITED)

                                  Total revenues                                               $      1,466,025
                                  Net loss                                                           (5,301,233)
                                  Net loss per common share                                                (.42)
                                  ================================================================================


5.      STOCK OPTIONS              On July 1, 1999, the Company adopted a
                                   stock option plan which authorizes the
                                   issuance of up to 4,000,000 shares of its common stock in the form of incentive stock options to employees and nonqualified stock options to nonemployees. Upon the plan's adoption, the Company granted its President incentive stock options to purchase 2,000,000 shares of its common stock with an exercise price of $.50 per share which expire ten years from the date of grant. The Company recorded compensation expense of $750,000 related to the difference between the exercise price of $.50 per share and the market price of $.88 per share on the date of grant.

                                   On August 17, 1999, the Company granted
                                   incentive stock options to an employee to purchase 15,000 shares of the Company's common stock with an exercise price of $1.00 per share or market value at the date of grant. These options expire three years from the grant date.

                                   On December 20, 1999, the Company granted incentive stock options and nonqualified stock options to two employee/directors and an outside director to purchase a total of 100,000 and 50,000 shares of the Company's common stock, respectively. These options were granted with an exercise price of $1.00 per share when the market value of the Company's common stock was $.50 per share. The fair market value of the nonqualified stock options was insignificant on the date of grant, and all options granted expire three years from the grant date.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

================================================================================

6.      EQUITY                     In December 1999, the Company sold 25,000
                                   shares of common stock for $10,000, or $.40 per share, to an unrelated investor. In
                                   December 1999, the Company issued 840,000 shares of common stock valued at $759,000, or approximately $.90 per share for the Company's failure to have a registration statement declared effective by the SEC prior to a specified date. Of this amount, $384,000 was charged to financing charges and $375,000 was recorded as prepaid expenses and will be charged to operations in January 2000. On January 15, 2000, the stockholder was entitled to receive an additional 240,000 shares of common stock valued at $450,000, or $1.88 per share, pursuant to these agreements, which will be charged to operations in January 2000.

                                   On December 20, 1999, the Company entered into agreements (that were later terminated on January 26, 2000) to receive gross proceeds of $250,000 and $500,000 from the majority stockholder and another investor in exchange for 714,286 and 1,458,571 shares of common stock, respectively, at a price of $.35 per share. The majority stockholder also agreed to the repricing of 4,250,000 common stock warrants to $.50 per share. The fair market value of the Company's common stock on December 20, 1999 was $.50 per share. The Company recorded a charge of $2,082,500 to financing charges related to the repricing of these warrants. As a result of the January 26, 2000 termination, the Company recorded the net proceeds it received as of December 31, 1999 as a current liability.

                                   On January 26, 2000, the Company terminated the December 20, 1999 agreements and entered into new agreements to sell 1,150,000 and 2,300,000 common stock warrants for $250,000 and $500,000, respectively. All warrants have an exercise price of $.25 per share and an expiration date of December 20, 2004. The Company received net proceeds from these transactions of $650,049, of which $400,049 was collected as of December 31, 1999.

                                   On January 26, 2000, the majority stockholder also agreed to terminate the provisions of all previously issued financing agreements and a consulting agreement in exchange for 800,000 common stock warrants with an exercise price of $.25 per share that expire in five years and the repricing of 4,500,000 common stock warrants to an exercise price of $.25 per share. The market value of the Company's common stock on January 26, 2000 was $1.75 per share. Therefore, the Company will record an additional charge of $7,139,500 to financing charges relating to the issuance and repricing of these warrants in January 2000.

                                   The Company would receive proceeds of
                                   approximately $2,188,000 if the above
                                   warrants, representing 8,750,000 shares of the Company's common stock, were exercised. If the Company does not have a registration statement declared effective by the SEC prior to June 20, 2000, all of these warrants can be exercised using a cashless exercise feature.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

================================================================================

7.      COMMITMENTS                SERVICE AGREEMENT WITH WEBLINK
                                   COMMUNICATIONS, INC.

                                   On October 26, 1998, the Company entered into an agreement to pay $250,000 to receive electronic media consulting services from Weblink Communications, Inc. ("Weblink"), an unrelated third party. The Company paid $25,000 in cash and issued 25,000 shares of common stock valued at $21,875 (the quoted market price on the date of the agreement) upon the execution of the agreement. Weblink has to assist the Company in the design, implementation and marketing of an internet web site that would be affiliated with other web sites maintained by Weblink. As of June 30, 1999, services under this agreement had not commenced pending resolution of the payment terms for the balance due Weblink under the service agreement, and the Company had recorded the advance payments to Weblink as a prepaid expense.

                                   As of September 3, 1999, a tentative
                                   agreement had been reached which provided for the issuance of an additional 257,143 shares of the Company's common stock to Weblink in full satisfaction of amounts due under the terms of the agreement. However, in January 2000, the consulting agreement was terminated, and therefore, the Company did not issue any additional shares and wrote off its advance payments under the contract.

                                   FARAWAY.COM WEB SITE DEVELOPMENT

                                   In December 1999, the Company entered into two software development and integration agreements for the design of their Faraway.com web site and related software. The agreements provide for total payments of approximately $873,000 to be paid as work progresses on the web site. A $25,000 advance deposit was paid prior to December 31, 1999.

                                   EMPLOYMENT AGREEMENT

                                   On July 1, 1999, the Company entered into an employment agreement with its President. The agreement provides for payment of salary through June 2006 and the establishment of a bonus program.

                                   RULE 504 OFFERING

                                   From July 1998 to January 1999, the
                                   Company made sales of common stock in
                                   reliance upon the exemption from
                                   registration contained in Rule 504 of
                                   Regulation D. With respect to the
                                   foregoing transactions made in reliance
                                   upon the exemption contained in Rule 504 of Regulation D, it has since come to the Company's attention that such transactions may not have been made in compliance with Rule 504. As of March 7, 2000 the Company continues to evaluate the matter, and if it determines that the transactions were not in compliance with Rule 504, the Company intends to take appropriate corrective action, including possibly offering recission rights to the investors in such transactions. If the transactions were not in compliance with Rule 504, the Company could be subject to substantial liabilities, which could materially and adversely affect its financial condition and results of operation.

8.      SUBSEQUENT
        EVENTS                     SALE OF BUSINESS UNIT

                                   On January 7, 2000, the Company sold certain assets and related operations of a business unit that was acquired on July 5, 1999 as part of the Integrity acquisition (Note 3) for $30,000 in cash and recognized a gain of approximately $25,000 on the transaction. Revenues and related expenses from this business unit were insignificant to the Company's consolidated operations during the six months ended December 31, 1999.

                                     AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                                                                AND SUBSIDIARIES

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

================================================================================

                                   SALES OF COMMON STOCK

                                   During January and February 2000, the Company raised additional capital through two private offerings. In the first offering, 345,401 shares of common stock were sold for proceeds of $456,750, net of offering costs of $50,750, or an average price of $1.47 per share. In connection with this offering, 34,535 common stock warrants were issued at exercise prices from $2.50 to $3.00, which expire five years from the date of issuance. In the second offering, 990,000 shares of common stock were sold for proceeds of $990,000, or $1.00 per share. In connection with this offering, 1,190,000 common stock warrants were issued at an exercise price of $.75, which expire five years from the date of issuance.

9.      SUPPLEMENTAL CASH          Supplemental cash flow information is as
        FLOW INFORMATION           follows:


                                   SIX MONTHS ENDED DECEMBER 31,                               1999      1998
                                   ---------------------------------------------------------------------------

                                   Cash paid for interest                                 $    3,806   $ 3,029

                                   Noncash financing and investing activities:

                                   Common stock issued as prepaid financing charges          375,000         -
                                   Conversion of debentures into common stock                 25,000         -
                                   ===========================================================================

                                   The following is a summary of noncash
                                   transactions related to the sale of Prestige disclosed in Note 4:


                                  SIX MONTHS ENDED DECEMBER 31,                                           1999
                                  -------------------------------------------------------------------------------

                                  Fair market value of common stock returned                        $   2,573,174
                                  -------------------------------------------------------------------------------

                                  Accounts receivable                                                      45,252
                                  Property, plant and equipment                                            23,874
                                  Goodwill                                                              1,577,114
                                  Notes payable                                                           (15,000)
                                  Accounts payable                                                        (13,636)
                                  Accrued expenses                                                        (34,671)
                                  Deferred revenue                                                        (46,766)
                                  --------------------------------------------------------------------------------

                                  Net noncash assets surrendered                                        1,536,167
                                  --------------------------------------------------------------------------------

                                  Gain on sale recognized                                               1,093,397
                                  --------------------------------------------------------------------------------

                                  Net cash received (net of cash surrendered of $18,610)            $      56,390
                                  ================================================================================

INDEPENDENT AUDITOR'S REPORT

Shareholders and Board of Directors
Affinity International Travel Systems, Inc.
(Formerly Pay Dirt, Inc.)

We have audited the accompanying balance sheets of Affinity International Travel Systems, Inc. (a development stage Company) as of December 31, 1997 and 1996, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the three years ended December 31, 1997, 1996, and 1995 and the period from inception (June 16, 1977) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Affinity International Travel Systems, Inc. (a development stage Company) as of December 31, 1997 and 1996, and the results of its operations, and its cash flows for each of the three years ended December 31, 1997, 1996, and 1995 and the period from inception (June 16, 1977) to December 31, 1997, in conformity with generally accepted accounting principles.

TUBBS & BARTNICK, P.A.
Certified Public Accountants

Boca Raton, Florida
December 30, 1998

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                            (FORMERLY PAY DIRT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

AS OF DECEMBER 31, 1997 AND 1996


                                                                                           1997               1996
                                                                                         -------------     -------

ASSETS

CURRENT ASSETS
         Total current assets                                                           $       -         $      -
                                                                                         -------------     -------

TOTAL ASSETS                                                                            $       -         $      -
------------                                                                             ==============    =======

LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
         Total current liabilities                                                      $      -          $      -
                                                                                         -------------     -------

STOCKHOLDERS' EQUITY
Common stock, $.001 par value,
   100,000,000 shares authorized,
   330,352 shares issued and
   outstanding                                                                                   330           330
Additional paid in capital                                                                    90,040        84,215
Deficit accumulated during the                                                           -------------     -------
   development stage                                                                         (90,370)      (84,545)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $      -          $      -
------------------------------------------                                               =============     =======

            Read the accompanying notes to the financial statements.

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                            (FORMERLY PAY DIRT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND

THE PERIOD FROM INCEPTION (JUNE 16, 1977) TO DECEMBER 31, 1997


                                                   Year              Year             Year            Inception
                                                   Ended             Ended            Ended               to
                                               December 31,      December 31,      December 31,       December 31,
                                                  1997              1996              1995               1997

REVENUE                                        $   -             $     -           $   -          $      -

COSTS AND EXPENSES

 General and Administrative                        5,825               -                -             (90,370)
                                                  -------        -------------      ---------        ---------

NET (LOSS)                                       $(5,825)         $    -           $    -           $ (90,370)
----------                                       =======          ===========       =========        =========

PER SHARE INFORMATION

 Weighted average number
 of common shares

 outstanding                                     330,352           330,352         330,352            326,927
                                                 =======           =======         =======            =======

Basic (loss) per share                          $   (.02)         $   (.00)       $   (.00)         $    (.28)
                                                 =======           =======         =======           ========








            Read the accompanying notes to the financial statements.

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                            (FORMERLY PAY DIRT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (JUNE 16, 1977) TO DECEMBER 31, 1997


                                                                                           Additional       Deficit Accumulated
                                                                                             Paid in            During the
                                                                   Common Stock              Capital         Development Stage
                                                                   ------------              -------         -----------------
                                                                 Shares    Amount
                                                                 ------    ------
Balance June 16, 1977 (date of inception)                             -        $  -          $    -              $    -

Shares issued for cash during February, 1981                        80,230       80          17,020
Shares issued for services and expenses
  during February, 1981                                             43,222       43          18,982
Shares issued for cash during April, 1981                          149,300      149          43,421
Net (loss) for the year ended December 31, 1981                                                                  (19,025)
Shares issued for services and expenses
  during March, 1982                                                57,600       58           4,792
Net (loss) for the year ended December 31, 1982                        -         -               -               (65,520)
                                                                -------------   ---           ------             -------

Balance December 31, 1994                                          330,352      330           84,215             (84,545)
                                                                   -------      ---           ------             -------

Balance December 31, 1995                                          330,352      330           84,215             (84,545)
                                                                   -------      ---           ------             -------

Balance December 31, 1996                                          330,352      330           84,215             (84,545)
                                                                                                                 -------

Capital contribution                                                                           5,825

Net (loss) for the year ended December 31, 1997                        -         -                -               (5,825)
                                                               --------------   ---            -----             -------

BALANCE DECEMBER 31, 1997                                          330,352     $330          $90,040            $(90,370)
-------------------------                                          =======      ===           ======             =======




            Read the accompanying notes to the financial statements.

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                            (FORMERLY PAY DIRT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 AND
         THE PERIOD FROM INCEPTION (JUNE 16, 1977) TO DECEMBER 31, 1997


                                                               Year             Year           Year            Inception
                                                               Ended           Ended           Ended              to
                                                            December 31,    December 31,    December 31,      December 31,
                                                               1997             1996            1995               1997
                                                               ----             ----            ----               ----

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)                                                $     (5,825)   $     -         $      -         $ (90,370)
Adjustments to reconcile net (loss) to
  net cash (used in) operating activities:
Issuance of common stock for services
  and expenses                                                                                23,875
Contributions to capital                                         5,825          -                -             5,825
                                                           -----------     -----------      ----------      ------------
Net cash provided by (used in)
  operating activities                                          -               -                -           (60,670)
                                                           -----------     -----------      ----------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in)
  investing activities                                          -               -                -               -
                                                           -----------     -----------      -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock                      -               -                -             60,670
                                                           -----------     -----------      ----------      ------------
Net cash provided by (used in)
  financing activities                                          -               -                -             60,670
                                                           -----------     -----------      ----------      ------------

NET INCREASE (DECREASE) IN CASH                                 -               -               -                -
                                                           ------------    ------------    -----------      ------------

BEGINNING CASH                                                  -               -               -                -
                                                           ------------    ------------    ------------     ------------

ENDING CASH                                               $     -         $     -         $     -          $     -
-----------                                                ============    ============    ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for:

   Income taxes                                           $      -        $      -        $       -        $     -
   Interest                                               $      -        $      -        $       -        $     -

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

During 1981 the Company issued 43,222 shares of common stock for services and expenses valued at $19,025.

During 1982 the Company issued 57,600 shares of common stock for services and expenses valued at $4,850.

During 1997 an officer made a capital contribution by paying expenses on behalf of the Company in the amount of $5,825.

            Read the accompanying notes to the financial statements.

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                            (FORMERLY PAY DIRT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 1997


NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

A. Organization

The Company was incorporated on June 16, 1977, in the State of Nevada. The Company is in the development stage and its intent is to locate suitable business ventures to acquire. The Company has had no significant business activity to date and has chosen December 31, as a year end.

B. Cash and cash equivalents

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

C. Net loss per share

The Basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period.

D. Use of estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

NOTE 2. STOCKHOLDERS' EQUITY

During February, 1981 the Company issued 80,230 shares of its $.001 par value common stock for cash aggregating $17,100.

During February, 1981 the Company issued 43,222 shares of its $.001 par value common stock for services and reimbursement of expenses valued at $19,025.

During April, 1981 the Company issued 149,300 shares of its $.001 par value common stock for cash aggregating $43,570.

During March, 1982 the Company issued 57,600 shares of its $.001 par value common stock for services and reimbursement of expenses valued at $4,850.

During August, 1997 an officer of the Company contributed the value of expenses paid by him on behalf of the Company aggregating $5,825 to the capital of the Company.

During August, 1997 the Company effected a forward stock split of 6 shares for 1 share and during June, 1998 the Company effected a 1 for 1.75 reverse stock split. All share and per share amounts have been restated to reflect these stock splits.

                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.
                            (FORMERLY PAY DIRT, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 1997


During the periods covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for recission of the sales if such exemptions were found not to apply.

NOTE 3. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The deferred tax asset related to the operating loss carryforward has been fully reserved.

The Company currently has net operating loss carryforwards aggregating approximately $6,000 which expire in 2012.

NOTE 4. SUBSEQUENT EVENTS

During July, 1998 the Company agreed to acquire all of the issued and outstanding stock of SunStyle International Holiday's, Inc. (SunStyle) in exchange for 4,447,000 shares of its common stock. This transaction will be accounted for as an acquisition of Affinity by SunStyle and a recapitalization of SunStyle by the issuance of 330,352 shares of common stock to the shareholders of Affinity.

During October and November, 1998 the Company issued 299,229 shares of common stock in exchange for 299,229 shares of common stock of SunStyle which had been issued by SunStyle upon the conversion of $120,000 of SunStyle convertible debentures and $11,181 of accrued interest on said debentures.

During the period from August 1998 through December, 1998 the Company issued 1,461,745 shares of common stock for cash aggregating $496,409 and services valued at $95,000 and accepted subscriptions for 455,082 shares of common stock for cash and debt conversion aggregating $83,402 and services valued at $255,000.

TUBBS & BARTNICK, P.A.


CERTIFIED PUBLIC ACCOUNTANTS

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders:
   Prestige Travel Services II, Inc.

We have audited the balance sheets of Prestige Travel Services II, Inc. as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Prestige Travel Services II, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

TUBBS & BARTNICK, P.A.
Certified Public Accountants

Boca Raton, Florida
June 28, 1999

2300 GLADES ROAD, SUITE 415E, BOCA RATON, FL 33431, TEL (561) 361-0330, FAX
(561) 368-7720

                    (MEMBER - AICPA DIVISION FOR CPA FIRMS)

                        PRESTIGE TRAVEL SERVICES II, INC.
                                  BALANCE SHEET

AS OF DECEMBER 31,



                                     ASSETS


                                                                                          1998                      1997
                                                                                          ----                      ----
CURRENT ASSETS
     Cash                                                                           $      33,428             $     74,515
     Accounts receivable                                                                   62,915                   35,592
     Other receivables                                                                          -                   25,889
                                                                                      -----------              -----------
     Total current assets                                                                  96,343                  135,996
                                                                                      -----------               ----------
PROPERTY AND EQUIPMENT, NET                                                                30,999                   10,052
                                                                                      -----------              -----------
OTHER ASSETS
     Organization costs, net of amortization of $696                                            -                      175
     Goodwill, net of amortization of $467                                                  3,533                        -
                                                                                     ------------               ----------

TOTAL ASSETS                                                                          $   130,875              $   146,223
                                                                                       ==========               ==========


LIABILITIES AND STOCKHOLDERS' EQUITY(DEFICIT)

CURRENT liabilities

     Notes payable - shareholders                                                   $      49,889         $              -
     Accounts payable and accrued expenses                                                 88,260                   82,134
     Deferred revenue                                                                      31,844                   22,648
                                                                                      -----------              -----------
     Total current liabilities                                                            169,993                  104,782
                                                                                       ----------               ----------

Stockholders' EQUITY (DEFICIT) Common stock, $1.00 par value, 500 shares authorized, 500 shares
     issued and outstanding                                                                   500                      500
     Accumulated deficit                                                                  (39,618)                  40,941
                                                                                      -----------              -----------
     Total Stockholders' Equity (Deficit)                                                 (39,118)                  41,441
                                                                                      -----------              -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                 $    130,875             $    146,223
                                                                                      ===========              ===========

                        PRESTIGE TRAVEL SERVICES II, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                 1998                  1997
                                                                                 ----                  ----
REVENUE

     Net revenues                                                            $ 1,247,149           $ 1,025,840

OPERATING COSTS AND expenses

     Selling, general and administrative expenses                              1,236,426               984,705
                                                                              ----------            ----------


NET INCOME                                                                 $      10,723          $     41,135
----------                                                                  ============           ===========

PER SHARE INFORMATION:

Weighted average common shares outstanding                                           500                   500
                                                                           =============          ============

Basic income per share                                                    $       21.45          $       82.27
                                                                           ============           ============


PRO FORMA INFORMATION:

INCOME BEFORE PROVISION FOR INCOME TAXES                                   $      10,723           $    41,135

PROVISION FOR INCOME TAXES                                                         2,050                 7,900
                                                                            -------------          -----------


NET INCOME                                                                  $      8,673           $    33,235
                                                                            ============           ===========

Basic income per share                                                    $        17.35          $      66.47
                                                                            ============           ===========

                        PRESTIGE TRAVEL SERVICES II, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE TWO YEARS ENDED DECEMBER 31, 1998


                                                                                  RETAINED
                                                                                  EARNINGS
                                                         COMMON STOCK           (ACCUMULATED
                                                    SHARES         AMOUNT         DEFICIT)
                                                    ------         ------         --------

Balance - December 31, 1996                              500       $  500      $    23,073

S Corporation distributions                                                        (23,267)
Net income for the year                                                             41,135
                                                       -----        -----        ---------
Balance - December 31, 1997                              500          500           40,941

S Corporation distributions                                                        (91,282)
Net income for the year                                                             10,723
                                                       -----        -----        ---------
BALANCE - DECEMBER 31, 1998                              500        $ 500      $   (39,618)
---------------------------                            =====         ====        =========

                        PRESTIGE TRAVEL SERVICES II, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                                  1998                 1997
                                                                                  ----                 ----
Cash flows from operating activities
     Net income                                                             $     10,723           $    41,135
        Adjustments to reconcile net income
        to net cash provided by (used in)
        operating activities:

          Depreciation and amortization                                            6,370                 4,397
          (Gain) loss on disposition of property and equipment                      (829)                9,614
          Changes in assets and liabilities:
              (Increase) decrease in:

                Accounts receivable                                              (16,933)               (3,483)
              Increase (decrease) in:
                Deferred revenue                                                   9,195                14,041
                Accounts payable and accrued expenses                              1,626                19,794
                                                                               ---------             ---------
     Net Cash Provided By (Used In) Operating Activities                          10,152                85,498
                                                                               ---------             ---------

Cash flows from investing activities

     Purchases of property and equipment                                          (9,846)               (2,917)
                                                                              ----------            ----------
     Net Cash Provided  By (Used In) Investing Activities                         (9,846)               (2,917)
                                                                              ----------            ----------

Cash flows from financing activities

     Shareholder distributions                                                   (41,393)              (23,267)
                                                                               ---------             ---------
     Net Cash Provided by (Used In) Financing Activities                         (41,393)              (23,267)
                                                                               ---------             ---------

Net increase (DECREASE) in cash                                                  (41,087)               59,314

Cash - beginning of year                                                          74,515                15,201
                                                                               ---------             ---------

CASH - END OF YEAR                                                            $   33,428           $    74,515
------------------                                                             =========            ==========

Supplemental DISCLOSURES OF cash flow information:

   CASH PAID FOR:

     INTEREST                                                                 $       -             $        -
     Income taxes                                                             $       -             $        -

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

     Accrual of shareholder distribution                                      $   49,889             $       -
     Non cash acquisition of property, equipment
        And intangible assets                                                 $   20,000             $       -

                      PRESTIGE TRAVEL SERVICES II, INC.
       NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997


NOTE 1 - ACCOUNTING POLICIES

A. Organization

The Company provides specialized sales and distribution of leisure travel products and services. These products and services are provided principally through a network of commissioned independent travel consultants. The Company was incorporated under the laws of the State of Florida on June 14, 1993.

B. Revenue recognition

The Company's revenue is derived primarily from selling travel products, including cruise vacations, airline tickets and auto rentals, by providing electronic hotel reservation services to independent hotels and by providing various programs and services to independent travel agencies. Revenues primarily consist of commissions and markups on travel products sold and fees for services including processing and delivering tickets and hotel reservations.

The Company records net revenues when earned as follows: for cruise bookings at the time the customer completes travel, for airline tickets at the time a reservation is booked and ticketed, for hotel reservation services at the time the traveler checks out of the hotel, for car rentals at the time the customer completes the car rental, and for other services at the time the service is provided.

The Company provides allowances for cancellations, reservation changes, and "no-shows" based on historical experience. The allowances, provided as reduction of net revenues are not material in the two years ended December 31, 1998. However, actual cancellations and reservation changes could vary significantly based upon changes in economic and political conditions that may impact leisure travel patterns.

C. Property and equipment

Property and equipment are recorded at cost. Depreciation is provided over estimated useful lives of the respective assets on a straight-line basis. Depreciation is calculated using the expected useful lives of the assets as follows:

               Furniture and equipment            5 - 7 years

Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the costs and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of income.

D. Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of purchase to be cash equivalents.

                      PRESTIGE TRAVEL SERVICES II, INC.
       NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997


E. Use of Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F. Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1998 and 1997. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and accrued expenses and notes payable - shareholders. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

G. Impairment of long lived assets

Long lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired.

H. Advertising costs

Advertising costs are expensed as incurred. Advertising costs charged to operations were $16,650 and $15,158 in 1998 and 1997.

I. Intangible assets

The Company is amortizing the goodwill related to the business combination accounted for as a purchase (see Note 2) using the straight line method over a period of five years. Amortization charged to operations was $467 in 1998.

J. Earnings per share

The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Basic earnings per common share ("EPS") calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods presented no dilutive common share equivalents existed.

                      PRESTIGE TRAVEL SERVICES II, INC.
       NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997

K. Comprehensive income

The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. For all periods presented, there were no differences between reported net income and comprehensive income.

L. Segment Reporting

The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

M. Income taxes

The Company has elected S Corporation status under the provisions of the Internal Revenue Code and was not subject to income taxes.

Effective January 1, 1999 the Company's Subchapter S election will be terminated in conjunction with the sale by the Company of all of its issued and outstanding common stock to Affinity International Travel Services, Inc. (See Notes 8 and
9).

N. Recent pronouncement

In June, 1998 the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivatives and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not expect that SFAS 133 will have a material impact on its financial statements or disclosures.

NOTE 2 - BUSINESS COMBINATION

During April, 1998 the Company acquired the assets of Valrico Travel (dba Cruise Brokers of Tampa) in a business combination accounted for as a purchase. Valrico Travel is primarily engaged in providing specialized sales and distribution of cruise related travel products. The results of operations of Valrico Travel are included in the accompanying financial statements since the date of acquisition. The total cost of the acquisition was $20,000, which exceeded the fair value of the net assets of Valrico Travel by $4,000. This excess is being amortized using the straight line method over a period of five years.

The following summarized pro forma (unaudited) information assumes that the acquisition had occurred on January 1, 1997.

                      PRESTIGE TRAVEL SERVICES II, INC.
       NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997

                                                                       1998             1997
                                                                       ----             ----
Net sales                                                         $1,327,000         $1,100,000
Net income                                                        $   10,000         $   43,000
Basic earnings per share                                          $       20         $       86

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

                                                                            1998            1997
                                                                            ----            ----
     Furniture and equipment                                          $     45,889      $  26,042
     Less: accumulated depreciation                                         14,890         15,990
                                                                       -----------       --------

     PROPERTY AND EQUIPMENT - NET                                     $     30,999      $  10,052
     ----------------------------                                      ===========       ========

Depreciation expense was $5,728 and $5,684 for the years ended December 31, 1998 and 1997.

NOTE 4 - NOTES PAYABLE - SHAREHOLDERS

Note payable consists of the following at December 31, 1998 (see Note 9):

Note payable, due April, 1999, non-interest bearing, payable
to shareholders                                                                                 $   24,889
Note payable, due July, 1999, non-interest bearing, payable
to shareholders                                                                                     25,000

     TOTAL NOTES PAYABLE - SHAREHOLDERS                                                         $   49,889
     ----------------------------------                                                          =========


NOTE 5 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company leases its office facilities pursuant to three leases expiring between August, 1999 and June, 2001. Total monthly lease payments currently aggregate approximately $4,904.

Total rent expense was $59,083 in 1998 and $47,330 in 1997.

Future minimum rentals are as follows:

         1999     $53,134
         2000     $38,814
         2001     $16,435

                      PRESTIGE TRAVEL SERVICES II, INC.
       NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997

NOTE 6 - CONCENTRATIONS OF RISK:

Travel Service Providers

The Company markets and provides reservation services for a variety of cruise lines, airlines, hotels and car rental companies. One cruise lines represented 14% of the Company's net revenues in 1998.

NOTE 7 - TRADE PAYABLES AND ACCRUED EXPENSES:

Trade payables and accrued expenses consist of the following at December 31:

                                                   1998               1997
                                                   ----               ----
Due to travel providers                        $  17,144           $  14,816
Accrued commissions                                34,269             33,454
Trade payables                                     20,061             23,404
Other                                              16,786             10,460
                                               ----------          ---------
                                               $  88,260           $  82,134
                                               =========            ========

NOTE 8 - INCOME TAXES

Prior to the completion of the exchange of shares described in Note 9 the Company had elected to be treated as an "S" Corporation under the provisions of the Internal Revenue Code and state statutes. Under these provisions no income taxes are incurred on a corporate level. Instead, shareholders of the Company include their pro-rata share of income or loss on their individual income tax returns. In conjunction with the exchange of shares described in Note 9, the "S" Corporation status was terminated and the Company became subject to corporate income taxes. The accumulated deficit through the termination of the "S" election of $39,618 will be reclassified to paid in capital on January 1, 1999.

Effective on January 1, 1999 the Company will follow Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109") for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to

                      PRESTIGE TRAVEL SERVICES II, INC.
       NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997

which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The pro forma provision for income taxes for the years presented has been computed in accordance with Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. There are no material differences between financial statement income and taxable income.

The amounts shown for pro forma income taxes in the statements of operations differ from amounts that would be derived from computing pro forma income taxes at federal statutory rates. The following is a reconciliation of those differences.

     (PRO FORMA)
                                                          1998            1997
                                                          -----           ----

   Tax at federal statutory rate                               34%          34%
   Surtax exemption                                           (19)         (19)
   State income tax net of federal tax benefit                   4            4
                                                          --------     --------
                                                               19%          19%
                                                          =======      =======

THE COMPANY HAS AGREED TO MAKE A DISTRIBUTION TO ITS EXISTING SHAREHOLDERS AGGREGATING $49,889 (SEE NOTES 4 AND 9).


NOTE 9 - SUBSEQUENT EVENT

Effective January 1, 1999 the shareholders of the Company exchanged all of the Company's issued and outstanding common stock for 800,000 shares of Series A Convertible Preferred Stock of Affinity International Travel Systems (Affinity). The preferred shares are convertible into common shares of Affinity by dividing $1.6 million by the market price of the common stock at the time of conversion (conversion ratio). The preferred shares may be converted at any time between August 1, 1999 and January 1, 2000. On January 2, 2000 the preferred shares shall automatically be converted into common stock at the conversion ratio. The preferred stock carries a 6% cumulative dividend.

In addition, the shareholders of the Company received a cash payment of $100,000 and notes aggregating $49,889 (see Notes 4 and 8).

       =================================================================

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE INFORMATION THAT IS NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THE SECURITIES.

       =================================================================

                  AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

                               29,103,094 SHARES
                                  COMMON STOCK

                               ------------------

                                   PROSPECTUS

                               ------------------


                                MARCH ___, 2000

       =================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                 TOTAL EXPENSES

         SEC Registration Fee..........................................          36,972
         Blue Sky Fees and Expenses....................................              NA
         Transfer Agent and Registrar Fees ............................              NA
         Accounting Fees and Expenses..................................          75,000*
         Legal Fees and Expenses.......................................         150,000*
         Printing and Engraving .......................................          10,000*
         Miscellaneous.................................................          30,000*

               TOTAL...................................................        $301,972*
                                                                               =========
      * Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation law of the State of Nevada and our articles of incorporation, as amended, and by-laws provide for indemnification of our directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to our articles and bylaws filed as Exhibits 3.1 and
3.2 to this registration statement, respectively.

     In addition, we intend to apply for directors and officers liability insurance policy.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following information is furnished with regard to all securities that we issued within the past three years which were not registered under the Securities Act.

     From 1997 through July 1998, we had no issuances of unregistered securities.

     In July 1998, we entered into an acquisition agreement with all of the stockholders of SunStyle International Holidays, Inc. pursuant to which we purchased 4,902,894 shares of SunStyle International Holidays, which represented all of the issued and outstanding shares of SunStyle, in exchange for 4,902,894 shares of our common stock. Although we acquired SunStyle, the transaction was accounted for as a purchase of Affinity by SunStyle, because the previous stockholders of SunStyle obtained a majority of our voting rights as a result of the acquisition. For accounting purposes, the reverse acquisition is treated as a recapitalization of SunStyle and not as a business combination, therefore, no value was allocated to the common stock issued in connection with the acquisition. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 504 of Regulation D promulgated under the Securities Act.

     In July 1998 and August 1998 we sold an aggregate of 35,000 shares of our common stock to two investors for an aggregate purchase price of $35,000.

     In October 1998, we issued 25,000 shares of our common stock to a consulting services firm in consideration of services to be rendered by such firm, such services were valued at $25,000. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 504 of Regulation D promulgated under the Securities Act.

     In November 1998, we sold an aggregate of 10,000 shares of our common stock to one investor for an aggregate purchase price of $10,000.

     Between October 1998 and January 1999, we sold an aggregate of 1,621,392 shares of our common stock in a private placement for an aggregate consideration of $657,000. In connection with this private placement, in December 1998, Schoemann Venture Capital, LLC purchased, for an aggregate consideration, 1,142,857 shares of our common stock and received warrants to purchase an additional 200,000 shares of our common stock at an exercise price of $0.35 per share. In January 1999, Schoemann Venture Capital, LLC acquired the 200,000 shares under its warrant agreement for an aggregate consideration of $70,000. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 504 of Regulation D promulgated under the Securities Act.

     In January 1999, we issued 94,286 shares of our common stock in consideration of services rendered, such services were valued at approximately $33,000. The issuance of the shares was effected without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration contained in Rule 504 of Regulation D promulgated under the Securities Act.

     With respect to the foregoing transactions made in reliance upon the exemption contained in Rule 504 of Regulation D, it has since come to our attention that such transactions may not have been made in compliance with Rule
504. We are currently evaluating the matter, and if we determine that the transactions were not in compliance with Rule 504, we intend to take appropriate corrective action, including possibly offering recission rights to the investors in such transactions.

     In January 1999, we acquired all of the outstanding capital stock of Prestige Travel Services II, Inc., a retail travel agency with an independent agent sales program and an internet cruise brokerage operation, for $1,600,000, which we paid through the issuance of 800,000 shares of Series A Convertible Preferred Stock, or $2.00 per share of preferred stock. The conversion price of the Series A Convertible Preferred Stock was $1.06875 per share. In August 1999, the holders of the Series A Convertible Preferred Stock converted their shares of preferred stock into 1,497,076 shares of common stock. In connection with this acquisition, we issued 74,854 shares of common stock in payment of a finder's fee to a third party.

     In January 1999, Schoemann Venture Capital, LLC, purchased a convertible note in the principal amount of $222,000 and warrants to purchase 250,000 shares of our common stock at an exercise price of $.35 per share, for an aggregate consideration of $222,000. In February 1999, Schoemann Venture Capital, LLC subsequently converted its note into 634,286 shares of our common stock.

     In January 1999, we issued an aggregate of 51,000 shares of our common stock to employees and consultants in full and complete satisfaction and in payment of services rendered which were valued at $51,000.

     In January 1999, we issued an aggregate of 12,147 shares of our common stock to four vendors in full and complete satisfaction of accounts payable to such vendors in the aggregate amount of $12,147.

     In February 1999, we sold an aggregate of 10,000 shares of our common stock to one investor for an aggregate purchase price of $10,000.

     In February 1999, we entered into an asset purchase agreement with Design-A-Tour pursuant to which we acquired certain assets of Design-A-Tour valued at approximately $75,000. We issued an aggregate of 36,320 shares of our common stock as payment for the acquired assets.

     In April 1999, we sold, for an aggregate consideration of $25,000, a convertible debenture in the principal amount of $25,000 and warrants to purchase 5,000 shares of our common stock at a purchase price of $1.00 per share. The holder of the convertible note converted its note into 25,000 shares of our common stock in December 1999.

     In April 1999, Schoemann Venture Capital, LLC, purchased, for an aggregate consideration of $1,000,000, a convertible note in the principal amount of $1,000,000 and warrants to purchase 750,000 shares of our common stock at a purchase price of $1.75 per share. In May 1999, Schoemann Venture Capital, LLC converted its note into 2,300,000 shares of our common stock.

     In April 1999, we entered into a consulting agreement with Schoemann Venture Capital, LLC. This agreement was amended in June 1999 to provide, among other things, that Schoemann Venture Capital, LLC is entitled to receive a monthly consulting fee of $13,333 and warrants to purchase 750,000 shares of our common stock at an exercise price of $2.00.

     In June 1999, Schoemann Venture Capital, LLC purchased, for an aggregate consideration of $1,000,000, a convertible note in the principal amount of $1,000,000 and warrants to purchase 2,750,000 shares of our common stock at an exercise price of $2.00 per share. In June 1999, Schoemann Venture Capital, LLC converted its note into 2,000,000 shares of our common stock. The convertible note, the warrants and the shares issued upon conversion of the convertible note were issued in connection with a private placement in reliance upon the exemption from registration contained in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

     In July 1999, we entered into an asset purchase agreement pursuant to which we acquired certain assets of Integrity Credit Services, an entity doing business under the names Intrepid Travel and Goldmark Travel. We issued an aggregate of 140,000 shares of our common stock in payment for the assets we acquired. The assets were valued at approximately $67,000.

     In July 1999, we issued incentive stock options to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $.50 per share to our chief executive officer in consideration of services provided and to be provided. These options expire ten years from the date of grant.

     In August 1999, we issued an aggregate of 40,000 shares of our common stock in consideration of services provided by an employee.

     In August 1999, we issued incentive stock options to an employee to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share. These options expire three years from the date of grant.

     In October 1999, we issued an aggregate of 168,954 shares of our common stock to a consultant in consideration and in payment for expenses and services rendered. Such expenses and services were valued at approximately $134,000.

     In December 1999, we sold 25,000 shares of our common stock to one investor for a purchase price of $.40 per share, or an aggregate consideration of $10,000.

     In December 1999, we issued 840,000 shares of our common stock to Schoemann Venture Capital, LLC in consideration of the payment of penalties resulting from not having a registration statement declared effective by the SEC prior to a specified date in the prior financing agreements with Schoemann Venture Capital, LLC.

     In December 1999, we granted incentive stock options to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share to one of our employee/directors. These options expire three years from the date of grant. We also granted nonqualified stock options to purchase 50,000 shares of our common stock to a non-employee director and to an employee/director at an exercise price of $1.00 per share. These options also expire three years from the date of grant.

     In December 1999, Schoemann Venture Capital, LLC and GCD Investments, LLC, an unrelated third party, purchased, for an aggregate consideration of $250,000 and $500,000, respectively, 714,286 and 1,458,571 shares of common stock, respectively, at a price of $0.35 per share. In connection with this transaction, we repriced outstanding warrants to purchase 4,250,000 shares of our common stock. The last sale price of our common stock on December 20, 1999 as quoted on the OTC Bulletin Board was $0.50 per share. These agreements were terminated in January 2000, as described below.

     In January 2000, we issued 240,000 shares of our common stock to Schoemann Venture Capital, LLC in consideration of the payment of penalties resulting from not having a registration statement declared effective by the SEC prior to a specified date in the prior financing agreements with Schoemann Venture Capital, LLC.

     In January 2000, we terminated the December agreements with Schoemann Venture Capital, LLC and GCD Investments, LLC and entered into an agreement with Schoemann Venture Capital, LLC, pursuant to which we sold warrants to purchase 1,150,000 shares of our common stock at an exercise price of $0.25 per share, for an aggregate consideration of $250,000. In addition, we also agreed to issue warrants to purchase an aggregate of 800,000 shares of our common stock at an exercise price of $0.25 per share in payment of penalties to Schoemann Venture Capital, LLC resulting from not having a registration statement declared effective by the SEC prior to a specified date in the prior agreements with Schoemann Venture Capital, LLC. We also agreed that the exercise price for all outstanding warrants to purchase 4,500,000 shares of our common stock that were previously sold to Schoemann Venture Capital, LLC would be further reduced to $0.25 per share. Finally, we agreed that all rights and obligations of the parties under the earlier agreements with Schoemann Venture Capital, LLC, aside from certain registration rights and rights to receive a 5% commission on certain sales of our securities, were terminated in all respects.

     In January 2000, we entered into an agreement with GCD Investments, LLC, which replaced an existing agreement dated December 20, 1999, pursuant to which we sold warrants to purchase 2,300,000 shares of our common stock at an exercise price of $0.25 per share, for an aggregate consideration of $500,000.

     In February 2000, we issued an aggregate of 1,335,401 shares of our common stock for gross proceeds of $1,446,750 in a private placement. In addition, in connection with the private placement, we issued warrants to purchase an aggregate of 1,024,535 shares of our common stock at a weighted average exercise price of $0.82 per share.

     In January 2000, we issued warrants to purchase 200,000 shares of our common stock at an exercise price of $0.75 per share to three consultants for services provided and to be provided by such consultants.

     In January 2000, we issued an aggregate of 30,000 shares of our common stock in consideration of services provided by an employee.

     Except as otherwise specified, to the extent that the foregoing transactions constituted "sales" within the meaning of the Securities Act, the securities issued in such transactions were not registered under the Securities Act in reliance upon the exemption from registration set forth in Section 4(2) thereof, relating to sales by an issuer not involving any public offering. Each of the foregoing transactions, to the extent constituting "sales" within the meaning of the Securities Act, were exempt under the applicable exemption based on the following facts: to our knowledge, there was no general solicitation, there were a limited number of purchasers, the purchasers were provided with or had access to information about our company, and either the purchasers or their respective representatives were sophisticated about business and financial matters; and, as applicable, the purchasers were "accredited investors" within the meaning of Rule 501 under the Securities Act and the Company took reasonable steps to assure that the purchasers were not underwriters within the meaning of
Section 2(11) under the Securities Act.

         None of the foregoing transactions, either individually or in the aggregate, involved a public offering.

ITEM 16(A). EXHIBITS

------------------------- -------------------------------------------------------------------------------------
EXHIBIT NO.               DESCRIPTION
------------------------- -------------------------------------------------------------------------------------
2.1                       Agreement and Plan of Acquisition Agreement dated July 14, 1999 between Affinity
                          International Systems, Inc. ("Affinity") and SunStyle International Holidays, Inc.*
------------------------- -------------------------------------------------------------------------------------
2.2                       Affinity/Prestige Acquisition Agreement dated January 1, 1999*
------------------------- -------------------------------------------------------------------------------------
2.3                       Asset Purchase Agreement between Affinity Design-A-Tour, Inc. dated February 3,
                          1999*
------------------------- -------------------------------------------------------------------------------------
2.4                       Asset Purchase Agreement between Affinity and Integrity Credit Services, Inc. (d/b/a
                          Intrepid Travel and/or Goldmark Travel) dated July 15, 1999*
------------------------- -------------------------------------------------------------------------------------
2.5                       Agreement dated December 29, 1999 between Affinity, Prestige Travel Services II,
                          Anita LaScala, Ron LaScala, Kimberly LaScala and Prestige Travel Systems*
------------------------- -------------------------------------------------------------------------------------
3.1                       Articles of Incorporation, as amended*
------------------------- -------------------------------------------------------------------------------------
3.2                       Bylaws of Affinity International Travel Systems, Inc. **
------------------------- -------------------------------------------------------------------------------------
4.1                       Specimen Certificate of Common Stock*
------------------------- -------------------------------------------------------------------------------------
4.2                       Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated
------------------------- -------------------------------------------------------------------------------------

------------------------- -------------------------------------------------------------------------------------
                          December 2, 1998*
------------------------- -------------------------------------------------------------------------------------
4.3                       Warrant Subscription Agreement between Affinity and Schoemann Venture Capital,
                          LLC dated December 2, 1998*
------------------------- -------------------------------------------------------------------------------------
4.4                       Amendment to Subscription Agreement between Affinity and Schoemann Venture Capital,
                          LLC dated January 21, 1999*
------------------------- -------------------------------------------------------------------------------------
4.5                       Warrant Subscription Agreement between Affinity and Schoemann Venture Capital,
                          LLC dated January 15, 1999*
------------------------- -------------------------------------------------------------------------------------
4.6                       Restatement of Subscription Agreement between Affinity and Schoemann Venture
                          Capital, LLC dated January 31, 1999*
------------------------- -------------------------------------------------------------------------------------
4.7                       Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated April 23, 1999*
------------------------- -------------------------------------------------------------------------------------
4.8                       Warrant Subscription Agreement between Affinity and Schoemann Venture Capital,
                          LLC dated April 23, 1999*
------------------------- -------------------------------------------------------------------------------------
4.9                       Consulting Agreement between Affinity and Schoemann Venture Capital, LLC dated
                          April 23, 1999*
------------------------- -------------------------------------------------------------------------------------
4.10                      Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated
                          June 10, 1999*
------------------------- -------------------------------------------------------------------------------------
4.11                      Warrant Subscription Agreement between Affinity and Schoemann Venture Capital,
                          LLC dated June 10, 1999*
------------------------- -------------------------------------------------------------------------------------
4.12                      Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated
                          December 20, 1999*
------------------------- -------------------------------------------------------------------------------------
4.13                      Letter Agreement between Affinity and Schoemann Venture Capital, LLC effective date as of September 1, 1999*
------------------------- -------------------------------------------------------------------------------------
4.14                      First Amended and Restated Consulting Agreement between Schoemann Venture
                          Capital, LLC dated June 1, 1999*
------------------------- -------------------------------------------------------------------------------------
4.15                      Termination of Agreements by and between Affinity and Schoemann Venture Capital,
                          LLC dated January 26, 2000*
------------------------- -------------------------------------------------------------------------------------
4.16                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the
                          Warrant Subscription Agreement dated January 15, 1999, as amended on January 31,
                          1999*
------------------------- -------------------------------------------------------------------------------------
4.17                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the
                          Warrant Subscription Agreement dated April 23, 1999*
------------------------- -------------------------------------------------------------------------------------
4.18                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the
                          Warrant Subscription Agreement dated June 1, 1999*
------------------------- -------------------------------------------------------------------------------------
4.19                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the
                          Warrant Subscription Agreement dated June 10, 1999*
------------------------- -------------------------------------------------------------------------------------
4.20                      Warrant Subscription Agreement between Affinity and Schoemann Venture Capital,
                          LLC dated January 26, 2000 regarding an Amendment and Restatement of the
                          Subscription Agreement dated December 20, 1999*
------------------------- -------------------------------------------------------------------------------------
4.21                      Subscription Agreement between Affinity and GCD Investments, LLC dated December
                          20, 1999*
------------------------- -------------------------------------------------------------------------------------
4.22                      Termination of Agreements between Affinity and GCD Investments, LLC dated January
                          26, 1999*
------------------------- -------------------------------------------------------------------------------------
4.23                      Warrant Subscription Agreement between Affinity and GCD Investments, LLC dated
                          January 26, 2000 regarding an Amendment and Restatement of the Subscription
                          Agreement dated December 20, 1999*
------------------------- -------------------------------------------------------------------------------------
4.24                      Amended and Restated Stock Purchase Warrant dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on January 15, 1999*
------------------------- -------------------------------------------------------------------------------------

------------------------- -------------------------------------------------------------------------------------
4.25                      Amended and Restated Stock Purchase Warrant dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on April 23, 1999*
------------------------- -------------------------------------------------------------------------------------
4.26                      Amended and Restated Stock Purchase dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on June 1, 1999*
------------------------- -------------------------------------------------------------------------------------
4.27                      Amended and Restated Stock Purchase Warrant dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on June 10, 1999*
------------------------- -------------------------------------------------------------------------------------
4.28                      Stock Purchase Warrant issued to Schoemann Venture Capital, LLC dated December
                          20, 1999*
------------------------- -------------------------------------------------------------------------------------
4.29                      Stock Purchase Warrant issued to GCD Investments, LLC dated December 20, 1999*
------------------------- -------------------------------------------------------------------------------------
4.30                      Form of Subscription Agreement used in connection with Affinity's Private Placement in January 2000*
------------------------- -------------------------------------------------------------------------------------
4.31                      Form of Warrant used in connection with Affinity's Private Placement in January 2000*
------------------------- -------------------------------------------------------------------------------------
4.32                      Incentive Stock Option Agreement between Affinity and Daniel G. Brandano dated July
                          1, 1999.*
------------------------- -------------------------------------------------------------------------------------
5.1                       Opinion of Brown, Rudnick, Freed & Gesmer**
------------------------- -------------------------------------------------------------------------------------
10.1                      Lease Agreement Between Affinity and City Center Associates, Ltd. dated May 27,
                          1999*
------------------------- -------------------------------------------------------------------------------------
10.2                      Employment Agreement dated July 1, 1999 between Affinity and Daniel Brandano*
------------------------- -------------------------------------------------------------------------------------
10.3                      Employment Agreement dated July 1, 1999 between SunStyle International Holidays,
                          Inc. and Mark S. Mandula, as amended*
------------------------- -------------------------------------------------------------------------------------
10.4                      1999 Combination Stock Option Plan*
------------------------- -------------------------------------------------------------------------------------
10.5                      Management Agreement and Option to Purchase effective as of April 5, 1999*
------------------------- -------------------------------------------------------------------------------------
10.6                      Termination and Settlement Agreement between Affinity, Prestige Travel Services II and Kenneth Wiggins effective as of April 5, 1999*
------------------------- -------------------------------------------------------------------------------------
10.7                      Software License Agreement between SunStyle International Holidays City and The
                          SABRE Group, Inc. dated April 26, 1997**
------------------------- -------------------------------------------------------------------------------------
10.8                      Amendment No. 1 effective June 1, 1999 of Software License Agreement dated April
                          26, 1997**
------------------------- -------------------------------------------------------------------------------------
10.9                      Consulting Agreement between Affinity and James E. Hicks dated December 20, 1999.*
------------------------- -------------------------------------------------------------------------------------
21.1                      Subsidiaries of Affinity International Travel Systems, Inc.*
------------------------- -------------------------------------------------------------------------------------
23.1                      Consent of BDO Seidman LLP, independent auditors*
------------------------- -------------------------------------------------------------------------------------
23.2                      Consent of Tubbs & Bartnick, LLP, independent auditors*
------------------------- -------------------------------------------------------------------------------------
23.3                      Consent of Tubbs & Bartnick, LLP, independent auditors*
------------------------- -------------------------------------------------------------------------------------
24.1                      Power of Attorney (contained on signature page of registration statement)*
------------------------- -------------------------------------------------------------------------------------
27.1                      Financial Data Schedule*
------------------------- -------------------------------------------------------------------------------------

*       Filed herewith.
**      To be filed by amendment.

ITEM 17.  UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's By-Laws, the Underwriting Agreement relating to this offering, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned Registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on March 13, 2000

                             AFFINITY INTERNATIONAL TRAVEL
                             SYSTEMS, INC.

                             By:          /s/ Daniel G. Brandano
                                -----------------------------------------
                                Daniel G. Brandano, Jr., Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel G. Brandano, Jr. and Joan Brandano, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                                               DATE
---------                                  -----                                               ----

/s/ Daniel G. Brandano, Jr.                President, Chief Executive Officer and              March 13, 2000
------------------------------------
Daniel G. Brandano, Jr.                    Director


/s/ Gerard LaMontagne                      Chief Financial Officer, (Principal Financial       March 10, 2000
------------------------------------
Gerard LaMontagne                          and Accounting Officer)


/s/ Joan Brandano                          Secretary and Director                              March 13, 2000
------------------------------------
Joan Brandano


/s/ John Vahl                              Director                                            March 8, 2000
-------------------------------------
John Vahl

                                  EXHIBIT INDEX

ITEM 16(A). EXHIBITS

------------------------- --------------------------------------------------------------------------------------------------
EXHIBIT NO.               DESCRIPTION
------------------------- --------------------------------------------------------------------------------------------------
2.1                       Agreement and Plan of Acquisition Agreement dated July 14, 1999 between Affinity International
                          Systems, Inc. ("Affinity") and SunStyle International Holidays, Inc.*
------------------------- --------------------------------------------------------------------------------------------------
2.2                       Affinity/Prestige Acquisition Agreement dated January 1, 1999*
------------------------- --------------------------------------------------------------------------------------------------
2.3                       Asset Purchase Agreement between Affinity Design-A-Tour, Inc. dated February 3, 1999*
------------------------- --------------------------------------------------------------------------------------------------
2.4                       Asset Purchase Agreement between Affinity and Integrity Credit Services, Inc. (d/b/a Intrepid
                          Travel and/or Goldmark Travel) dated July 15, 1999*
------------------------- --------------------------------------------------------------------------------------------------
2.5                       Agreement dated December 29, 1999 between Affinity, Prestige Travel Services II, Anita LaScala,
                          Ron LaScala, Kimberly LaScala and Prestige Travel Systems*
------------------------- --------------------------------------------------------------------------------------------------
3.1                       Articles of Incorporation, as amended*
------------------------- --------------------------------------------------------------------------------------------------
3.2                       Bylaws of Affinity International Travel Systems, Inc. **
------------------------- --------------------------------------------------------------------------------------------------
4.1                       Specimen Certificate of Common Stock*
------------------------- --------------------------------------------------------------------------------------------------
4.2                       Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated December 2,
                          1998*
------------------------- --------------------------------------------------------------------------------------------------
4.3                       Warrant Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated
                          December 2, 1998*
------------------------- --------------------------------------------------------------------------------------------------
4.4                       Amendment to Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated
                          January 21, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.5                       Warrant Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated January
                          15, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.6                       Restatement of Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated
                          January 31, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.7                       Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated April 23, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.8                       Warrant Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated April
                          23, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.9                       Consulting Agreement between Affinity and Schoemann Venture Capital, LLC dated April 23, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.10                      Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated June 10, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.11                      Warrant Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated June
                          10, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.12                      Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated December 20,
                          1999*
------------------------- --------------------------------------------------------------------------------------------------
4.13                      Letter Agreement between Affinity and Schoemann Venture Capital, LLC effective date as of
                          September 1, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.14                      First Amended and Restated Consulting Agreement between Schoemann Venture Capital, LLC dated
                          June 1, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.15                      Termination of Agreements by and between Affinity and Schoemann Venture Capital, LLC dated
                          January 26, 2000*
------------------------- --------------------------------------------------------------------------------------------------
4.16                      Warrant Subscription Agreement dated January 26, 2000
                          which amends and restates the Warrant Subscription
                          Agreement dated January 15, 1999, as amended on
                          January 31, 1999*
------------------------- --------------------------------------------------------------------------------------------------

------------------------- --------------------------------------------------------------------------------------------------
4.17                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the Warrant
                          Subscription Agreement dated April 23, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.18                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the Warrant
                          Subscription Agreement dated June 1, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.19                      Warrant Subscription Agreement dated January 26, 2000 which amends and restates the Warrant
                          Subscription Agreement dated June 10, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.20                      Warrant Subscription Agreement between Affinity and Schoemann Venture Capital, LLC dated January
                          26, 2000 regarding an Amendment and Restatement of the
                          Subscription Agreement dated December 20, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.21                      Subscription Agreement between Affinity and GCD Investments, LLC dated December 20, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.22                      Termination of Agreements between Affinity and GCD Investments, LLC dated January 26, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.23                      Warrant Subscription Agreement between Affinity and
                          GCD Investments, LLC dated January 26, 2000 regarding
                          an Amendment and Restatement of the Subscription
                          Agreement dated December 20, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.24                      Amended and Restated Stock Purchase Warrant dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on January 15, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.25                      Amended and Restated Stock Purchase Warrant dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on April 23, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.26                      Amended and Restated Stock Purchase dated January 26, 2000 and regarding the shares issued to
                          Schoemann Venture Capital, LLC on June 1, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.27                      Amended and Restated Stock Purchase Warrant dated January 26, 2000 and regarding the shares issued to Schoemann Venture Capital, LLC on June 10, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.28                      Stock Purchase Warrant issued to Schoemann Venture Capital, LLC dated December 20, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.29                      Stock Purchase Warrant issued to GCD Investments, LLC dated December 20, 1999*
------------------------- --------------------------------------------------------------------------------------------------
4.30                      Form of Subscription Agreement used in connection with Affinity's Private Placement in January
                          2000*
------------------------- --------------------------------------------------------------------------------------------------
4.31                      Form of Warrant used in connection with Affinity's Private Placement in January 2000*
------------------------- --------------------------------------------------------------------------------------------------
4.32                      Incentive Stock Option Agreement between Affinity and Daniel G. Brandano dated July 1, 1999.*
------------------------- --------------------------------------------------------------------------------------------------
5.1                       Opinion of Brown, Rudnick, Freed & Gesmer**
------------------------- --------------------------------------------------------------------------------------------------
10.1                      Lease Agreement Between Affinity and City Center Associates, Ltd. dated May 27, 1999*
------------------------- --------------------------------------------------------------------------------------------------
10.2                      Employment Agreement dated July 1, 1999 between Affinity and Daniel Brandano*
------------------------- --------------------------------------------------------------------------------------------------
10.3                      Employment Agreement dated July 1, 1999 between SunStyle International Holidays, Inc. and Mark
                          S. Mandula, as amended*
------------------------- --------------------------------------------------------------------------------------------------
10.4                      1999 Combination Stock Option Plan*
------------------------- --------------------------------------------------------------------------------------------------
10.5                      Management Agreement and Option to Purchase effective as of April 5, 1999*
------------------------- --------------------------------------------------------------------------------------------------
10.6                      Termination and Settlement Agreement between Affinity, Prestige Travel Services II and Kenneth
                          Wiggins effective as of April 5, 1999*
------------------------- --------------------------------------------------------------------------------------------------
10.7                      Software License Agreement between SunStyle International Holidays City and The SABRE Group,
                          Inc. dated April 26, 1997**
------------------------- --------------------------------------------------------------------------------------------------
10.8                      Amendment No. 1 effective June 1, 1999 of Software License Agreement dated April 26, 1997**
------------------------- --------------------------------------------------------------------------------------------------
10.9                      Consulting Agreement between Affinity and James E. Hicks dated December 20, 1999.*
------------------------- --------------------------------------------------------------------------------------------------

------------------------- --------------------------------------------------------------------------------------------------
21.1                      Subsidiaries of Affinity International Travel Systems, Inc.*
------------------------- --------------------------------------------------------------------------------------------------
23.1                      Consent of BDO Seidman LLP, independent auditors*
------------------------- --------------------------------------------------------------------------------------------------
23.2                      Consent of Tubbs & Bartnick, LLP, independent auditors*
------------------------- --------------------------------------------------------------------------------------------------
23.3                      Consent of Tubbs & Bartnick, LLP, independent auditors*
------------------------- --------------------------------------------------------------------------------------------------
24.1                      Power of Attorney (contained on signature page of registration statement)*
------------------------- --------------------------------------------------------------------------------------------------
27.1                      Financial Data Schedule*
------------------------- --------------------------------------------------------------------------------------------------

*       Filed herewith.
**     To be filed by amendment.